Filed pursuant to Rule 424(b)(3)

File No. 333-275056

PROSPECTUS SUPPLEMENT No. 3

(to prospectus dated May 2, 2024)

8,771,470 Shares of Common Stock

16,033,000 Shares of Common Stock Underlying Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated May 2, 2024 (the “Prospectus”), which forms part of our registration statement on Form S-1 (No. 333-275056), as amended, as well as Supplement No. 1 to the Prospectus dated May 16, 2024, and Supplement No. 2 to the Prospectus Dated August 19, 2024 with the information contained in our (i) Amendment to Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2024 (the “First Quarter Amendment”); (ii) Amendment to Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on November 14, 2024 (the “Second Quarter Amendment”); (iii) Form 10-Q filed with the SEC on September 16, 2024 (the “Quarterly Report,” and together with the First Quarter Amendment and the Second Quarter Amendment, the “Quarterly Reports”); and (iv) Current Reports on Form 8-K filed with the SEC on November 19, 2024 and November 25, 2024 (collectively, the “Current Reports”). Accordingly, we have attached the Quarterly Reports and Current Reports to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in the Prospectus of an aggregate of: (a) up to 8,771,470 shares of our common stock, par value $0.0001 per share (“Common Stock”), consisting of: (i) 2,000,000 shares of Common Stock issued in a private placement (the “PIPE Financing”) pursuant to that certain Subscription Agreement dated as of September 13, 2023 (as the same may be amended from time to time, the “PIPE Subscription Agreement”); (ii) 4,015,250 shares of Common Stock held by Murphy Canyon Acquisition Sponsor, LLC (the “Sponsor”); (iii) 1,300,000 shares of Common Stock issued to A.G.P./Alliance Global Partners (“A.G.P.”) upon the completion of the Business Combination (as defined below); (iv) 395,460 shares of Common Stock issued to Cizzle Biotechnology Holdings PLC (“Cizzle”) pursuant to its exercise of an option that it held; (v) 1,015,760 shares of Common Stock issued to Vela Technologies Plc pursuant to its exercise of an option that it held; and (vi) 45,000 shares of Common Stock held by one of our current directors and certain of our former directors; and (b) up to 16,033,000 shares of Common Stock, consisting of (i) 2,000,000 shares of Common Stock issuable upon the exercise of certain warrants (the “PIPE Warrants”) issued in the PIPE Financing and having an exercise price of $11.50 per share; (ii) 54,000 shares of Common Stock issuable upon the exercise of certain warrants (the “A.G.P. Warrants”) issued to A.G.P. upon the completion of the Business Combination and having an exercise price of $11.00 per share; (iii) 754,000 shares of Common Stock issuable upon the exercise of certain warrants (the “Private Warrants”) held by the Sponsor and having an exercise price of $11.50 per share; and (iv) 13,225,000 shares of Common Stock issuable upon exercise of certain public warrants (the “Public Warrants”) having an exercise price of $11.50 that were issued in connection with Murphy Canyon Acquisition Corp.’s initial public offering.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including all amendments and supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement but not defined herein shall have the meanings given to such terms in the Prospectus.

You should read the Prospectus, this prospectus supplement and all additional prospectus supplements and amendments carefully before you invest in our securities. Our Common Stock and the Public Warrants are listed on The Nasdaq Global Market and The Nasdaq Capital Market, respectively, of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CDT” and “CDTTW”, respectively. On December 13, 2024, the last quoted sale price for our Common Stock as reported on Nasdaq was $0.082 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q/A

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2024

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from           to

Commission File Number 001-41245

CONDUIT PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	87-3272543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4581 Tamiami Trail North, Suite 200 Naples, Florida	34103
(Address of Principal Executive Offices)	(Zip Code)

(646)-491-9132
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☒ Non-accelerated filer	☒ Smaller reporting company
☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act): Yes ☐ No ☒

As of May 15, 2024, there were 73,829,536 shares of common stock, $0.0001 par value of the registrant issued and outstanding.

CONDUIT PHARMACEUTICALS INC.

Form 10-Q

EXPLANATORY NOTE

As described in Item 4.02 of the Company’s Form 8-K filed with the SEC on November 14, 2024, we determined that the Company’s deferred commission payable, previously classified as a long term liability, should have been classified as a current liability in the Company’s March 31, 2024 and June 30, 2024 condensed consolidated balance sheets.

Restatement Background

On November 12, 2024, the Audit Committee of the Board of Directors of the Company, after discussions with the Company’s management and its independent registered public accounting firm, determined that the Company’s unaudited financial statements included in each of the Company’s Quarterly Reports on Form 10-Q for the periods ending March 31, 2024 (the “Q1 2024 Form 10-Q”) and June 30, 2024 (the “Q2 2024 Form 10-Q”), together (the “Financial Statements” or “Affected Periods”), filed with the SEC on May 15, 2024, and August 12, 2024, respectively, as well as the relevant portions of any communication which describe or are based on the Financial Statements, should no longer be relied upon.

In connection with the preparation of the Company’s financial statements for the three and nine months ended September 30, 2024, the Company’s management determined that a reclassification was necessary in its previously issued unaudited financial statements, relating solely to the balance sheet, as of March 31, 2024. It was determined that the Company’s deferred commission payable, previously classified as a long term liability, should have been classified as a current liability in the March 31, 2024 condensed consolidated balance sheet. Such reclassification did not have any impact on the total liabilities owed by the Company as of March 31, 2024.

Items Amended in this Filing

This Form 10-Q/A amends and restates the following items included in the original form 10-Q as appropriate to reflect the Restatement and revision of the relevant periods:

●	Part I, Item 1-Financial Statements (Unaudited)

The Company is including with this Form 10-Q/A currently dated certifications of the Company’s Chief Executive Officer and Interim Chief Financial Officer (Exhibits (Exhibits 31.1, 31.2, 32.1, and 32.2).

Except as discussed above and as further described in Note 2 to the Condensed Consolidated Financial Statements in this Form 10-Q/A, the Company has not modified or updated the disclosures presented in the original form 10-Q to reflect events that occurred at a later date or facts that subsequently became known to the Company. Accordingly, forward-looking statements included in this Amendment No.1 may represent management’s views as of the original form 10-Q and should not be assumed to be accurate as of any date thereafter. Disclosures not affected by the Restatement are unchanged and reflect the disclosures made at the time of the original filing. Accordingly, this amended form 10-Q should be read in conjunction with our filings with the SEC subsequent to the date on which we filed the original filing with the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (this “Quarterly Report”) for the quarterly period ended March 31, 2024 contains forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. This includes, without limitation, statements regarding the financial position and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Quarterly Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described herein under “Item 1A. Risk Factors,” those described in our Annual Report on Form 10-K for the year ended December 31, 2023, under “Item 1A. Risk Factors,” filed with the U.S. Securities and Exchange Commission (the “SEC”). You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the filing date of this Quarterly Report. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the risk factors we describe in the reports we will file from time to time with the SEC after the date of this Quarterly Report.

This Quarterly Report may also contain market data related to our business and industry. These market data include projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may harm our business, results of operations, financial condition, and the market price of our common stock.

PART I-FINANCIAL INFORMATION

Item 1. Financial Statements.

CONDUIT PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2024 (unaudited) (As Restated)	December 31, 2023 (audited)
ASSETS
Current assets
Cash and cash equivalents	$1,844	$4,228
Prepaid expenses and other current assets	1,312	1,505
Total current assets	3,156	5,733
Operating lease right-of-use assets, net	346	-
Prepaid expenses and other long-term assets	1,415	1,491
Total assets	$4,917	$7,224
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$117	$215
Accrued expenses and other current liabilities	743	601
Convertible promissory note payable	800	800
Operating lease liability, current portion	141	-
Notes payable	183	185
Deferred commission payable	5,738
Total current liabilities	7,722	1,801
Derivative warrant liability	123	142
Operating lease liability, non-current portion	171
Deferred commission payable	-	5,738
Total liabilities	8,016	7,681

Stockholders’ deficit
Common stock, par value $0.0001; 250,000,000 shares authorized at March 31, 2024 and December 31, 2023, respectively, 73,829,536 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	7	7
Preferred stock, par value $0.0001; 1,000,000 shares authorized at March 31, 2024 and December 31, 2023; nil shares issued and outstanding at March 31, 2024 and December 31, 2023	-	-
Additional paid-in capital	11,357	10,424
Accumulated deficit	(14,851)	(11,299)
Accumulated other comprehensive income	388	411
Total stockholders’ deficit	(3,099)	(457)
Total liabilities and stockholders’ deficit	$4,917	$7,224

The accompanying notes are an integral part of these condensed consolidated financial statements.

1

CONDUIT PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months ended March 31,
	2024	2023
Operating expenses:
Research and development expenses	$128	$-
General and administrative expenses	2,827	1,515
Total operating expenses	2,955	1,515
Operating loss	(2,955)	(1,515)
Other income (expense):
Other income (expense), net	(487)	(157)
Interest income	9	-
Interest expense	(119)	-
Total other (expense) income, net	(597)	(157)
Net loss	$(3,552)	$(1,672)
Basic and diluted earnings/(net loss) per share	$(0.05)	$(0.03)
Basic weighted-average common shares outstanding	73,829,536	64,626,430
Diluted weighted-average common shares outstanding	73,829,536	64,626,430
Comprehensive loss:
Foreign currency translation adjustment	(23)	(263)
Total comprehensive loss	$(3,575)	$(1,935)

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

CONDUIT PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(unaudited)

(in thousands, except share amounts)

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	deficit	income	deficit

Balance at January 1, 2024	73,829,536	$7	$10,424	$(11,299)	$411	$(457)
Issuance of Warrants for lock-up	-	-	502	-	-	502
Stock-based compensation	-	-	431	-	-	431
Foreign currency translation adjustment	-	-	-	-	(23)	(23)
Net loss	-	-	-	(3,552)	-	(3,552)
Balance at March 31, 2024	73,829,536	$7	$11,357	$(14,851)	$388	$(3,099)

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	deficit	income	deficit

Balance at January 1, 2023	2,000	$-	$-	$(10,764)	$675	$(10,089)
Retroactive application of Merger	64,624,430	6	(6)	-	-	-
Reclassification of additional paid-in capital	-	-	6	(6)	-	-
Adjusted Balances, beginning of period	64,626,430	$6	$-	$(10,770)	$675	$(10,089)
Foreign currency translation adjustment	-	-	-	-	(263)	(263)
Net loss	-	-	-	(1,672)	-	(1,672)
Balance at March 31, 2023	64,626,430	$6	$-	$(12,442)	$412	$(12,024)

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

CONDUIT PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months ended March 31,
	2024	2023
Cash flows used in operating activities:
Net loss	$(3,552)	$(1,672)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on change in fair value of Cizzle option	-	(136)
Change in reserve for related party uncollectible loan	-	243
Loss on change in fair value of convertible notes payable	-	280
Unrealized foreign exchange loss	6	-
Issuance of warrants for lock-up	502	-
Gain on change in fair value of warrants	(19)
Stock-based compensation expense	431	-
Non-cash interest expense	79	5
Operating lease obligations	(25)
Amortization of financed Directors and Officers insurance	422	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(153)	(493)
Accounts payable	(97)	-
Accrued expenses and other liabilities	49	(196)
Net cash flows used in operating activities	(2,357)	(1,970)
Cash flows used in investing activities:
Issuance of loan - related party	-	(243)
Net cash flows used in investing activities	-	(243)
Cash flows provided by financing activities:
Proceeds from issuance of convertible notes payable, carried at fair value	-	1,434
Proceeds from issuance of convertible promissory note payable, carried at cost	-	786
Net cash flows provided by financing activities	-	2,220
Net change in cash and cash equivalents before effect of exchange rate changes	(2,357)	7
Effect of exchange rate changes on cash and cash equivalents	(27)	1
Net change in cash	(2,384)	8
Cash and cash equivalents at beginning of period	4,228	-
Cash and cash equivalents at end of period	$1,844	$8

Supplemental cash flow information:
Cash paid for interest	$80	$-

Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$350	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

CONDUIT PHARMACEUTICALS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of the Business, Basis of Presentation and Summary of Significant Accounting Policies

Conduit Pharmaceuticals Inc., a Delaware corporation (“Conduit” or the “Company”), is a clinical-stage specialty biopharmaceutical company that was formed to facilitate the development and commercialization of clinical assets. The Company has developed a unique business model that allows it to act as a conduit to bring clinical assets from pharmaceutical companies and develop new treatments for patients. Our novel approach addresses unmet medical needs and lengthens the intellectual property for our existing assets through cutting-edge solid-form technology and then commercializing these products with life science companies.

The Company’s current development pipeline through a relationship with St George Steet Capital (“St George Street”), a related party (see Note 12), includes a glucokinase activator, which is Phase II ready in autoimmune diseases including uveitis, Hashimoto’s Thyroiditis, preterm labor, and renal transplant rejection as well as the Company’s proprietary, patent pending, solid-form compound targeting a wide range of autoimmune diseases. The Company’s development pipeline also includes a potent, irreversible inhibitor of human Myeloperoxidase (MPO) that has the potential to treat idiopathic male infertility.

Merger Agreement

On September 22, 2023 (the “Closing Date”), a merger transaction between Conduit Pharmaceuticals Limited (“Old Conduit”), Murphy Canyon Acquisition Corp (“MURF”) and Conduit Merger Sub, Inc., a Cayman Islands exempted company and a wholly owned subsidiary of MURF (“Merger Sub”), was completed (the “Merger”, see Note 3) pursuant to the initial merger agreement dated November 8, 2022 and subsequent amendments to the merger agreement dated January 27, 2023 and May 11, 2023 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on the Closing Date, (i) Merger Sub merged with and into Old Conduit, with Old Conduit surviving the merger as a wholly-owned subsidiary of MURF, and (ii) MURF changed its name from Murphy Canyon Acquisition Corp. to Conduit Pharmaceuticals Inc. The common stock of the Company commenced trading on The Nasdaq Global Market under the symbol “CDT” on September 25, 2023, and the Company’s warrants commenced trading on The Nasdaq Capital Market under the symbol “CDTTW” on September 25, 2023.

The Merger was accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under the reverse recapitalization method, MURF was treated as the acquired company for financial reporting purposes, and the accounting acquirer was assumed to have issued shares of stock for the net assets of MURF, with no goodwill or other intangible assets recorded. This determination is primarily based on the following predominant factors: (i) post-closing, the Old Conduit stockholders have a majority of the voting power of the combined company and ability to elect the members of the combined company’s Board of Directors (“Board”); (ii) the on-going operations post-merger will comprise those of Old Conduit; and (iii) all of the senior management of the combined company, except for the Chief Financial Officer, will be members of the management of Old Conduit. As a result of the Merger, MURF was renamed “Conduit Pharmaceuticals Inc.” The boards of directors of MURF and Conduit each approved the Merger.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with U.S. GAAP as set forth by the Financial Accounting Standards Board (“FASB”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). References to U.S. GAAP issued by the FASB in these notes to the accompanying unaudited condensed consolidated financial statements are to the FASB Accounting Standards Codifications (“ASC”) and Accounting Standards Update (“ASUs”).

5

The accompanying interim unaudited condensed consolidated financial statements included in this quarterly report have been prepared in accordance with U.S. GAAP and, in the opinion of the Company, contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of March 31, 2024, and its results of operations for the three months ended March 31, 2024 and 2023, and cash flows for the three months ended March 31, 2024 and March 31, 2023. The condensed consolidated balance sheet at December 31, 2023, was derived from the audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Conduit UK Management Ltd. (United Kingdom) and Conduit Pharmaceuticals, Ltd. (Cayman Islands). As used herein, references to the “Company” include references to Conduit Pharmaceuticals Inc. and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Liquidity and Going Concern

In accordance with Accounting Standards Codification (“ASC”) 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. Since its inception, the Company has generated significant losses and as of March 31, 2024, the Company had an accumulated deficit of $14.9 million. For the three months ended March 31, 2024 and 2023, the Company had net losses of $3.6 million and $1.7 million, respectively, and cash used in operating activities of $2.4 million and $2.0 million, respectively.

The Company completed the Merger that also included a private placement of an aggregate amount of $20.0 million of the Company’s shares of common stock (referred to as the “PIPE”). The proceeds received from the Merger and PIPE, net of transaction costs, totaled $8.5 million. On March 4, 2024, the Company received a Commitment Letter in the amount of $5 million, subject to agreement and definition documentation, from Corvus Capital, a major shareholder and related party. The facility allows for single draws of up to $500,000, and limits draw requests to $1,000,000 in any 30-day period. An interest rate of 9.5% annually will apply from the date of the advance request, and repayment is to begin in 12 equal monthly installments, commencing on April 30, 2025. As of March 31, 2024, the Company had not received any proceeds from the additional $5.0 million commitment. Despite the closing of the Merger and an additional $5.0 million commitment from a major stockholder, the Company has determined that it does not have sufficient cash and other sources of liquidity to fund its current business plans. Management believes these factors raise substantial doubt regarding the Company’s ability to continue as a going concern for at least the next 12 months from the financial statement filing date.

The Company’s expectation is to generate operating losses and negative operating cash flows in the future and will need additional funding to support its current business plan. Management’s plans to alleviate the conditions that raise substantial doubt include the pursuit of additional cash resources through public or private equity or debt financings. There is no assurance that such funding will be available when needed or on acceptable terms. If additional funding is not available when required, the Company would need to delay or curtail its operations and its research and development activities until such funding is received, all of which could have a material adverse effect on the Company and its financial condition.

These financial statements have been prepared assuming the Company will continue as a going concern and do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Other Risks and Uncertainties

The Company is subject to risks common to companies in the pharmaceutical industry including, but not limited to, uncertainties related to commercialization of competitor products, regulatory approvals, dependence on key products, dependence on key customers and suppliers, and protection of intellectual property rights. Clinical assets currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts will require significant amounts of additional capital, adequate personnel, infrastructure, and extensive compliance and reporting capabilities. Even if the Company’s efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from royalties or product sales.

6

The Company relies on agreements with related parties and third parties for the purpose of developing and licensing clinical assets from St George Street and, in turn, St George Street licenses such assets from AstraZeneca. See Note 12. If there is a breach or other termination of such agreements, there could be a material adverse effect on the Company’s business, financial condition, operating results, and prospects. In addition, the Company is not a party to the license agreements between St George Street and AstraZeneca. The termination of such third-party agreements could have a material impact on or materially disrupt operations. While the Company holds its own intellectual property outside of the scope of these agreements, termination of such agreements could adversely affect the business and ability to commercialize our clinical assets.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents are primarily maintained with major financial institutions in the United Kingdom and Switzerland. The Company considers cash equivalents to be short-term, highly liquid investments that (a) are readily convertible into known amounts of cash, (b) are traded and held for cash management purposes, and (c) have original maturities of three months or less at the time of purchase. The Company’s Switzerland bank accounts, which hold immaterial cash balances, are uninsured, and the Company’s U.K. bank account, with a balance at March 31, 2024 of approximately £78,585 (or approximately $99,266) does not exceed the country’s deposit limit of £85,000 (approximately $108,000). The Company’s U.S. depository bank participates in the Demand Deposit Marketplace program, insuring deposits up to $10 million by sweeping amounts in excess of the $250,000 deposit insurance limit among participating banks. The Company has not experienced any losses on any accounts through the three months ended March 31, 2024.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Estimates are based on several factors including the facts and circumstances available at the time the estimates are made, historical experience, risk of loss, general economic conditions and trends, and the assessment of the probable future outcome. Actual results could differ materially from such estimates. Estimates and assumptions are reviewed periodically by management and changes in estimates are made as management becomes aware of changes in circumstances surrounding the estimates. The effects of changes are reflected in the financial statements in the period that they are determined.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. In determining fair value, the Company used various valuation approaches. A fair value hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.

7

Unobservable inputs reflect the Company’s assumption about the inputs that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels, based on the inputs, as follows:

●	Level 1-Valuations based on quoted prices for identical instruments in active markets. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.
●	Level 2- Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for either similar instruments in active markets, identical or similar instruments in markets that are not active, or model-derived valuations whose inputs or significant value drivers are observable or can be corroborated by observable market data.
●	Level 3-Valuations based on inputs that are unobservable. These valuations require significant judgment.

The Company’s Level 1 assets consist of cash and cash equivalents in the accompanying balance sheets, convertible notes payable and the value of accrued expenses and other current liabilities approximate fair value due to the short-term nature of these assets and liabilities.

As of March 31, 2024, the Company has one financial liability, a warrant liability for which the fair value is determined based on Level 2 inputs as such inputs are valued based on observable inputs other than quoted prices included in Level 1, such as quoted prices for either similar instrument in active markets. See Note 4 for further information on the Company’s financial liabilities carried at fair value.

Research and Development and Funding

Research and development expenses consist primarily of costs incurred in connection with the research and development of our clinical assets and programs. Funding expenses consist primarily of costs incurred in connection with the Company providing funding to St George Street to carry out its research and development activities. SGSC holds all licenses to conduct clinical research through third party pharmaceutical companies. The Company expenses research and development costs and intangible assets acquired that have no alternative future use as incurred. These expenses include:

●	expenses incurred under agreements with organizations that support the Company’s drug discovery and development activities;
●	expenses incurred in connection with the preclinical and clinical development of the Company’s clinical assets and programs, including under agreements with contract research organizations, or CROs;
●	costs related to contract manufacturing organizations, or CMOs, that are primarily engaged to provide drug substance and product for our clinical trials, research and development programs, as well as investigative sites and consultants that conduct the Company’s clinical trials, nonclinical studies and other scientific development services;
●	the costs of acquiring and manufacturing nonclinical and clinical trial materials, including manufacturing registration and validation batches;
●	employee-related expenses, including salaries, related benefits and equity-based compensation expense, for employees engaged in research and development functions;
●	costs related to compliance with quality and regulatory requirements;
●	payments made under third-party licensing agreements; and
●	direct and allocated costs related to facilities, information technology, personnel and other overhead.

Advance payments that we make for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such amounts are recognized as an expense as the goods are delivered or consumed or the related services are performed, or until it is no longer expected that the goods will be delivered, or the services rendered.

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General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related costs for personnel in executive management, finance, corporate and business development, and administrative functions. General and administrative expenses also include legal fees relating to patent and corporate matters; professional fees for accounting, auditing, tax, and administrative consulting services; insurance costs; administrative travel expenses and other operating costs.

Income Taxes

ASC Topic 740, Income Taxes, sets forth standards for financial presentation and disclosure of income tax liabilities and expense. Interest and penalties recognized have been classified in the unaudited condensed consolidated statements of operations and Comprehensive Loss as income taxes. Deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the unaudited condensed consolidated statements of operations and Comprehensive Loss in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits of which future realization is uncertain.

In December 2023, the FASB issued ASU 2023-09, which introduces new income tax disclosure requirements. The standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. After reviewing the provisions of the new standard, the Company has determined that these changes will not materially affect our financial condition, results of operations, or cash flows as presented in our financial statements.

Earnings/(Net Loss) per Share Attributable to Common Stockholders

The Company calculates basic and diluted earnings/(net loss) per share under ASC Topic 260, Earnings Per Share. Basic earnings/(net loss) per share is computed by dividing the net income/(loss) by the number of weighted-average common shares outstanding for the period. Diluted earnings/(net loss) is computed by adjusting net income/(loss) based on the impact of any dilutive instruments. Diluted earnings/(net loss) per share is computed by dividing the diluted net income/(loss) by the number of weighted-average common shares outstanding for the period including the effect, if dilutive, of any instruments that can be settled in common shares. When computing diluted net income/(loss) per share, the numerator is adjusted to eliminate the effects that have been recorded in net income/(loss) (net of tax, if any) attributable to any liability-classified dilutive instruments.

Warrants

The Company determines the accounting classification of warrants as either liability or equity by first assessing whether the Warrants meet liability classification in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). Under ASC 480, a financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares must be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception; (b) variations in something other than the fair value of the issuer’s equity shares; or (c) variations inversely related to changes in the fair value of the issuer’s equity shares. The Company determined that the warrants should not be classified as liabilities under ASC 480.

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If financial instruments, such as the warrants, are not required to be classified as liabilities under ASC 480, the Company assesses whether such instruments are indexed to the Company’s own stock under ASC 815-40. In order for an instrument to be considered indexed to an entity’s own stock, its settlement amount must always equal the difference between the following: (a) the fair value of a fixed number of the Company’s equity shares, and (b) a fixed monetary amount or a fixed amount of a debt instrument issued by the Company.

Equity classified warrants are recorded in stockholders’ deficit and liability classified warrants are recorded as liabilities within the Consolidated Balance Sheets. The liability classified warrants are remeasured each period with changes recorded in the Consolidated Statements of Operations and Comprehensive Loss.

Foreign Currency Translation

The Company translated the assets and liabilities of foreign subsidiaries from their respective functional currency, the British pound, to United States dollars at the appropriate spot rates as of the balance sheet date. Income and expenses of operations are translated to United States dollars using weighted average exchange rates during the year. The foreign subsidiaries use the local currency as their functional currency. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in the accompanying consolidated statements of changes in stockholders’ deficit. Non-monetary items in the subsidiaries’ functional currency are re-measured into the reporting currency at the historical exchange rate (i.e., the rate of exchange at the date of the transaction).

2. Restatement and Revision of Previously Issued Financial Statements

Restatement of Previously Issued Financial Statements: March 31, 2024

In connection with the preparation of the Company’s financial statements for the three and nine months ended September 30, 2024, the Company’s management determined that a reclassification was necessary in its previously issued unaudited financial statements, relating solely to the balance sheet, as of March 31, 2024. It was determined that the Company’s deferred commission payable, previously classified as a long term liability, should have been classified as a current liability in the Company’s March 31, 2024 condensed consolidated balance sheet. Such reclassification did not have any impact on the total liabilities owed by the Company as of March 31, 2024. Management has evaluated this change and concluded it was material to the prior period. Therefore, the Company is restating the previously issued unaudited financial statements, and related notes thereto, as of March 31, 2024.

The impact of the errors described above on the condensed consolidated balance sheet as of March 31, 2024, is as follows:

	As of March 31, 2024
(Dollar amounts in thousands)	As Previously Reported	Adjustment	As Restated
Condensed Consolidated Balance
Current liabilities
Deferred commission payable	-	5,738	5,738
Total current liabilities	1,984	5,738	7,722
Deferred commission payable	5,738	(5,738)	-
Total liabilities	8,016	-	8,016

Revision of Previously Issued Financials Statements: March 31, 2023

In connection with the preparation of the Company’s financial statements as of and for the year ended December 31, 2023, the Company’s management identified errors in its previously issued unaudited financial statements as of and for the three months ended March 31, 2023 with respect to how certain expenses relating to the Merger were previously expensed and that as part of the Company’s annual audit it was determined that such expenses should have been capitalized and subsequently recorded against equity and restated such quarterly period in the December 31, 2023 Form 10-K. The accounting for legal costs was deemed to be specific incremental costs directly attributable to the Merger and concurrent PIPE financing (See Note 3). Management has evaluated this correction to the accounting treatment of such costs, which overstated net loss, additional paid in capital, and accumulated deficit and understated prepaid expense, and concluded it was material to the prior quarterly periods, individually and in the aggregate.

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The impact of the errors described above on the balance sheet as of March 31, 2023, is as follows (in thousands):

	As of March 31, 2023 (Unaudited)
	As Previously Reported	Adjustment	As Revised
Balance Sheets (in thousands)
Assets
Current assets
Prepaid expenses and other current assets	$-	$493	$493
Total current assets	8	493	501
Total assets	13	493	506
Stockholders’ deficit
Accumulated deficit	(12,929)	493	(12,436)
Total shareholders’ deficit	(12,517)	493	(12,024)
Total liabilities and shareholders’ deficit	$13	$493	$506

The impact of the errors described above on the statements of operations and comprehensive loss for the three months ended March 31, 2023, is as follows (in thousands):

	For the three months ended March 31, 2023 (Unaudited)
	As Previously Reported	Adjustment	As Revised
Statements of Operations and Comprehensive Loss (in thousands)
Operating expenses:
General and administrative expenses	$2,008	$(493)	$1,515
Total operating costs and expenses	2,008	(493)	1,515
Operating loss	(2,008)	493	(1,515)
Net loss	$(2,165)	$493	$(1,672)
Net loss per share attributable to ordinary shareholders – basic and diluted*	$(1,082)	$247	$(835)
Total Comprehensive Loss	$(2,428)	$493	$(1,935)

*	Does not reflect the impact of the Merger on the Company’s capital structure

The impact of the errors described above on the statements of changes in shareholders’ deficit as of March 31, 2023, is as follows (in thousands):

	As of March 31, 2023 (Unaudited)
	As Previously Reported	Adjustment	As Revised
Statements of Changes in Shareholders’ Deficit (in thousands)
Accumulated deficit	$(12,929)	$493	$(12,436)
Total shareholders’ deficit	$(12,517)	$493	$(12,024)

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The impact of the errors described above on the statements of cash flows for the three months ended March 31, 2023, is as follows (in thousands):

	For the three months ended March 31, 2023 (Unaudited)
	As Previously Reported	Adjustment	As Revised
Statements of Cash Flows (in thousands)
Cash flows from operating activities:
Net loss	$(2,165)	493	(1,672)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	$-	(493)	(493)

3. Merger

As discussed in Note 1, “Summary of Significant Accounting Policies,” on September 22, 2023, the Company and MURF completed the Merger. Upon the closing of the Merger, the following occurred:

●	Each share of Old Conduit common stock issued and outstanding immediately prior to the closing of the Merger, which totaled 2,000 shares, was exchanged for the right to receive 32,313.215 shares of the Company’s Common Stock (“Common Stock”) resulting in the issuance of 64,626,430 shares of Conduit Pharmaceuticals, Inc. Common Stock.

●	In addition to the shares issued to legacy Conduit shareholders noted above, an additional 373,570 shares of Common Stock was issued to Conduit convertible note holders, resulting in a total of 65,000,000 shares of Common Stock being issued to Conduit shareholders and holders of Conduit convertible notes payable.

●	In connection with the Merger, 45,000 share of MURF Class A common stock held by the MURF Sponsor was transferred to MURF Directors. Each share was exchanged on a one-for-one basis for shares of Common Stock.

●	Each share of MURF Class A common stock held by the MURF Sponsor prior to the closing of the Merger, which totaled 709,000 shares, was exchanged for, on a one-for-one basis for shares of Common Stock.

●	Each share of MURF common stock subject to possible redemption that was not redeemed prior to the closing of the Merger, which totaled 58,066 shares, was exchanged for, on a one-for-one basis for shares of Common Stock.

●	In connection with the Merger, 3,306,250 shares of MURF Class B common stock held by the Sponsor was automatically converted into shares of MURF Class A common stock and then subsequently converted into shares of Common Stock on a one-for-one basis.

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●	In connection with the Merger, A.G.P./Alliance Global Partners (“A.G.P.”), whom acted as a financial advisor to both MURF and Conduit, was due to receive (i) a cash fee of $6.5 million, 1,300,000 shares of Common Stock and warrants to purchase 54,000 shares of Common Stock at an exercise price of $11.00 per share pursuant to its engagement agreement with Conduit entered into on August 2, 2022 and (ii) $4.6 million of deferred underwriting fees as a result of its engagement for MURF’s initial public offering. Upon closing of the Merger, A.G.P. received a cash payment of $5.6 million, 1,300,000 shares of Common Stock, and 54,000 warrants to purchase 54,000 shares of Common Stock. The remaining $5.7 million of cash payments due to A.G.P upon closing of the Merger was deferred and to be paid on or before March 21, 2025, with annual interest of 5.5%.

●	In connection with the Merger, MURF entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “PIPE Investors”) for an aggregate of 2,000,000 units, with each unit consisting of one share of Company common stock (the “PIPE Shares”), together with one warrant exercisable into one share of Company common stock (the “PIPE Warrants”), at a purchase price of $10.00 per unit, for an aggregate purchase price of $20,000,000 (the “PIPE Financing”). Upon the closing of the PIPE Financing (which closed in connection with the closing of the Merger), the Company received $20.0 million in cash from the PIPE Financing, which was used to settle related party promissory notes issued by MURF to the MURF Sponsor and an affiliate of the MURF Sponsor as well as transaction costs.

●	The proceeds received by the Company from the Merger and PIPE Financing, net of transaction costs, totaled $8.5 million.

The following table presents the total Common Stock outstanding immediately after the closing of the Merger:

Number of Shares
Exchange of MURF common stock subject to possible redemption for Conduit Pharmaceuticals Inc. common stock	58,066
Exchange of MURF Class A common stock held by MURF Directors for Conduit Pharmaceuticals Inc. common stock	45,000
Exchange of MURF Class A common stock held by MURF Sponsor for Conduit Pharmaceuticals Inc. common stock	4,015,250
Subtotal - Merger, net of redemptions	4,118,316
Issuance of Conduit Pharmaceuticals Inc. common stock in connection with PIPE Financing	2,000,000
Exchange of Conduit Pharmaceuticals Limited ordinary shares for Conduit Pharmaceuticals Inc. common stock on the Closing Date	64,626,430
Issuance of Conduit Pharmaceuticals Inc. common stock to holders of Conduit Pharmaceuticals Limited convertible notes on the Closing Date	373,570
Issuance of Conduit Pharmaceuticals Inc. common stock to an advisor for services directly related to the Merger	1,300,000
Total - Conduit Pharmaceuticals Inc. common stock outstanding as a result of the Merger, PIPE Financing, exchange of Conduit Pharmaceuticals Limited shares for shares of Conduit Pharmaceuticals Inc., issuance of Conduit Pharmaceuticals Inc. common stock to holders of Conduit Pharmaceuticals Limited convertible notes, and advisors.	72,418,316

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4. Fair Value

The following table presents as of March 31, 2024 the Company’s liabilities subject to measurement at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of March 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative warrant Liability	-	123	-	123
Total Liabilities	$-	$123	$-	$123

The following table presents as of December 31, 2023 the Company’s liabilities subject to measurement at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative warrant liability	$-	$142	$-	$-
Total Liabilities	$-	$142	$-	$142

The warrants issued to the PIPE Investor and an advisor in connection with the Merger are accounted for as liabilities in accordance with ASC 815-40 and are presented within Warrant liabilities in the consolidated balance sheets. The measurements of the liability classified warrants are classified as Level 2 fair value measurements due to the use of an observable market quote for the Company’s publicly traded warrants, which are considered to be a similar asset in an active market.

The warrant liabilities are calculated by multiplying the quoted market price of the Company’s publicly traded warrants by the number of liability classified warrants.

During the period ended March 31, 2024, there were no transfers between Level 1 and Level 2, nor into or out of Level 3.

5. Balance Sheet Details

Current assets consisted of the following as of March 31, 2024 and December 31, 2023 (in thousands):

	As of March 31,	As of December 31,
	2024	2023

Prepaid directors and officers insurance	$1,000	$1,365
Prepaid Expenses	198	140
Other Current Assets	114	-
Total prepaid expenses and other current assets	$1,312	$1,505

Accrued Expenses and other current liabilities consisted of the following as of March 31, 2024 and December 31, 2023 (in thousands):

	As of March 31,	As of December 31,
	2024	2023
Accrued Professional Fees	$253	$361
Accrued Payroll	-	40
Accrued Interest	166	87
Accrued Expenses	324	113
Total accrued expenses and other current liabilities	$743	$601

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6. Convertible Notes Payable

On May 27, 2021, the Company approved a Master Convertible Loan Note Instrument (the “2021 Convertible Loan Note Instrument”), permitting the Company to issue convertible notes in a maximum aggregate principal amount of up to $1.4 million (£1.0 million). The convertible notes issuable under the 2021 Convertible Loan Note Instrument mature three years after issuance to the respective noteholders and bear 5% interest, only to be paid to the noteholders in the event of a material breach by the Company of the terms of the 2021 Convertible Loan Note Instrument. In the event of a Change of Control (as defined in the 2021 Convertible Loan Note Instrument), the convertible notes issued under the 2021 Convertible Loan Note Instrument automatically convert into common shares of the Company at a conversion price equal to a 20% discount to the price per share paid for the most senior class of shares in respect of such Change of Control. The Company, with consent from the noteholders, may prepay the convertible notes payable issued under the 2021 Convertible Loan Note Instrument without penalty. The convertible notes payable issued under the 2021 Convertible Loan Note Instrument are general, unsecured obligations of the Company.

On November 1, 2022, the Company approved a master Convertible Loan Note Instrument (the “2022 Convertible Loan Note Instrument”), permitting the Company to issue convertible notes payable for a maximum aggregate principal amount of up to $3.3 million (£3.0 million). The convertible notes payable issuable under the 2022 Convertible Loan Note Instrument mature three years after issuance to the respective noteholders and bear 5% interest, only to be paid to the noteholders in the event of a material breach by the Company of the terms of the 2022 Convertible Loan Note Instrument. In the event of a Change of Control (as defined in the 2022 Convertible Loan Note Instrument), the convertible notes payable issued under the 2022 Convertible Loan Note Instrument automatically convert into common shares of the Company at a conversion price equal to a 20% discount to the price per share paid for the most senior class of shares in respect of such Change of Control. The Company, with consent from the noteholders, may prepay the convertible notes payable issued under the 2022 Convertible Loan Note Instrument without penalty. The convertible notes payable issued under the 2022 Convertible Loan Note Instrument are general, unsecured obligations of the Company.

During January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.9 million (£0.8 million) to non-related third parties.

As discussed in Note 15, “Related Party Transactions,” during January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.4 million (£0.3 million ) to the CEO of Corvus.

The Company elected to fair value the convertible notes payable issued under the 2021 and 2022 Convertible Loan Note Instruments. At the end of each reporting period, the Company calculated the fair value of the convertible notes payable, and any changes in fair value are reported in other income (expense), net, in the current period’s unaudited condensed consolidated statements of operations and Comprehensive Loss. There has been no change in fair value from a change in credit quality.

For the three months ended March 31, 2023, the Company recorded a $0.3 million loss from the change in fair value of convertible notes payable in other income (expense), net, in its unaudited condensed consolidated statements of operations and Comprehensive Loss.

On September 22, 2023, as discussed in Note 3, “Merger,” the Company and MURF completed the Merger, at which point all outstanding convertible notes issued under the 2021 and 2022 Convertible Loan Instruments converted into 373,570 shares of Common Stock.

Convertible Promissory Notes Payable

During March 2023, the Company issued a convertible promissory note payable with an aggregate principal amount of $0.8 million to a non-related third party. The note matures and is payable in full 18 months from the date of issuance. The note contains a conversion option which allows the holder of the note to convert the principal, plus any accrued interest at the date of conversion, into shares of CDT common stock at a conversion price of $10. The note carries 20% interest, which is payable every six (6) months from the date of the note until the maturity date. The promissory convertible note payable was not converted at the closing of the Merger and was also not converted as of March 31, 2024. The Company has not elected the fair value option and will account for the promissory convertible note payable as a liability in accordance with ASC 480 on the Company’s balance sheet. The only subsequent measurement impact on a recurring basis until conversion (if conversion occurs) or prepayment (if prepayment occurs) will be to record the accrued interest as a liability and reduce the balances of the Note and its accrued interest for cash payments made against these balances. For the three months ended March 31, 2024 and March 31, 2023, interest on the convertible promissory note totaled forty thousand dollars and forty thousand dollars, respectively.

7. Loans Payable

On May 1, 2022, the Company entered into Loan Agreements (the “Loans”) with two lenders, totaling $0.2 million. The Loans mature two years from the date of the agreement and bear no interest. Each loan was made available to the Company by the lenders in three tranches of (i) $33 thousand (£30 thousand); (ii) $33 thousand (£30 thousand) and (iii) $28 thousand (£25 thousand), totaling $0.2 million. The Loans provided for events of default, including, among others, failure to make payment, bankruptcy and non-compliance with the terms of the Loans. As of March 31, 2024, the Company utilized all three tranches of the first loan and two out of three tranches of the second loan, with total loans payable at March 31, 2024 and December 31, 2023 of $0.2 million and $0.2 million, respectively.

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8. Deferred Commission Payable

As discussed in Note 3, A.G.P was a financial advisor to both the MURF and Old Conduit in connection with the Merger transaction. Upon the completion of the Merger, A.G.P.: (i) received a cash fee of $6.5 million, 1,300,000 shares of Common Stock, and warrants to purchase 54,000 shares of Common Stock at an exercise price of $11.00 per share pursuant to its engagement agreement with Old Conduit entered into on August 2, 2022, and (ii) agreed to defer payment, to be paid in the future under certain circumstances by a date no later than March 21, 2025, of $5.7 million of fees plus annual interest of 5.5% as a result of its engagement for MURF’s IPO. The $5.7 million deferred commissions payable was recorded as a current liability on the Company’s unaudited condensed consolidated balance sheet as of March 31, 2024. Accrued interest was recorded as a liability on the Company’s condensed consolidated balance sheet and totaled $0.2 million and $0.1 million as of March 31, 2024 and December 31, 2023.

9. Share Based Compensation

On September 22, 2023, in connection with the Merger, the Company adopted the Conduit Pharmaceuticals Inc. 2023 Stock Incentive Plan (the “2023 Plan”). The 2023 Plan became effective upon the closing of the Merger. The 2023 Plan initially provides for the issuance of up to 11,497,622 shares of Common Stock. Pursuant to the Plan Evergreen Provision, the number of shares of Common Stock available for issuance under the 2023 Plan was increased by 3,691,476 shares of common stock effective January 1, 2024. The number of authorized shares will automatically increase on January 1, 2025 and continuing annually on each anniversary thereof through (and including) January 1, 2033, equal to the lesser of (i) 5% of the Shares outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of Shares as determined by the Board or the Committee. The 2023 Plan allows for awards to be issued to employees and non-employee directors in the form of options, stock appreciation rights, restricted stock, restricted stock units, performance stock units, dividend equivalents, other stock-based, or other cash-based awards. As of March 31, 2024, there were 14,042,834 shares of Common Stock available for issuance under the 2023 Plan.

During the quarter ended March 31, 2024 and 2023, there was $0.4 million and nil in stock-based compensation expense recognized within General and Administrative expenses on the consolidated statements of operations and Comprehensive Loss, respectively, related to the RSUs and Stock Options granted since the Merger.

Restricted Stock

In connection with the Merger, as discussed in Notes 1 and 3, and by Unanimous Written Consent of the Board of Directors, the Chief Financial Officer of Conduit Pharmaceuticals, Inc. was granted 74,545 restricted stock units (“RSUs”) on December 1, 2023 at a weighted average grant date fair value of $5.51. The RSUs vest in equal annual installments on the first three anniversaries of the closing of the Merger. No additional RSU’s were granted during the quarter ended March 31, 2024. No RSUs were vested as of March 31, 2024 and December 31, 2023.

As of March 31, 2024 there was $0.4 million of total unrecognized compensation expense related to unvested restricted stock awards, which is expected to be recognized over a weighted average vesting period of 2.5 years.

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Stock Options

The Company estimates the fair value of each option award on the date of grant using the Black-Scholes option-pricing model. The Company then recognizes the grant date fair value of each option as compensation expense ratably using the straight-line attribution method over the service period (generally the vesting period). The Black-Scholes model incorporates the following assumptions:

●	Expected volatility – the Company estimates the volatility of the share price of their peer companies at the date of grant using a “look-back” period which coincides with the expected term, defined below. The Company believes using a “look-back” period which coincides with the expected term is the most appropriate measure for determining expected volatility.
●	Expected term – the Company estimates the expected term using the “simplified” method outlined in SEC Staff Accounting Bulletin No. 107, “Share-Based Payment.”
●	Risk-free interest rate – the Company estimates the risk- free interest rate using the U.S. Treasury Yield curve for periods equal to the expected term of the options in effect at the time of grant.
●	Dividends – the Company uses an expected dividend yield of zero because the Company has not declared nor paid a cash dividend, nor are there any plans to declare a dividend.

The Company did not grant stock options during the three months ended March 31, 2024 or March 31, 2023.

The Company accounts for forfeitures as they occur, which may result in the reversal of compensation costs in subsequent periods as the forfeitures arise.

The following table summarizes stock option activity for the 2023 Plan:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2023	1,071,719	$5.51	8.85	$-
Granted	-	$-	-	$-
Cancelled/forfeited	-	$-	-	$-
Exercised	-	$-	-	$-
Outstanding at March 31, 2024	1,071,719	$5.51	8.61	$-
Exercisable	35,000	$5.51	5.47	$-
Unvested	1,036,719	$5.51	9.27	$-

The aggregate intrinsic value of options is calculated as the difference between the exercise price of the underlying options and the fair value of the Company’s common stock for those options that had exercise prices lower than the fair value of the Company’s common stock. As of March 31, 2024, the total compensation cost related to non-vested option awards not yet recognized was $3.7 million with a weighted average remaining vesting period of 3.1 years.

10. Income Taxes

For the three months ended March 31, 2024, and 2023, the Company’s effective tax rate was 0.0% and 0.0%, respectively, due to the current year tax loss and valuation allowance established against the Company’s net deferred tax assets, and due to operating in a no tax jurisdiction, respectively.

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11. Earnings/(Net Loss) Per Share Attributable to Common Stockholders

The following table presents the calculation of basic and diluted earnings/(net loss) per share attributable to holders of Common Stock (in thousands, except share and per share amounts):

	For the three months ended March 31,
	2024	2023
Numerator:
Net loss - basic	$(3,571)	$(1,672)
Less: Change in fair value and income impact of Cizzle option liability	-	(136)
Net loss - diluted	$(3,571)	$(1,808)
Denominator:
Weighted average common stock outstanding, basic	73,829,536	64,626,430
Add: Cizzle option liability shares	-	395,460
Weighted average shares used in computing net loss per share - diluted	73,829,536	65,021,890
Net loss per share attributable to common shareholders, basic	$(0.05)	$(0.03)
Net income loss per share attributable to common shareholders, diluted	$(0.05)	$(0.03)

Potentially dilutive securities (upon conversion) that were not included in the diluted per share calculations because they would have been anti-dilutive were as follows:

	As of March 31,	As of March 31,
	2024	2023
Equity classified warrants	14,239,000	-
Liability classified warrants	20,054,000	-
Convertible notes payable	-	3,070,000
Stock options	1,071,719	-
Convertible promissory notes payable	80,500	-
Restricted stock units	146,963	-
Antidilutive Securities	35,592,182	3,070,000

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12. Related Party Transactions

Corvus Capital Limited

Corvus Capital Limited (“Corvus”) is a significant investor in the Company through subscribing to 1,000 common shares prior to the closing of the Merger on September 22, 2023. As discussed in Note 3, the shares held by Corvus on the closing date of the Merger were exchanged for shares of Conduit Pharmaceuticals Inc. common stock. The Chief Executive Officer of Corvus is a member of Conduit’s board of directors. In conjunction with the execution of the PIPE Subscription Agreement, Corvus Capital and its affiliates entered into a participation and inducement agreement with the Private Placement Investor whereby Corvus agreed to provide certain payments and economic benefits to such investor in the event Corvus Capital sold or pledged in a debt transaction any of the shares it was receiving in the Business Combination. In certain circumstances, such investor may have a right to cause Corvus Capital to transfer certain of its shares to such investor.

For the period ended March 31, 2024, the Company incurred travel expenses on behalf of the CEO of Corvus of approximately $0.2 million. For the three months ended March 31, 2023, the Company incurred director’s fees and travel expenses payable to the CEO of Corvus $0.3 million. The $0.2 million paid during the three months ended March 31, 2024 was inclusive of an advance of $0.1 million for travel expenses. As of March 31, 2024, approximately $40 thousand was outstanding on the advance.

As of March 31,2024, and December 31, 2023, the Company did not owe the CEO of Corvus any director’s fees as the CEO of Corvus and the Company agreed to cease director’s fees to the CEO of Corvus effective at the closing of the Merger.

As of March 31, 2024 and December 31, 2023, the Company paid fees to an employee of Corvus of approximately $25 thousand and $65 thousand, respectively. Amounts owed to the CEO and employee of Corvus are included in accrued expenses and other current liabilities in the balance sheet.

During January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.4 million (£0.3 million) to the CEO of Corvus. The convertible notes payable mature three years after issuance and bear 5% interest, only to be paid in the event of a material breach by the Company of the terms of the 2022 Convertible Loan Note Instrument. All of the convertible notes payable were converted into Common Stock upon the closing of the Merger at a 20% discount as specified under the terms of the 2021 Convertible Note Loan Instrument and the 2022 Convertible Note Loan Instrument.

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St George Street Capital

St George Street Capital is a significant investor in the Company through subscribing to 147 common shares of Old Conduit, which were exchanged for shares of Common Stock upon the closing of the Merger. Further, the Company has an Exclusive Funding Agreement (as defined below) with St George Street Capital. For the three months ended March 31, 2024 and 2023, the Company did not incur expenses to St George Street Capital. As of March 31, 2024 and December 31, 2023, the Company did not owe any amounts to St George Street Capital.

On March 26, 2021, the Company entered into the Exclusive Funding Agreement (“Funding Agreement”) with St George Street Capital. Under the agreement, the Company has the first exclusive right, but not the obligation, to provide or procure funding for the performance of a drug discovery and/or development project that St George Street wishes to undertake (each a “Project”) in consideration for a share of the Net Revenue, as defined in respect to each Project (each a “Project Option”). St George Street must notify the Company in writing of each Project St George Street wishes to undertake (each a “Project Notice”). Within 90 days of a Project Notice, the Company must notify St George Street in writing whether it wishes to exercise its exclusive right to provide all or some of the funding. Such notice exercising the Project Option will specify the source and amount of the required funding the Company will provide. In the event the Company exercises its Project Option, the parties shall come to agreement for the provision of funding for the Project (each a “Project Funding Agreement”). Within 30 days of the entry into any Project Funding Agreement, a joint commercialization committee will be established to oversee the Project. Upon the receipt of any Net Revenue, as defined, St George Street will first pay the expenses it has incurred, and the remaining Net Revenue will be shared between the parties according to the agreed percentage.

We and St George Street have entered into five project funding agreements, which are subject to the terms of the Global Funding Agreement, to develop certain clinical assets that have been licensed to St George Street by AstraZeneca. The project funding agreements relate to:

●	AZD1656 for use in renal transplant,
●	AZD1656 for use in pre-term labor,
●	AZD1656 for use in Hashimoto’s thyroiditis,
●	AZD1656 for use in uveitis, and
●	AZD5904 for use in idiopathic male infertility.

At present, the Company has not determined whether to fund any of these projects, although its ability to choose to remains at the present time. Subject to the terms of the Global Funding Agreement, and project funding agreements, either we or St George Street may seek funding for projects from third parties.

Pursuant to its terms, the Global Funding Agreement remains effective in respect of each project until the expiration of the right of a party to receive a share of the Net Revenue (as defined in the Global Funding Agreement) pursuant to the Global Funding Agreement. Under certain circumstances, St George Street may terminate a project (i) in the event of a material or persistent breach of the Global Funding Agreement by us, subject to a cure period if the breach is capable of remedy, or (ii) in the event St George Street decides to cease development of a project. If an event of force majeure occurs and continues for a designated period of time, the innocent party may terminate the Global Funding Agreement after a notice period.

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Either party may terminate a project if a voluntary arrangement is proposed or approved or an administration order is made, or a receiver or administrative receiver is appointed of any of the other party’s assets or undertakings or a winding-up resolution or petition is passed (otherwise than for the purpose of solvent reconstruction or amalgamation, in particular with respect to any reorganization of the structure of that party) or if any circumstances arise which entitle a court or a creditor to appoint a receiver, administrative receiver or administrator or make a winding-up order or similar or equivalent action is taken against or by that other party by reason of its insolvency or in consequence of debt. Generally, each project funding agreement may be terminated by us if at any time St George Street ceases the conduct of development or commercialization of the relevant products in accordance with the relevant development plan for a designated period of time, provided that the termination is only effective with respect to the specified project and the Global Funding Agreement continues in effect for all other projects. They may also be terminated by either party upon written notice to other party if the other party materially breaches the project funding agreement and does not fully cure the breach to the non-breaching party’s satisfaction within 90 days.

As of March 31, 2024, the Company has not recognized any net revenue from the Global Funding Agreement or project funding agreements.

Related Party Loan

On August 20, 2022, the Company entered into a loan agreement with St George Street, with a total principal amount of $0.6 million. The loan to St George Street carried no interest, and as such, no interest receivable was recorded. The Company previously recorded a full reserve against the loan as St George Street did not previously have the ability to repay the loan. On September 22, 2023, the related party paid back a significant portion of its outstanding loan and the Company forgave the remaining portion of the loan and the Company recorded the $0.6 million payoff as a gain within general and administrative expense on the consolidated statement of operations and Comprehensive Loss, as it had previously been fully reserved.

13. Other Income (expense), net

The following table presents other income (expense), net, for the three months ended March 31, 2024 and 2023 (in thousands):

	For the three months ended March 31,
	2024	2023
Other income:
Change in fair value of Cizzle option	$-	$136
Gain on change in fair value of warrant	19	-
Interest Income	9	-
Total other income:	28	136
Other expense:
Change in fair value of convertible notes payable	-	280
Interest Expense on Deferred Commission payable	79	-
Interest expense on convertible promissory note payable	40	5
Unrealized foreign currency transaction loss	4	-
Issuance of Warrants for lock up	502	8
Total other expense	625	293
Total other expense, net	$(597)	$(157)

14. Warrants

Upon the closing of the Merger, the Company assumed (i) the warrants initially included in the MURF units issued in MURF’s initial public offering (the “Publicly Traded Warrants”), and (ii) the warrants that were included in the private placement units issued to the Sponsor simultaneously with the closing of MURF’s initial public offering (the “Private Placement Warrants”). In connection with the Merger, the Company also issued warrants to the PIPE Investors (the “PIPE Warrants”) pursuant to the Subscription Agreements and to an advisor (the “A.G.P. Warrants,” and together with the PIPE Warrants, the “Liability Classified Warrants”) pursuant to the Company’s engagement agreement with the advisor.

The Company determined that the settlement amount of the Publicly Traded Warrants and the Private Placement Warrants would equal the difference between the fair value of a fixed number of shares and a fixed monetary amount (or a fixed amount of a debt instrument) and must be classified as equity, while the settlement amount of the Liability Classified Warrants would not equal the difference between the fair value of a fixed number of shares and a fixed monetary amount (or a fixed amount of a debt instrument) and must be classified as a liability.

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On March 20, 2024, the Company issued in a private placement common stock purchase warrants (the “Warrants”) to an unrelated third party to purchase up to an aggregate 260,000 shares of the Company’s common stock, in exchange for entering into a lock-up with respect to the shares of common stock held by such holder (the “Lock-Up Agreement”). The Company recognized at $0.5 million loss on the issuance of the warrants in the period ending March 31, 2024. The Company estimated the fair value of the warrants issued as of March 20, 2024, using a Black-Scholes option-pricing model utilizing the following assumptions:

March 20, 2024
Closing stock price	$3.47
Contractual exercise price	$3.18
Risk-free rate	4.41%
Estimated volatility	78.5%
Time period to expiration	3 Years

Equity Classified Warrants

Pursuant to MURF’s initial public offering, the Company sold 13,225,000 units at a price of $10.00 per unit. Each unit consisted of one share of MURF Class A common stock and one redeemable Publicly Traded Warrant. Each whole Publicly Traded Warrant entitled the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The warrants are publicly traded on The Nasdaq Capital Market under the trading symbol CDTTW.

Simultaneously with the closing of its initial public offering, MURF consummated the private sale to the Sponsor of 754,000 private placement units at a price of $10.00 per private placement unit. Each private placement unit was comprised of one share of MURF Class A common stock and one Private Placement Warrant. Each Private Placement Warrant was exercisable to purchase one share of MURF Class A common stock at a price of $11.50 per share, subject to adjustment. The private placement units (including the Class A common stock issuable upon exercise of the warrants included in the private placement units) were not transferable, assignable, or saleable until 30 days after the completion of a Merger, subject to certain exceptions.

In connection with the closing of the Merger on September 22, 2023, the Equity Classified Warrants were amended to entitle each holder to purchase one share of the Company’s Common Stock.

The Equity Classified Warrants became exercisable 30 days after the Closing Date of the Merger. The Equity Classified Warrants will expire five years after the Closing Date of the Merger or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Equity Classified Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Equity Classified Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise unless the Common Stock issuable upon such exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Equity Classified Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an Equity Classified Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Equity Classified Warrant. In the event that a registration statement is not effective for the exercised Equity Classified Warrant, the purchaser of a unit containing such Equity Classified Warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

Conduit may call the Publicly Traded Warrants in whole and not in part, at a price of $0.01 per warrant,

●	upon not less than 30 days’ prior written notice of redemption to each Publicly Traded Warrant holder; and

●

if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Publicly Traded Warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the Publicly Traded Warrants become redeemable by Conduit, Conduit may not exercise its redemption right if the issuance of shares of Common Stock upon exercise of the Publicly Traded Warrants is not exempt from registration or qualification under applicable state blue sky laws or Conduit are unable to effect such registration or qualification. Conduit will use its best efforts to register or qualify such shares of Common Stock under the blue sky laws of the state of residence in those states in which the Publicly Traded Warrants were offered by Conduit in the offering.

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If Conduit calls the Publicly Traded Warrants for redemption as described above, Conduit’s management will have the option to require any holder that wishes to exercise its Publicly Traded Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Publicly Traded Warrants on a “cashless basis,” Conduit’s management will consider, among other factors, Conduit’s cash position, the number of Publicly Traded Warrants that are outstanding and the dilutive effect on Conduit stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our Publicly Traded Warrants. If Conduit’s management takes advantage of this option, all holders of Publicly Traded Warrants would pay the exercise price by surrendering their Publicly Traded Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Publicly Traded Warrants, multiplied by the difference between the exercise price of the Publicly Traded Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Publicly Traded Warrants. If Conduit’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Publicly Traded Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Publicly Traded Warrant redemption.

The Private Placement Warrants are identical to the Publicly Traded Warrants, except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by Conduit, in each case so long as they are still held by the Sponsor or its permitted transferees.

As summarized above, the Company has the option to redeem all of the Publicly Traded Warrants at a cash price of $0.01 per warrant during the exercisability period if the Company’s common stock has closed at a trading price above $18.00 for 20 days during a 30 day trading window. Management notes that this option is within the Company’s control, therefore it does not represent an “obligation” and does not create a liability under ASC 480. Management considered the guidance within ASC 815-40-15-7A, noting that an exercise contingency would not preclude permanent equity classification if all of the other equity criteria are met. As all other criteria to be classified as permanent equity are met, the Publicly Traded Warrants are classified as permanent equity on the Consolidated Balance Sheets.

Management assessed the Private Placement Warrants and determined that the warrants are considered to be indexed to the entity’s own stock and met all the criteria for permanent equity classification. As such, the Private Placement Warrants are also classified as permanent equity on the Consolidated Balance Sheets.

The Warrants issued in March 2024 are not exercisable until one year after their date of issuance. Each Warrant is exercisable into one share of the Company’s common stock at a price per share of $3.18 (as adjusted from time to time in accordance with the terms thereof) for a two-year period after the date of exercisability. There is no established public trading market for the Warrants. Notwithstanding the foregoing, the Warrants shall vest, and not be subject to forfeiture, with respect to 25% of such Warrants commencing on the 90th day after the date of the Lock-Up Agreement and 25% on each subsequent 90-day anniversary, in each case vesting only if the holder agrees to continue to have its shares of common stock remain locked up pursuant to the Lock-Up Agreement on such date.

The issuance of the Warrants was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

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Liability Classified Warrants

As discussed in Note 3, 2,000,000 warrants were issued to the PIPE Investors as of the closing of the Merger pursuant to subscription agreements. The warrants provide the PIPE Investors the right to purchase up to 2,000,000 shares of Common Stock at an exercise price of $11.50. Additionally, on the Closing Date of the Merger, the Company issued 54,000 warrants to A.G.P. (the “A.G.P. Warrants”) for services provided directly related to the Merger. The warrants provide AGP the right to purchase up to 54,000 shares of Common Stock at an exercise price of $11.00 per share.

The warrants issued to the PIPE Investors and the advisor (collectively the “Liability Classified Warrants”) contain materially the same terms and are exercisable for a period of five years, beginning on October 22, 2023.

The PIPE Warrants are exercisable for cash or on a cashless basis, at the holder’s option. The PIPE Warrants are not redeemable by the Company.

The A.G.P. Warrants are exercisable for cash or on a cashless basis, at the holder’s option. The Company may call the A.G.P. Warrants for redemption, in whole and not in part, at any time after the A.G.P. Warrants become exercisable and prior to their expiration, at a price of $0.01 per A.G.P. Warrant,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period commencing once the A.G.P. Warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders; and

●	provided there is a current registration statement in effect with respect to the shares of Common Stock underlying the A.G.P. Warrants for each day in the 30 trading day period and continuing each thereafter until the redemption date.

If the Company calls the A.G.P. Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its A.G.P. Warrant to do so on a “cashless basis.” If our management takes advantage of this option, holders of A.G.P. Warrants would pay the exercise price by surrendering their A.G.P. Warrants for that number of shares of Common Stock as calculated pursuant to the A.G.P. Warrant. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of an A.G.P. Warrant redemption.

The Liability Classified Warrants are classified as derivative liabilities because they do not meet the criteria in ASC 815-40 to be considered indexed to the entity’s own stock as the warrants could be settled for an amount that is not equal to the difference between the fair value of a fixed number of the entity’s shares and a fixed monetary amount. The Liability Classified Warrants are initially measured at fair value based on the price of the Publicly Traded Warrants and are remeasured at fair value at subsequent financial reporting period end dates and upon exercise (see Note 6 for additional information regarding fair value).

As March 31, 2024 and December 31, 2023, the consolidated balance sheets contained derivative warrant liabilities of $0.1 million and $0.1 million, respectively.

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15. Commitments and Contingencies

Legal Proceedings

The Company is subject to certain claims and contingent liabilities that arise in the normal course of business. While we do not expect that the ultimate resolution of any of these pending actions will have a material effect on our consolidated results of operations, financial position or cash flows, litigation is subject to inherent uncertainties. As such, there can be no assurance that any pending legal action, which we currently believe to be immaterial, does not become material in the future.

In August 2023, prior to the Business Combination, our now wholly-owned subsidiary, Conduit Pharmaceuticals Limited, received a letter from Strand Hanson Limited (“Strand”) claiming it was owed advisory fees pursuant to a previously executed letter. Conduit rejected and disputed the substance of the letter in full. Following such rejection, on September 7, 2023, Strand filed a claim in the Business and Property Courts of England and Wales claiming it is entitled to be paid the sum of $2 million and, as a result of the completion of the Business Combination, to be issued 6.5 million shares of common stock. The potential contingency is not considered probable or reasonable estimable as of the financial statement issuance date and no loss contingency accruals have been incurred in the accompanying financial statements. We intend to vigorously defend against these claims. Regardless of its outcome, the litigation may impact our business due to, among other things, defense legal cost and the diversion of the attention of our management.

Leases

On March 7, 2024, the Company entered into a lease agreement with respect to approximately 2,100 square feet of space in Cambridge, England, for a lease term commencing in March 2024 and ending in January 2027. The Company recorded a right-of-use asset of $0.4 million and corresponding lease liability of $0.3 million, using an incremental borrowing rate of 11.23%. The Company classified $0.1 million of the lease liability as short-term and $0.2 million of the lease liability as long-term as of March 31, 2024.

Indirect Investment Regarding AZD 1656

On June 3, 2020, the Company entered into an agreement with SGSC for an indirect investment in AZD 1656. Under the terms of the agreement, SGSC agreed to pay the Company a royalty of 30% of sales in excess of $24.5 million (£19.2 million) of AZD 1656 should it reach the commercialization stage and generate revenue in exchange for the Company funding SGSC’s research and development efforts. As of March 31, 2024 and March 31, 2023, the Company did not provide funding to SGSC.

16. Subsequent Events

In April 2024, the Company issued in a private placement common stock purchase warrants (the “Warrants”) to multiple parties to purchase up to an aggregate 1,447,725 shares of the Company’s common stock, in exchange for entering into a lock-up, one (1) year for all Warrants, with respect to the shares of common stock held by such holder (the “Lock-Up Agreement”) and $0.125 per warrant. 907,725 of the total Warrants issued were issued to directors, related parties and management of the Company.

The Warrants are not exercisable until one year after their date of issuance. Each Warrant is exercisable into one share of the Company’s common stock at a price per share of $3.12 (as adjusted from time to time in accordance with the terms thereof) for a two-year period after the date of exercisability. There is no established public trading market for the Warrants.

The issuance of the Warrants was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes included under Part I, Item 1 of this Quarterly Report on Form 10-Q (this “Quarterly Report”) as well as the Company’s audited financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2023 that was filed with the SEC on April 16, 2024. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. The following discussion contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” or in other parts of this Quarterly Report. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. Conduit Pharmaceuticals Limited entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Murphy Canyon Acquisition Corp. (“MURF”) on November 8, 2022. The transaction contemplated by the terms of the Merger Agreement was completed on September 22, 2023, in conjunction with which MURF changed its name to Conduit Pharmaceuticals Inc. (hereafter referred to, collectively with is subsidiaries as “Conduit”, the “Company”, “we”, “us” or “our”, unless the context otherwise requires). All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

Overview

Conduit has developed a unique business model that allows it to act as a “conduit” to bring clinical assets from pharmaceutical companies and develop new treatments for patients. Our novel approach addresses unmet medical need and lengthens the intellectual property for our existing assets through cutting-edge solid-form technology and then commercialize these products with life science companies.

We are led by highly experienced pharma executives, Dr. Freda Lewis-Hall, former Chief Medical Officer of Pfizer Inc., the Chair of our Board of Directors, and Dr. David Tapolczay, former Chief Executive Officer of the United Kingdom-based medical research charity LifeArc, our Chief Executive Officer.

While simultaneously leveraging the capabilities of our Cambridge laboratory facility and highly experienced team of solid-form experts to extend or develop proprietary solid-form intellectual property for our existing and future clinical assets. Our own intellectual property portfolio comprises a 20-year patent pending solid-form compound, the AZD1656 Cocrystal (a HK-4 Glucokinase Activator), targeting a wide range of autoimmune diseases. Our pipeline research includes a number of compounds that serve as promising alternatives to existing clinical assets currently marketed and sold by large pharmaceutical companies, which we have identified as having an opportunity to develop further intellectual property positions through solid-form technology.

In connection with the funding and development of clinical assets, we evaluate and select the specific molecules to be developed and collaborate with external CROs and KOLs to run clinical trials that are managed, funded, and overseen by us. We intend to leverage our comprehensive clinical and scientific expertise in order to facilitate development of clinical assets through Phase II trials in an efficient manner by using CROs and third-party service providers. We will also collaborate closely with disease specific KOLs to collectively assess and determine the most appropriate indications for all our current and forthcoming assets.

We believe that successful Phase II trials of the clinical assets in our pipeline will increase the value of our assets. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful, however, following a successful Phase II clinical trial, we would look to licensing opportunities with large biotech or pharmaceutical companies, typically for up-front milestone payments and royalty income streams for the life of the asset patent. We anticipate using any future royalty income stream to develop our asset portfolio in combination with other potential sources of financing, including debt or equity financing.

Outside of our proprietary owned patented clinical assets, we have an exclusive relationship and partnership with St George Street, a biomedical charity based in the United Kingdom. We have the option to fund 100% of the development of clinical assets that were initially licensed to St George Street by AstraZeneca. There may be additional opportunities for us to partner with St George Street to fund the development of additional clinical assets in the future, licensed from Astra Zeneca.

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AstraZeneca has conducted initial pre-clinical and, in some instances, clinical trials on these assets, but has decided to license them for further development.

In addition to our patent pending solid-form compound targeting a wide range of autoimmune diseases, two assets which were licensed from AstraZeneca to St George Street that is expected to be developed by us include AZD5904 (a Myeloperoxidase Inhibitor) targeting idiopathic male infertility and AZD1656 (a Glucokinase Activator) targeting autoimmune diseases or immunodeficient conditions including uveitis, premature labor, renal transplant rejection, and Hashimoto’s thyroiditis.

As the clinical assets have undergone initial pre-clinical and clinical testing conducted by AstraZeneca, we are able to use the safety data generated in these clinical trials to assess which clinical assets to further develop and for which indications.

Through this relationship, there are considerable APIs that were manufactured by AstraZeneca in conducting its clinical trials available. As a result, Conduit may not have to develop the APIs, which is often a time consuming and expensive process, and the APIs already produced were subject to rigorous quality control measures.

Furthermore, Conduit is well positioned, and intends, to pursue additional relationships and/or partnerships with third parties for the licensing of further assets which are currently deprioritized. We plan to focus our efforts on developing clinical assets to address diseases that impact a large population where there is no present treatment or the present treatment, carries significant unwanted side effects.

Key Component of Result of Operations

Operating Expenses

Research and Development Expenses

Research and development expenses consist primarily of costs incurred in connection with the research and development of our candidates and programs. We expense research and development costs and intangible assets acquired that have no alternative future use as incurred. These expenses include:

●	personnel-related expenses, including salaries, bonuses, benefits and stock-based compensation for employees engaged in research and development functions;

●	expenses incurred in connection with the clinical development and regulatory approval of our clinical assets, including under agreements with third parties, such as consultants, contractors and CROs;

●	license fees with no alternative use; and

●	other expenses related to research and development.

We expense research and development costs as incurred. Advance payments that we make for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. The prepaid amounts are expensed as the benefits are consumed.

We incurred approximately $128,000 on research and development activities during the three months ended March 31, 2024. There was no comparable research and development funding during the three months ended March 31, 2023. Our research and development activities have been wholly focused on developing co-crystals of AZD1656 to increase patent life. Some of this work was completed by third-party CROs but all intellectual property is retained by us. We currently have one pending international patent application and two pending national patent applications. The successful completion of clinical trials increases the value of clinical assets and may lead to the commercialization and/or licensing of such assets to other pharmaceutical companies. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful.

General and Administrative Expenses

General and administrative expenses consist of salaries and other related costs, legal fees relating to intellectual property and corporate matters, professional fees for accounting, auditing, tax and consulting services, insurance costs, travel, and other operating costs.

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We anticipate that our general and administrative expenses will increase substantially for the foreseeable future as we increase our administrative headcount to operate as a public company and as we advance clinical assets through clinical development. We also will incur additional expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and the Nasdaq listing rules, additional insurance expenses, investor relations activities and other administrative and professional services. In addition, if regulatory approval is obtained for clinical assets, we expect to incur expenses associated with building a sales and marketing team.

Other Income (Expenses)

Other income (expenses), net

Other income (expense), net consists of change in the fair value of options, change in fair value of convertible notes, and expense incurred upon the issuance of warrants during the quarter. Other income (expense), net consists of change in the fair value of options, change in fair value of convertible notes, and expense incurred upon the issuance of warrants during the quarter.

Interest expense, net

Interest expense, net consists primarily of interest expense on convertible loan notes and promissory notes and interest expense on deferred commissions payable to an advisor for fees related to the Merger, as well as a small amount of interest income on cash and cash equivalents held by the Company.

Results of Operations

The following table set forth our results of operations for the periods indicated:

	Three Months ended March 31,
(In thousands, except share and per share amounts)	2024	2023
Operating expenses:
Research and development expenses	$128	$-
General and administrative expenses	2,827	1,515
Total operating costs and expenses	2,955	1,515
Operating loss	(2,955)	(1,515)
Other income (expenses):
Other income (expense), net	(487)	(157)
Interest Income	9	-
Interest expense, net	(119)	-
Total other (expense) income, net	(597)	(157)
Net loss	$(3,552)	$(1,672)

Comparison of the Three Months Ended March 31, 2024 and 2023

Research and Development Expenses

	Three Months ended March 31,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Research and development expenses	$128	$-	$128	100%

Research and development expenses increased by $0.1 million, or 100%, for the three months ended March 31, 2024, as compared to nil for the three months ended March 31, 2023. The increase was primarily due to the development of certain co-crystals of AZD1656 (AZD1656 Co-Crystal PCT/IB2022/00075 - Patent Expires 02/09/2042) during the quarter ended March 31, 2024. We will seek to develop the AZD1656 Co-Crystal in psoriasis, Crohn’s disease, lupus, sarcoidosis, diabetic wound healing, idiopathic pulmonary fibrosis, and nonalcoholic steatohepatitis (NASH). There was no comparative activity during the three months ended March 31, 2023.

General and Administrative Expenses

	Three Months ended March 31,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
General and administrative expenses	$2,827	$1,515	$1,312	87%

General and administrative expenses increased by $1.3 million, or 87%, to $2.7 million for the three months ended March 31, 2024, as compared to $1.5 million for the three months ended March 31, 2023. The increase was primarily driven by a $0.9 million increase in salaries and stock compensation expense and $0.5 million increase in insurance related the amortization of D&O insurance, partially offset by $0.2 million decrease in professional fees.

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Other Income (Expense), Net

	Three Months ended March 31,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Other income (expense), net	$(487)	$(157)	$330	210%

Other income (expense), net changed by $0.3 million, or 210%, to $0.5 million of expense for the three months ended March 31, 2024, as compared to $0.2 million of net expense for the three months ended March 31, 2023. The increase was primarily driven by an increase of $0.5 million related to the issuance of warrants during the three months ended March 31, 2024. The $0.2 million expense in for the three months ended March 31, 2023 was primarily driven by a $0.3 million change in fair value on the convertible notes payable, partially offset by a gain of $0.1 million on the change in fair value of the Cizzle option.

For further details refer to Note 13, “Other income (expense), net,” in the unaudited financial statements as of March 31, 2024 and March 31, 2023 included elsewhere in this Quarterly Report.

Interest Expense, Net

	Three Months ended March 31,		Change
(Dollar amounts in thousands)	2024	2024	Amount	%
Interest expense, net	$(119)	$-	$(119)	-100%

Interest expense was $0.1 million for the three months ended March 31, 2024 compared to nil for the three months ended March 31, 2023. The change was driven by $79 thousand of interest expense on the deferred commission payable to an advisor for fees related to the Merger and $40 thousand of interest expense for interest on convertible notes for the three months ended March 31, 2024.

Liquidity and Capital Resources

Management assesses liquidity in terms of our ability to generate cash to fund operating, investing and financing activities. Since our inception, and in line with our growth strategy, we have prepared our financial statements assuming we will continue as a going concern. Since our inception, we have incurred net losses and experienced negative cash flows from operations. To date, our primary sources of capital have been through private placements of equity securities and convertible debt as well as PIPE financing as a result of the Merger. During the three months ended March 31, 2024 and 2023, we had net losses of $3.6 million and $1.7 million, respectively. We expect to incur additional losses and higher operating expenses for the foreseeable future as we continue to invest in research and development programs. We have determined that additional financing will be required to fund our operations for the next 12 months and our ability to continue as a going concern is dependent upon obtaining additional capital and financing.

Sources and Uses of Liquidity

Our primary uses of cash are to fund our operations as we continue to grow our business. We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. Until such time as we can generate significant revenue from commercialization of our product, we expect to finance our cash needs for ongoing research and development and business operations through public or private equity or debt financings or other capital sources, including strategic partnerships. However, we may be unable to raise additional funds or enter into such other arrangements, when needed, on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be, or could be, diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, or substantially reduce research and development efforts. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date the financial statements are issued. These financial statements have been prepared assuming the Company will continue as a going concern and do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

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Cash Requirements

Our material cash requirements include the following contractual and other obligations.

Promissory Convertible Note

In March 2023, we issued an aggregate principal amount of $0.8 million convertible promissory note payable to an investor.

The promissory convertible note matures and is payable in full, 18 months from the date of the note. The note carries 20% interest and is payable every six months from the date of the note until the maturity date. The note is subject to conversion of Conduit’s common stock following the consummation of the Merger taking place prior to the maturity date of the promissory convertible note.

Loans Payable

In May 2022, we entered into two loan agreements, with an aggregate principal amount of $0.2 million, with two lenders.

The loans payable mature and is payable in full two years from the date of the agreement and bear no interest.

For additional information regarding our convertible promissory note, see Note 7 of the note to the unaudited financial statements.

Working Capital

We currently anticipate that cash required for working capital for the next 12 months is approximately $14.4 million, which includes deferred financing fees payable of $5.7 million, accrued expenses and other current liabilities of $0.9 million, a convertible promissory note, if not converted prior to maturity, of $0.8 million, income taxes payable of $0.1 million and a note payable of $0.2 million that matures within the next 12 months. We do not anticipate being able to fund required capital expenditures for the next 12 months with cash and cash equivalents on hand as we have a history of limited cash on hand. We have historically been able to access funds through the issuance of our convertible notes and believe we can continue to obtain funding through debt and equity financing agreements as needed to meet cash requirements for the next 12 months.

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Cash Flows

The following table set forth our cash flows for the period indicated (in thousands):

	Three Months ended March 31,
	2024	2023
Net cash (used in) provided by:
Operating Activities	$(2,357)	$(1,970)
Investing Activities	-	(243)
Financing Activities	-	2,220
Effect of exchange rate changes on cash and cash equivalents	(27)	1
Net (decrease) increase in cash and cash equivalents	$(2,384)	$8

Cash Flows Used in Operating Activities

Net cash used in operating activities for the three months ended March 31, 2024, was $2.4 million, resulting primarily from a net loss of $3.6 million, adjusted for non-cash items including a $0.4 million of stock-based compensation, a $0.4 million of amortization expense, a $0.5 million expense on the issuance of warrants and a $0.1 million interest expense of the deferred commission payable. The $0.2 million cash outflow from operating assets and liabilities is primarily due to a $0.1 cash inflow from accrued expense and other current liabilities due to differences in the timing of disbursements and a $0.2 million cash outflow from prepaid expenses.

Net cash used in operating activities for the three months ended March 31, 2023, was $1.9 million, resulting primarily from a net loss of $1.7 million, adjusted for non-cash charges of $0.3 million for a loss on the change in fair value of convertible notes payable, a $0.2 million loss change in reserve on a related party loan, and a $0.1 million loss on the change in fair value of the Cizzle option. The $0.7 million cash outflow from operating assets and liabilities is primarily due to a $0.2 cash outflow from accrued expense and other current liabilities due to differences in the timing of disbursements and a $0.4 million cash outflow from prepaid expenses due to capitalized costs incurred in connection with the Company’s Merger.

Cash Flows (Used) Provided by Investing Activities

There was no cash flow from investing activities for the three months ended March 31, 2024.

Net cash used in investing activities for the three months ended March 31, 2023, was $0.3 million, resulting from the issuance of a loan to a related party.

Cash Flows Provided by Financing Activities

There was no cash flow from financing activities for the three months ended March 31, 2024.

Net cash provided by financing activities for the three months ended March 31, 2023, was $2.2 million, resulting from the issuance of a convertible note payable of $1.4 million, and $0.7 million from the issuance of a convertible promissory note payable.

Contractual Obligations and Other Commitments

As of March 31, 2024, we had no non-cancellable commitments for the purchase of clinical materials, contract manufacturing, maintenance and committed funding which we expect to pay within one year.

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Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, judgments and assumptions that affect the amounts reported in the Consolidated Financial Statements. These estimates, judgments and assumptions are evaluated on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe are reasonable at that time, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from those estimates. The accounting policies that reflect our more significant estimates, judgments and assumptions and which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

Going Concern

The accompanying Consolidated Financial Statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying Consolidated Financial Statements do not reflect any adjustments that might result if we are unable to continue as a going concern. In connection with the preparation of the Consolidated Financial Statements for the three months ended March 31, 2024 and year ended December 31, 2023, we conducted an evaluation as to whether there were conditions and events, considered in the aggregate, which raised substantial doubt as to our ability to continue as a going concern within one year after the date of the issuance of such financial statements, and concluded that substantial doubt existed as to our ability to continue as a going concern as further discussed in Note 1 in the notes to the Consolidated Financial Statements of this Quarterly Report.

Under ASC 205-40, the receipt of potential funding from future partnerships, equity or debt issuances, potential achievement of milestones from customer agreements and reductions in workforce cannot be considered probable at this time because these plans are not entirely within our control and/or have not been approved by our board of directors as of the date of issuance of the Consolidated Financial Statements.

Our expectation to generate operating losses and negative operating cash flows in the future and the need for additional funding to support our planned operations, raise substantial doubt regarding our ability to continue as a going concern. Our plans to alleviate the conditions that raise substantial doubt include reduced spending, and the pursuit of additional capital. We have concluded the likelihood that our plan to successfully obtain sufficient funding from one or more of these sources, or adequately reduce expenditures, while possible, is less than probable. We believe that the accounting estimates described below involve a significant degree of judgment and complexity. Accordingly, we believe these are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Fair Value Measurements

Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. In determining fair value, the Company used various valuation approaches. A fair value hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.

Unobservable inputs reflect the Company’s assumption about the inputs that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels, based on the inputs, as follows:

●	Level 1-Valuations based on quoted prices for identical instruments in active markets. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.

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●	Level 2- Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for either similar instruments in active markets, identical or similar instruments in markets that are not active, or model-derived valuations whose inputs or significant value drivers are observable or can be corroborated by observable market data.

●	Level 3-Valuations based on inputs that are unobservable. These valuations require significant judgment.

The Company’s Level 1 assets consist of cash and cash equivalents in the accompanying balance sheets and the value of accrued expenses and other current liabilities approximate fair value due to the short-term nature of these assets and liabilities.

As of March 31, 2024, the Company has one financial liability, a warrant liability for which the fair value is determined based on Level 2 inputs as such inputs are based on observable inputs other than quoted prices.

The warrant liability is valued using a Black-Scholes model, with the most judgmental non-observable input being the volatility measure. Changes in the assumptions around the volatility can cause significant changes in the estimated fair value of the warrant liability. See Note 4 for further information on the Company’s financial liabilities carried at fair value.

Emerging Growth Company Status and Smaller Reporting Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that: (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Upon closing of the Merger, the surviving company remained an emerging growth company, as defined by the Jumpstart Our Business Startups act of 2012, until the earliest of (i) the last day of the combined entity’s first fiscal year following the fifth anniversary of the completion of MURF’s initial public offering, (ii) the last day of the fiscal year in which the combined entity has total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which the combined entity is deemed to be a large accelerated filer, which means the market value of the combined entity’s common stock that is held by non-affiliates exceeds $700.0 million as of the prior December 31st or (iv) the date on which the combined entity has issued more than $1.0 billion in non-convertible debt securities during the prior three year period.

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In addition, Conduit is a smaller reporting company as defined in the Exchange Act. The Company may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) Conduit’s voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) Conduit’s annual revenue is less than $100.0 million during the most recently completed fiscal year and its voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of its second fiscal quarter.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

As a smaller reporting company, we are not required to provide disclosure regarding quantitative and qualitative market risk.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are designed to ensure that information required to be disclosed by us in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Under the supervision and with the participation of our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the fiscal quarter ended March 31, 2024 and for the comparison fiscal quarter ended March 31, 2023, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our principal executive officer and principal financial officer concluded that during the periods covered by this Quarterly Report, our disclosure controls and procedures were not effective, due to material weaknesses previously identified and not yet remediated as of the end of both such periods.

Changes in Internal Control over Financial Reporting

There have been no changes to in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) during the most recent fiscal quarter.

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

Other than as set forth below, we are not currently party to or aware of being subject to any material legal proceedings. However, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business, which could have a material adverse effect on our business, financial condition, or results of operations. Regardless of outcome, litigation could impact our business due to defense and settlement costs, diversion of management resources and other factors.

In August 2023, prior to the Merger, our now wholly-owned subsidiary, Conduit Pharmaceuticals Limited, received a letter from Strand claiming it was owed advisory fees pursuant to a previously executed letter. Conduit rejected and disputes the substance of the letter in full. Following such rejection, on September 7, 2023, Strand filed a claim in the Business and Property Courts of England and Wales claiming it is entitled to be paid the sum of $2 million and, as a result of the completion of the Merger, to be issued 6.5 million shares of common stock. We intend to vigorously defend against these claims. Regardless of its outcome, the litigation may impact our business due to, among other things, defense legal costs and the diversion of the attention of our management.

Item 1A. Risk Factors.

There are no material changes from the risk factors previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

On March 20, 2024, the Company issued in a private placement common stock purchase warrants (the “Warrants”) to an unrelated third party to purchase up to an aggregate 260,000 shares of the Company’s common stock, in exchange for entering into a lock-up with respect to the shares of common stock held by such holder (the “Lock-Up Agreement”).

The Warrants are not exercisable until one year after their date of issuance. Each Warrant is exercisable into one share of the Company’s common stock at a price per share of $3.18 (as adjusted from time to time in accordance with the terms thereof) for a two-year period after the date of exercisability. There is no established public trading market for the Warrants. Notwithstanding the foregoing, the Warrants shall vest, and not be subject to forfeiture, with respect to 25% of such Warrants commencing on the 90th day after the date of the Lock-Up Agreement and 25% on each subsequent 90-day anniversary, in each case vesting only if the holder agrees to continue to have its shares of common stock remain locked up pursuant to the Lock-Up Agreement on such date.

On April 22, 2024, the Company issued in a private placement common stock purchase warrants (the “April Warrants”) to third parties, including certain directors, to purchase up to an aggregate of 907,725 shares of the Company’s common stock, in exchange for entering into a lock-up with respect to the shares of common stock held by such holder (the “Lock-Up Agreement”) and for such directors, $0.125 per warrant.

The April Warrants are not exercisable until one year after their date of issuance. Each April Warrant is exercisable into one share of the Company’s common stock at a price per share of $3.12 (as adjusted from time to time in accordance with the terms thereof) for a two-year period after the date of exercisability. There is no established public trading market for the April Warrants.

The issuance of the Warrants and the April Warrants was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

Resignations and Appointments

On May 10, 2024, Adam Sragovicz informed the Board of Directors of his intention to resign as Chief Financial Officer of the Company. In connection with his resignation, Mr. Sragovicz agreed to continue in his current role, with the same responsibilities and obligations as he previously had, through the day after the filing of this Quarterly Report on Form 10-Q, so that his resignation will become effective on May 15, 2024. Mr. Sragovicz’s resignation was not due to any disagreement with management or the Company’s operations, policies or practices.

The Company entered into a separation agreement with Mr. Sragovicz on May 12, 2024, which provides for continued payment of his base salary, and subsidized health insurance premiums, for a period of four months after the effective date of his resignation.  In exchange for these benefits, Mr. Sragovicz has signed a mutual release of claims, agreed to a mutual non-disparagement covenant, and re-affirmed certain confidentiality, non-solicitation and post-departure cooperation covenants.

The foregoing description of the separation agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Quarterly Report on Form 10-Q and is hereby incorporated herein by reference.

The Company will conduct its search for a successor Chief Financial Officer.  Effective as of the date of Mr. Sragovicz’s departure, the Board appointed James Bligh, Senior Vice President – Strategy, as Interim Chief Financial Officer (and principal financial officer).

Mr. Bligh will continue to serve as Senior Vice President – Strategy and a member of the Board while acting as Interim Chief Financial Officer.  Mr. Bligh has not entered into, and no amendments were made to, any material compensation plans, contracts or arrangements in connection with his appointment, although the Board of Directors will assess this determination.

Mr. Bligh, age 37, was a co-founder of Conduit and has served as Senior Vice President – Strategy and a member of the Board since September 22, 2023. The information required by Items 401(b), (d), and (e) and Item 404(a) of Regulation S-K regarding Mr. Bligh was previously reported in the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2024, and is incorporated by reference herein. In addition, Mr. Bligh has previously acted in the role of financial officer and has served on various boards and audit related committees throughout the earlier part of his career. There is no arrangement or understanding between Mr. Bligh and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Bligh and any of the Company’s directors or executive officers.

In addition, on May 12, 2024, Ms. McNealey announced her resignation, due to personal reasons, as a member of the Board of Directors of the Company and from all committees on which she served, effective as of May 13, 2024. Ms. McNealey’s resignation was not due to any disagreement with management or the Company’s operations, policies or practices.

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Item 6. Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger Agreement dated as of November 8, 2022, by and among Murphy Canyon Acquisition Corp., Conduit Merger Sub, Inc. and Conduit Pharmaceuticals Limited (filed as Annex A-1 to the Registrant’s Proxy Statement/Prospectus filed on August 11, 2023, and incorporated herein by reference).
2.2	Amendment to Agreement and Plan of Merger dated as of January 27, 2023, by and among Murphy Canyon Acquisition Corp., Conduit Merger Sub, Inc. and Conduit Pharmaceuticals Limited (filed as Annex A-2 to the Registrant’s Proxy Statement/Prospectus filed on August 11, 2023, and incorporated herein by reference).
2.3	Second Amendment to Agreement and Plan of Merger dated as of May 11, 2023, by and among Murphy Canyon Acquisition Corp., Conduit Merger Sub, Inc. and Conduit Pharmaceuticals Limited (filed as Annex A-3 to the Registrant’s Proxy Statement/Prospectus filed on August 11, 2023, and incorporated herein by reference).
3.1	Second Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 29, 2023, and incorporated herein by reference).
3.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on September 29, 2023, and incorporated herein by reference).
10.1	Separation Agreement, dated May 12, 2024, between Mr. Sragovicz and Conduit Pharmaceuticals Inc. (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 14, 2024, and incorporated herein by reference)
31.1*	Certification of Principal Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1§	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2§	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS*	Inline XBRL Instance Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
§	In accordance with Item 601(b)(32)(ii) of Regulation S-K and SEC Release Nos. 33-8238 and 34-47986, Final Rule: Management’s Reports on Internal Control Over Financial Reporting and Certification of Disclosure in Exchange Act Periodic Reports, the certifications furnished in Exhibits 32.1 and 32.2 hereto is deemed to accompany this Quarterly Report on Form 10-Q and will not be deemed “filed” for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONDUIT PHARMACEUTICALS INC

November 14, 2024	By:	/s/ Dr. David Tapolczay
	Name:	Dr. David Tapolczay
	Title:	Chief Executive Officer
(Principal Executive Officer)

November 14, 2024	By:	/s/ James Bligh
	Name:	James Bligh
	Title:	Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q/A

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2024

or

☐ TRANSITION REPORT PURSUANT T O SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from          to

Commission File Number 001-41245

CONDUIT PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	87-3272543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4581 Tamiami Trail North, Suite 200 Naples, Florida	34103
(Address of Principal Executive Offices)	(Zip Code)

(646) 491-9132
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☒ Non-accelerated filer	☒ Smaller reporting company
☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act): Yes ☐ No ☒

As of August 12, 2024, there were 96,004,699 shares of common stock, $0.0001 par value of the registrant issued and outstanding.

CONDUIT PHARMACEUTICALS INC.

Form 10-Q

i

EXPLANATORY NOTE

As described in Item 4.02 of the Company’s Form 8-K filed with the SEC on November 14, 2024, we determined that the Company’s deferred commission payable, previously classified as a long term liability, should have been classified as a current liability in the Company’s March 31, 2024 and June 30, 2024 condensed consolidated balance sheets.

Restatement Background

On November 12, 2024, the Audit Committee of the Board of Directors of the Company, after discussions with the Company’s management and independent registered public accounting firm, determined that the Company’s unaudited financial statements included in each of the Company’s Quarterly Reports on Form 10-Q for the periods ending March 31, 2024 (the “Q1 2024 Form 10-Q”) and June 30, 2024 (the “Q2 2024 Form 10-Q”), together (the “Financial Statements” or “Affected Periods), filed with the SEC on May 14, 2024, and August 12, 2024, respectively, as well as the relevant portions of any communication which describe or are based on the Financial Statements, should no longer be relied upon.

In connection with the preparation of the Company’s financial statements for the three and nine months ended September 30, 2024, the Company’s management determined that a reclassification was necessary in its previously issued unaudited financial statements, relating solely to the balance sheet, as of June 30, 2024. It was determined that the Company’s deferred commission payable, previously classified as a long term liability, should have been classified as a current liability in the Company’s June 30, 2024 condensed consolidated balance sheet. Such reclassification did not have any impact on the total liabilities owed by the Company as of June 30, 2024.

Items Amended in this Filing

This Form 10-Q/A amends and restates the following items included in the original form 10-Q as appropriate to reflect the Restatement and revision of the relevant periods:

●	Part I, Item 1-Financial Statements (Unaudited)

The Company is including with this Form 10-Q/A currently dated certifications of the Company’s Chief Executive Officer and Chief Financial Officer (Exhibits 31.1, 31.2, 32.1, and 32.2).

Except as discussed above and as further described in Note 2 to the Condensed Consolidated Financial Statements in this Form 10-Q/A, the Company has not modified or updated the disclosures presented in the original form 10-Q to reflect events that occurred at a later date or facts that subsequently became known to the Company. Accordingly, forward-looking statements included in this Amendment No.1 may represent management’s views as of the original form 10-Q and should not be assumed to be accurate as of any date thereafter. Disclosures not affected by the Restatement are unchanged and reflect the disclosures made at the time of the original filing. Accordingly, this amended form 10-Q should be read in conjunction with our filings with the SEC subsequent to the date on which we filed the original filing with the SEC.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (this “Quarterly Report”) for the quarterly period ended June 30, 2024 contains forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. This includes, without limitation, statements regarding the financial position and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Quarterly Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described herein under “Item 1A. Risk Factors,” those described in our Annual Report on Form 10-K for the year ended December 31, 2023, under “Item 1A. Risk Factors,” filed with the U.S. Securities and Exchange Commission (the “SEC”). You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the filing date of this Quarterly Report. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the risk factors we describe in the reports we will file from time to time with the SEC after the date of this Quarterly Report.

This Quarterly Report may also contain market data related to our business and industry. These market data include projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may harm our business, results of operations, financial condition, and the market price of our common stock.

iii

PART I-FINANCIAL INFORMATION

Item 1. Financial Statements.

CONDUIT PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
	(unaudited) (As Restated)	(audited)
ASSETS
Current assets
Cash and cash equivalents	$219	$4,228
Marketable Investments	214	-
Prepaid expenses and other current assets	1,168	1,505
Total current assets	1,601	5,733
Operating lease right-of-use assets, net	319	-
Property, plant, and equipment, net	50	-
Prepaid expenses and other long-term assets	1,335	1,491
Total assets	$3,305	$7,224
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,064	$215
Accrued expenses and other current liabilities	665	601
Convertible promissory note payable	800	800
Operating lease liability, current portion	144	-
Loans payable	183	185
Deferred commission payable	5,738	-
Total current liabilities	8,594	1,801
Derivative warrant liability	32	142
Operating lease liability, non-current portion	141	-
Deferred commission payable	-	5,738
Total liabilities	8,767	7,681

Stockholders’ deficit
Common stock, par value $0.0001; 250,000,000 shares authorized at June 30, 2024 and December 31, 2023, respectively, 74,000,234 and 73,829,536 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	7	7
Preferred stock, par value $0.0001; 1,000,000 shares authorized at June 30, 2024 and December 31, 2023; no shares issued and outstanding at June 30, 2024 and December 31, 2023	-	-
Additional paid-in capital	14,378	10,424
Accumulated deficit	(20,234)	(11,299)
Accumulated other comprehensive income	387	411
Total stockholders’ deficit	(5,462)	(457)
Total liabilities and stockholders’ deficit	$3,305	$7,224

The accompanying notes are an integral part of these condensed consolidated financial statements.

1

CONDUIT PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months ended June 30,
	2024	2023	2024	2023
Operating expenses:
Research and development expenses	$25	$-	153	-
General and administrative expenses	3,115	888	5,942	2,403
Total operating expenses	3,140	888	6,095	2,403
Operating loss	(3,140)	(888)	(6,095)	(2,403)
Other income (expense):
Other income (expense), net	(2,126)	(845)	(2,613)	(1,002)
Interest income	2	-	11
Interest expense	(119)	-	(238)
Total other (expense) income, net	(2,243)	(845)	(2,840)	(1,002)
Net loss	$(5,383)	$(1,733)	(8,935)	(3,405)
Basic earnings/(net loss) per share	$(0.07)	$(0.03)	(0.12)	(0.05)
Diluted earnings/(net loss) per share	$(0.07)	$(0.02)	(0.12)	(0.05)
Basic weighted-average common shares outstanding	73,851,440	64,626,430	73,840,488	64,626,430
Diluted weighted-average common shares outstanding	73,851,440	65,825,568	73,840,488	65,425,949
Comprehensive loss:
Foreign currency translation adjustment	(1)	(383)	(24)	(646)
Total comprehensive loss	$(5,384)	$(2,116)	(8,959)	(4,051)

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

CONDUIT PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(unaudited)

(in thousands, except share amounts)

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	deficit	income	deficit

Balance at April 1, 2024	73,829,536	$7	$11,358	$(14,851)	$388	$(3,098)
Issuance of Common Stock for services	96,154	-	150	-	-	150
Issuance of Common Stock upon vesting of restricted stock units	74,544	-	-	-	-	-
Issuance of Warrants	-	-	2,388	-	-	2,388
Stock-based compensation	-	-	482	-	-	482
Foreign currency translation adjustment	-	-	-	-	(1)	(1)
Net loss	-	-	-	(5,383)	-	(5,383)
Balance at June 30, 2024	74,000,234	$7	$14,378	$(20,234)	$387	$(5,462)

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	deficit	income	deficit

Balance at January 1, 2024	73,829,536	$7	$10,424	$(11,299)	$411	$(457)
Issuance of Common Stock for services	96,154	-	150	-	-	150
Issuance of Common Stock upon vesting of restricted stock units	74,544	-	-	-	-	-
Issuance of Warrants	-	-	2,890	-	-	2,890
Stock-based compensation	-	-	914	-	-	914
Foreign currency translation adjustment	-	-	-	-	(24)	(24)
Net loss	-	-	-	(8,935)	-	(8,935)
Balance at June 30, 2024	74,000,234	$7	$14,378	$(20,234)	$387	$(5,462)

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	deficit	income	deficit

Balance at April 1, 2023	64,626,430	$6	$-	$(12,442)	$412	$(12,024)
Foreign currency translation adjustment	-	-	-	-	(383)	(383)
Net loss	-	-	-	(1,733)	-	(1,733)
Balance at June 30, 2023	64,626,430	$6	$-	$(14,175)	$29	$(14,140)

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	deficit	income	deficit

Balance at January 1, 2023	2,000	$-	$-	$(10,764)	$675	$(10,089)
Retroactive application of Merger	64,624,430	6	(6)	-	-	-
Reclassification of additional paid-in capital	-	-	6	(6)	-	-
Adjusted Balances, beginning of period	64,626,430	$6	$-	$(10,770)	$675	$(10,089)
Foreign currency translation adjustment	-	-	-	-	(646)	(646)
Net loss	-	-	-	(3,405)	-	(3,405)
Balance at June 30, 2023	64,626,430	$6	$-	$(14,175)	$29	$(14,140)

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

CONDUIT PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months ended June 30,
	2024	2023
Cash flows used in operating activities:
Net loss	$(8,935)	$(3,405)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on change in fair value of Cizzle option	-	(311)
Gain on change in fair value of Vela option	-	(77)
Loss on issuance of Vela option	-	998
Change in reserve for related party uncollectible loan	-	332
Loss on change in fair value of convertible notes payable	-	303
Unrealized foreign exchange loss	5	-
Issuance of warrants for lock-up	2,710	-
Gain on change in fair value of derivative warrant liability	(110)	-
Stock-based compensation expense	914	-
Non-cash interest expense	158	44
Operating lease obligations	(34)	-
Amortization of financed Directors and Officers insurance	863	-
Issuance of common stock for services	150	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(306)	(895)
Accounts payable	811	-
Accrued expenses and other liabilities	(96)	613
Net cash flows used in operating activities	(3,870)	(2,398)
Cash flows used in investing activities:
Issuance of loan - related party	-	(332)
Purchases of property and equipment	(10)	-
Purchases of short term investments	(490)
Proceeds from the sale of short-term investments	276
Proceeds from the issuance of the Vela option	-	493
Net cash flows used in investing activities	(224)	161
Cash flows provided by financing activities:
Proceeds from issuance of convertible notes payable, carried at fair value	-	1,455
Proceeds from issuance of warrants from lock-up	113	-
Proceeds from issuance of convertible promissory note payable, carried at cost	-	776
Net cash flows provided by financing activities	113	2,231
Net change in cash and cash equivalents before effect of exchange rate changes	(3,981)	(6)
Effect of exchange rate changes on cash and cash equivalents	(28)	6
Net change in cash	(4,009)	-
Cash and cash equivalents at beginning of period	4,228	-
Cash and cash equivalents at end of period	$219	$-

Supplemental cash flow information:
Cash paid for interest	$80	$-

Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$350	$-
Purchases of PP&E in accounts payable	40	-
Receivables from issuance of warrants for lock-up	67	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

CONDUIT PHARMACEUTICALS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of the Business, Basis of Presentation and Summary of Significant Accounting Policies

Conduit Pharmaceuticals Inc., a Delaware corporation (“Conduit” or the “Company”), is a clinical-stage specialty biopharmaceutical company that was formed to facilitate the development and commercialization of clinical assets. The Company has developed a unique business model that allows it to act as a conduit to bring clinical assets from pharmaceutical companies and develop new treatments for patients. Our novel approach addresses unmet medical needs and lengthens the intellectual property for our existing assets through cutting-edge solid-form technology and then commercializing these products with life science companies.

The Company’s current development pipeline, following the recently completed License Agreement with AstraZeneca AB (PUBL) (“AstraZeneca”) dated August 7, 2024, includes two HK-4 Glucokinase Activators, which have been determined to be Phase 2 ready for application in autoimmune disorders, as well as the Company’s proprietary, patent pending in some jurisdictions, solid-form compound targeting autoimmune disorders. The Company’s development pipeline also includes a potent, irreversible inhibitor of human Myeloperoxidase (MPO) that has been licensed in, and has the potential to treat, idiopathic male infertility. See Note 16, Subsequent Events.

Through June 30, 2024, the Company’s development pipeline, through a relationship with St. George Street Capital included a single HK-4 Glucokinase Activator licensed to St George Street Capital for use in uveitis, Hashimoto’s Thyroiditis, preterm labor, and renal transplant rejection. The Company’s development pipeline also included a potent, irreversible inhibitor of human Myeloperoxidase (MPO) licensed in idiopathic male infertility. See Note 13, Related Party transactions.

Merger Agreement

On September 22, 2023 (the “Closing Date”), a merger transaction between Conduit Pharmaceuticals Limited (“Old Conduit”), Murphy Canyon Acquisition Corp (“MURF”) and Conduit Merger Sub, Inc., a Cayman Islands exempted company and a wholly owned subsidiary of MURF (“Merger Sub”), was completed (the “Merger”, see Note 3) pursuant to the initial merger agreement dated November 8, 2022 and subsequent amendments to the merger agreement dated January 27, 2023 and May 11, 2023 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on the Closing Date, (i) Merger Sub merged with and into Old Conduit, with Old Conduit surviving the merger as a wholly-owned subsidiary of MURF, and (ii) MURF changed its name from Murphy Canyon Acquisition Corp. to Conduit Pharmaceuticals Inc. The common stock of the Company commenced trading on The Nasdaq Global Market under the symbol “CDT” on September 25, 2023, and the Company’s warrants commenced trading on The Nasdaq Capital Market under the symbol “CDTTW” on September 25, 2023.

The Merger was accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under the reverse recapitalization method, MURF was treated as the acquired company for financial reporting purposes, and the accounting acquirer was assumed to have issued shares of stock for the net assets of MURF, with no goodwill or other intangible assets recorded.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with U.S. GAAP as set forth by the Financial Accounting Standards Board (“FASB”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). References to U.S. GAAP issued by the FASB in these notes to the accompanying unaudited condensed consolidated financial statements are to the FASB Accounting Standards Codifications (“ASC”) and Accounting Standards Update (“ASUs”).

The accompanying interim unaudited condensed consolidated financial statements included in this quarterly report have been prepared in accordance with U.S. GAAP and, in the opinion of the Company, contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of June 30, 2024, and its results of operations for the three and six months ended June 30, 2024 and 2023, and cash flows for the six months ended June 30, 2024 and June 30, 2023. The condensed consolidated balance sheet at December 31, 2023, was derived from the audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Conduit UK Management Ltd. (United Kingdom) and Conduit Pharmaceuticals, Ltd. (Cayman Islands). As used herein, references to the “Company” include references to Conduit Pharmaceuticals Inc. and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Liquidity and Going Concern

In accordance with ASC 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. Since its inception, the Company has generated significant losses and as of June 30, 2024, the Company had an accumulated deficit of $20.2 million. As of June 30, 2024 and December 31, 2023, the Company had cash and cash equivalents of $0.2 million and $4.2 million, respectively. For the six months ended June 30, 2024 and 2023, the Company had net losses of $8.9 million and $3.4 million, respectively, and cash used in operating activities of $3.9 million and $2.4 million, respectively. Management has determined that it does not have sufficient cash and other sources of liquidity to fund its current business plan. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for at least the next 12 months from the financial statement filing date.

On March 4, 2024, the Company received a Commitment Letter in the amount of $5 million, subject to agreement and definition documentation, from Corvus Capital Limited (“Corvus”), a major stockholder and related party. The facility allows for single draws of up to $500,000, and limits draw requests to $1,000,000 in any 30-day period. As of June 30, 2024, the Company had not received any proceeds from the $5.0 million commitment.

On August 5, 2024, the Company entered into a Senior Secured Promissory Note (the “Note”) with Nirland Limited (“Nirland”), pursuant to which the Company issued and sold to the Nirland the Note in the original principal amount of $2,650,000 (the “Note”), inclusive of a $500,000 original issuance discount. Of the total amount of the Note, $1,675,000 was issued upon execution of the Note . In connection with the Note, the Company issued the Purchaser 12,500,000 shares of the Company’s common stock on August 6, 2024. The balance of $475,000 will be paid after the shares have been registered for resale. The Note bears interest at a rate of 12% per annum, accruing daily on a 365-day basis, payable monthly in arrears as cash, or accrued at the Nirland’s discretion. The Note matures on August 4, 2025.

5

The Company’s expectation is to generate operating losses and negative operating cash flows in the future and will need additional funding to support its current business plan. Management’s plans to alleviate the conditions that raise substantial doubt include the pursuit of additional cash resources through public or private equity or debt financings. There is no assurance that such funding will be available when needed or on acceptable terms. If additional funding is not available when required, the Company would need to delay or curtail its operations and its research and development activities until such funding is received, all of which could have a material adverse effect on the Company and its financial condition.

These financial statements have been prepared assuming the Company will continue as a going concern and do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Other Risks and Uncertainties

The Company is subject to risks common to companies in the pharmaceutical industry including, but not limited to, uncertainties related to commercialization of competitor products, regulatory approvals, dependence on key products, dependence on key customers and suppliers, and protection of intellectual property rights. Clinical assets currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts will require significant amounts of additional capital, adequate personnel, infrastructure, and extensive compliance and reporting capabilities. Even if the Company’s efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from royalties or product sales.

The Company licenses clinical assets from AstraZeneca. See Note 13 and Note 17. If there is a breach or other termination of such agreements, there could be a material adverse effect on the Company’s business, financial condition, operating results, and prospects. While the Company holds its own intellectual property outside of the scope of these agreements, termination of such agreements could adversely affect the business and ability to commercialize our clinical assets.

Nasdaq Listing Deficiencies

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On May 28, 2024, the Company received a notice (the “Notice”) it was expecting from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, due to the previously disclosed resignation of Ms. Jennifer McNealey from the Company’s Board of Directors (the “Board”) and from all committees on which she served, the Company, effective as of such date of resignation, was not in compliance with Nasdaq’s independent audit committee requirements as set forth in Listing Rule 5605 as a result of the audit committee being comprised of only two independent directors. The Company has until the earlier of its next annual meeting of stockholders or May 13, 2025 or, if the next annual meeting of stockholders is held before November 12, 2024, then the Company must evidence compliance no later than November 12, 2024. The Notice has no immediate effect on the listing of the Company’s securities on Nasdaq. The Company intends to regain compliance with the requirement that the audit committee be comprised of at least three independent directors prior to the expiration of the cure period provided pursuant to Nasdaq Listing Rule 5605(c)(4).

Notice of Failure to Satisfy a Continued Listing Rule

On August 12, 2024, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq notifying the Company that for the last 30 consecutive business days the closing bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). The deficiency letter does not result in the immediate delisting of the Company’s common stock from the Nasdaq Global Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has been provided an initial period of 180 calendar days, or until February 10, 2025 (the “Compliance Date”), to regain compliance with the Bid Price Rule. If, at any time before the Compliance Date, the closing bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, the Staff will provide written notification to the Company that it complies with the Bid Price Rule, unless the Staff exercises its discretion to extend this 10 day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If the Company does not regain compliance by February 10, 2025, the Company may be eligible for an additional 180 calendar day grace period if it applies to transfer the listing of its common stock to the Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirement for the market value of its publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would have the right to appeal a determination to delist its common stock, and the common stock would remain listed on the Nasdaq Global Market until the appeal process is complete. There can be no assurance that, if the Company does appeal the delisting determination by the Staff to the NASDAQ Listing Qualifications Panel, that such appeal would be successful.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Bid Price Rule, which could include effecting a reverse stock split. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Rule.

6

Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents are primarily maintained with major financial institutions in the United Kingdom and Switzerland. The Company considers cash equivalents to be short-term, highly liquid investments that (a) are readily convertible into known amounts of cash, (b) are traded and held for cash management purposes, and (c) have original maturities of three months or less at the time of purchase. The Company’s Switzerland bank accounts, which hold immaterial cash balances, are uninsured, and the Company’s U.K. bank account, with a balance at June 30, 2024 of £93,014 (or approximately $117,623), which exceeds the country’s deposit limit of £85,000 (approximately $108,000). The Company’s U.S. depository bank participates in the Demand Deposit Marketplace program, insuring deposits up to $10 million by sweeping amounts in excess of the $250,000 deposit insurance limit among participating banks. The Company has not experienced any losses on any accounts through the six months ended June 30, 2024.

Marketable Investments

Short-term may investments include marketable debt and equity securities with maturities of less than one year or where management’s intent is to use the investments to fund current operations or to make them available for current operations. All investments in marketable securities are classified as available-for-sale and are reported at fair value on the consolidated balance sheets. Investments with remaining maturities or that are due within one year from the balance sheet date are classified as current. The Company reviews its short-term investments for other-than-temporary impairment whenever the fair value of a marketable security is less than the amortized cost and evidence indicates that a short-term investment’s carrying amount is not recoverable within a reasonable period of time.

Property, Plant and Equipment

Property, plant and equipment are initially recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or, for leasehold improvements, the life of the lease, if shorter. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in other income or expense for the period. As of June 30, 2024, property, plant and equipment primarily consisted of leasehold improvements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Estimates are based on several factors including the facts and circumstances available at the time the estimates are made, historical experience, risk of loss, general economic conditions and trends, and the assessment of the probable future outcome. Actual results could differ materially from such estimates. Estimates and assumptions are reviewed periodically by management and changes in estimates are made as management becomes aware of changes in circumstances surrounding the estimates. The effects of changes are reflected in the financial statements in the period that they are determined.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. In determining fair value, the Company used various valuation approaches. A fair value hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.

Unobservable inputs reflect the Company’s assumption about the inputs that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels, based on the inputs, as follows:

●	Level 1-Valuations based on quoted prices for identical instruments in active markets. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.
●	Level 2- Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for either similar instruments in active markets, identical or similar instruments in markets that are not active, or model-derived valuations whose inputs or significant value drivers are observable or can be corroborated by observable market data.
●	Level 3-Valuations based on inputs that are unobservable. These valuations require significant judgment.

7

The Company’s Level 1 assets consist of cash and cash equivalents in the accompanying balance sheets, convertible notes payable and the value of accrued expenses and other current liabilities approximate fair value due to the short-term nature of these assets and liabilities.

Warrants

The Company determines the accounting classification of warrants as either liability or equity by first assessing whether the Warrants meet liability classification in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). Under ASC 480, a financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares must be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception; (b) variations in something other than the fair value of the issuer’s equity shares; or (c) variations inversely related to changes in the fair value of the issuer’s equity shares. If financial instruments, such as the warrants, are not required to be classified as liabilities under ASC 480, the Company assesses whether such instruments are indexed to the Company’s own stock under ASC 815-40. In order for an instrument to be considered indexed to an entity’s own stock, its settlement amount must always equal the difference between the following: (a) the fair value of a fixed number of the Company’s equity shares, and (b) a fixed monetary amount or a fixed amount of a debt instrument issued by the Company.

Equity classified warrants are recorded in stockholders’ deficit and liability classified warrants are recorded as liabilities within the Consolidated Balance Sheets. The liability classified warrants are remeasured each period with changes recorded in the Consolidated Statements of Operations and Comprehensive Loss.

As of June 30, 2024, the Company had outstanding warrants that are classified as a liability within the condensed consolidated balance sheets. The fair value of the warrant liability is determined each balance sheet date based on Level 2 inputs as such inputs are based on observable inputs other than quoted prices. The warrant liability is valued using a Black-Scholes model, with the most judgmental non-observable input being the volatility measure. Changes in the assumptions around the volatility can cause significant changes in the estimated fair value of the warrant liability. See Note 4 for further information on the Company’s financial liabilities carried at fair value.

During the sixth months ended June 30, 2024, the Company issued warrants that met the criteria to be classified within stockholders’ deficit within the condensed consolidated balance sheets. The fair value of the warrants was determined by using a Black-Scholes model, with the most judgmental non-observable input being the volatility measure. Changes in the assumptions around the volatility could have caused significant changes in the estimated fair value of the warrants. See Note 14 for further information on the warrants classified within stockholders’ deficit.

Share Based Compensation

The Company accounts for share based compensation arrangements granted to employees in accordance with ASC 718, Compensation: Stock Compensation, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. The grant date fair value of stock options is determined using a Black-Scholes model, with the most judgmental non-observable input being the volatility measure. Changes in the assumptions around the volatility can cause significant changes in the grant date fair value of stock options. The Company accounts for forfeitures when they occur.

Research and Development and Funding

Research and development expenses consist primarily of costs incurred in connection with the research and development of our clinical assets and programs. The Company expenses research and development costs and intangible assets acquired that have no alternative future use as incurred. These expenses include:

●	expenses incurred under agreements with organizations that support the Company’s drug discovery and development activities;
●	expenses incurred in connection with the preclinical and clinical development of the Company’s clinical assets and programs, including under agreements with contract research organizations, or CROs;
●	costs related to contract manufacturing organizations, or CMOs, that are primarily engaged to provide drug substance and product for our clinical trials, research and development programs, as well as investigative sites and consultants that conduct the Company’s clinical trials, nonclinical studies and other scientific development services;
●	the costs of acquiring and manufacturing nonclinical and clinical trial materials, including manufacturing registration and validation batches;
●	employee-related expenses, including salaries, related benefits and equity-based compensation expense, for employees engaged in research and development functions;
●	costs related to compliance with quality and regulatory requirements;
●	payments made under third-party licensing agreements; and
●	direct and allocated costs related to facilities, information technology, personnel and other overhead.

Advance payments that we make for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such amounts are recognized as an expense as the goods are delivered or consumed or the related services are performed, or until it is no longer expected that the goods will be delivered, or the services rendered.

8

Income Taxes

ASC Topic 740, Income Taxes, sets forth standards for financial presentation and disclosure of income tax liabilities and expense. Interest and penalties recognized have been classified in the unaudited condensed consolidated statements of operations and Comprehensive Loss as income taxes. Deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the unaudited condensed consolidated statements of operations and Comprehensive Loss in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits of which future realization is uncertain.

In December 2023, the FASB issued ASU 2023-09, which introduces new income tax disclosure requirements. The standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. After reviewing the provisions of the new standard, the Company has determined that these changes will not materially affect our financial condition, results of operations, or cash flows as presented in our financial statements.

Earnings/(Net Loss) per Share Attributable to Common Stockholders

The Company calculates basic and diluted earnings/(net loss) per share under ASC Topic 260, Earnings Per Share. Basic earnings/(net loss) per share is computed by dividing the net income/(loss) by the number of weighted-average common shares outstanding for the period. Diluted earnings/(net loss) is computed by adjusting net income/(loss) based on the impact of any dilutive instruments. Diluted earnings/(net loss) per share is computed by dividing the diluted net income/(loss) by the number of weighted-average common shares outstanding for the period including the effect, if dilutive, of any instruments that can be settled in common shares. When computing diluted net income/(loss) per share, the numerator is adjusted to eliminate the effects that have been recorded in net income/(loss) (net of tax, if any) attributable to any liability-classified dilutive instruments.

Foreign Currency Translation

The Company translated the assets and liabilities of foreign subsidiaries from their respective functional currency, the British pound, to United States dollars at the appropriate spot rates as of the balance sheet date. Income and expenses of operations are translated to United States dollars using weighted average exchange rates during the year. The foreign subsidiaries use the local currency as their functional currency. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in the accompanying consolidated statements of changes in stockholders’ deficit. Non-monetary items in the subsidiaries’ functional currency are re-measured into the reporting currency at the historical exchange rate (i.e., the rate of exchange at the date of the transaction).

2. Restatement and Revision of Previously Issued Financial Statements

Restatement of Previously Issued Financial Statements: June 30, 2024

In connection with the preparation of the Company’s financial statements for the three and nine months ended September 30, 2024, the Company’s management determined that a reclassification was necessary in its previously issued unaudited financial statements, relating solely to the balance sheet, as of June 30, 2024. It was determined that the Company’s deferred commission payable, previously classified as a long term liability, should have been classified as a current liability in the Company’s June 30, 2024 condensed consolidated balance sheet. Such reclassification did not have any impact on the total liabilities owed by the Company as of June 30, 2024. Management has evaluated this change and concluded it was material to the prior ending June 30, 2024. Therefore, the Company is restating the previously issued unaudited financial statements, and related notes thereto, as of June 30, 2024.

The impact of the errors described above on the condensed consolidated balance sheet as of June 30, 2024, is as follows:

	As of June 30, 2024
(Dollar amounts in thousands)	As Previously Reported	Adjustment	As Restated
Condensed Consolidated Balance
Current liabilities
Deferred commission payable	-	5,738	5,738
Total current liabilities	2,856	5,738	8,594
Deferred commission payable	5,738	(5,738)	-
Total liabilities	8,767	-	8,767

Revision of Previously Issued Financial Statements: June 30, 2023

In connection with the preparation of the Company’s financial statements as of and for the year ended December 31, 2023, the Company’s management identified errors in its previously issued unaudited financial statements as of and for the three months and six months ended June 30, 2023 with respect to how certain expenses relating to the Merger were previously expensed and that as part of the Company’s annual audit it was determined that such expenses should have been capitalized and subsequently recorded against equity and restated such quarterly period in the December 31, 2023 Form 10-K. The accounting for legal costs was deemed to be specific incremental costs directly attributable to the Merger and concurrent PIPE financing (See Note 3). Management has evaluated this correction to the accounting treatment of such costs, which overstated net loss, additional paid in capital, and accumulated deficit and understated prepaid expense, and concluded it was material to the prior quarterly periods, individually and in the aggregate. Additionally, certain items included in the comparative financial statements for the prior period have been reclassified to conform to the current period presentation.

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The impact of the errors described above on the balance sheet as of June 30, 2023, is as follows (in thousands):

	As of June 30, 2023 (Unaudited)
	As Previously Reported	Adjustment	As Revised
Balance Sheets
Assets
Current assets
Prepaid expenses and other current assets	$-	$895	$895
Total current assets	-	895	895
Total assets	5	895	900
Stockholders’ deficit
Accumulated deficit	(15,437)	895	(14,542)
Total shareholders’ deficit	(15,408)	895	(14,513)
Total liabilities and shareholders’ deficit	$5	$895	$900

The impact of the errors described above on the statements of operations and comprehensive loss for the three and six months ended June 30, 2023, is as follows (in thousands):

	For the three months ended June 30, 2023 (Unaudited)
	As Previously Reported		Adjustment		As Revised
Statements of Operations and Comprehensive Loss
Operating expenses:	$		$		$
General and administrative expenses		1,717		(402)		1,315
Total operating costs and expenses		1,717		(402)		1,315
Operating loss		(1,717)		402		(1,315)
Net income (loss)		$(2,508)		$402		$(2,106)
Net loss per share attributable to ordinary shareholders – basic and diluted*		$(1,254)		$201		$(1,053)
Total comprehensive income (loss)		$(2,891)		$402		$(2,489)

*	Does not reflect the impact of the Merger on the Company’s capital structure

	For the six months ended June 30, 2023 (Unaudited)
	As Previously Reported		Adjustment		As Revised
Statements of Operations and Comprehensive Loss
Operating expenses:	$		$		$
General and administrative expenses		3,725		(895)		2,830
Total operating costs and expenses		3,725		(895)		2,830
Operating loss		(3,725)		895		(2,830)
Net income (loss)		$(4,673)		$895		$(3,778)
Net loss per share attributable to ordinary shareholders – basic and diluted*		$(2,337)		$448		$(1,889)
Total comprehensive income (loss)		$(5,319)		$895		$(4,424)

*	Does not reflect the impact of the Merger on the Company’s capital structure

The impact of the errors described above on the statements of changes in shareholders’ deficit as of June 30, 2023, is as follows (in thousands):

	As of June 30, 2023 (Unaudited)
	As Previously Reported	Adjustment	As Revised
Statements of Changes in Shareholders’ Deficit
Accumulated deficit*	$(15,437)	$895	$(14,542)
Total shareholders’ deficit	$(15,408)	$895	$(14,513)

*	Does not reflect the impact of the Merger on the Company’s capital structure

The impact of the errors described above on the statements of cash flows for the six months ended June 30, 2023, is as follows (in thousands):

	For the six months ended June 30, 2023 (Unaudited)
	As Previously Reported	Adjustment	As Revised
Statements of Cash Flows
Cash flows from operating activities:
Net loss	$(4,673)	$895	$(3,778)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	$-	$(895)	$(895)

In connection with the preparation of the Company’s financial statements for the three and nine months ended September 30, 2024, the Company’s management identified errors in its previously issued unaudited financial statements as of and for the three months and six months ended June 30, 2024, with respect to how certain accrued expenses were accounted for in comparative three and six months ended June 30, 2023. The error relates to the Company inaccurately estimating accrued professional fees incurred in connection with the Merger as of June 30, 2023. Management has evaluated this correction to the accounting treatment of such costs, which overstated general and administrative expense, other income (expense), net loss, accumulated deficit, and accrued professional fees, and concluded it was not material to the prior periods, individually and in the aggregate.

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Additionally, certain items included in the comparative financial statements for the prior period have been reclassified to conform to the current period presentation.

The impact of the errors described above on the balance sheet as of June 30, 2023, is as follows (in thousands):

	As of June 30, 2023 (Unaudited)
	As Previously Reported	Adjustment	As Revised
Balance Sheets
Current liabilities
Accrued professional fees	3,681	(373)	3,308
Total current liabilities	6,356	(373)	5,983
Total liabilities	15,413	(373)	15,040
Stockholders’ deficit
Accumulated deficit*	(14,548)	373	(14,175)
Total shareholders’ deficit	(14,513)	373	(14,140)
Total liabilities and shareholders’ deficit	$900	$-	$900

*	Reflects the impact of the Merger on the Company’s capital structure

The impact of the errors described above on the statements of operations and comprehensive loss for the three and six months ended June 30, 2023, is as follows (in thousands):

	For the three months ended June 30, 2023 (Unaudited)
	As Previously Reported		Adjustment		As Revised
Statements of Operations and Comprehensive Loss
Operating expenses:	$		$		$
General and administrative expenses		1,315		(427)		888
Total operating costs and expenses		1,315		(427)		888
Operating loss		(1,315)		427		(888)
Other income (expense):
Other income (expense), net		(791)		(54)		(845)
Total other (expense) income, net		(791)		(54)		(845)
Net income (loss)		$(2,106)		$373		$(1,733)
Basic earnings/(net loss) per share		$(0.03)		$0.00		$(0.03)
Diluted earnings/(net loss) per share		$(0.03)		$0.01		$(0.02)
Total comprehensive income (loss)		$(2,489)		$373		$(2,116)

	For the six months ended June 30, 2023 (Unaudited)
	As Previously Reported		Adjustment		As Revised
Statements of Operations and Comprehensive Loss
Operating expenses:	$		$		$
General and administrative expenses		2,830		(427)		2,403
Total operating costs and expenses		2,830		(427)		2,403
Operating loss		(2,830)		427		(2,403)
Other income (expense):
Other income (expense), net		(948)		(54)		(1,002)
Total other (expense) income, net		(948)		(54)		(1,002)
Net income (loss)		$(3,778)		$373		$(3,405)
Basic earnings/(net loss) per share		$(0.06)		$0.01		$(0.05)
Diluted earnings/(net loss) per share		$(0.05)		$0.00		$(0.05)
Total comprehensive income (loss)		$(4,424)		$373		$(4,051)

The impact of the errors described above on the statements of changes in shareholders’ deficit as of June 30, 2023, is as follows (in thousands):

	As of June 30, 2023 (Unaudited)
	As Previously Reported	Adjustment	As Revised
Statements of Changes in Shareholders’ Deficit
Accumulated deficit*	$(14,548)	$373	$(14,175)
Total shareholders’ deficit	$(14,513)	$373	$(14,140)

*	Reflects the impact of the Merger on the Company’s capital structure

The impact of the errors described above on the statements of cash flows for the six months ended June 30, 2023, is as follows (in thousands):

	For the six months ended June 30, 2023 (Unaudited)
	As Previously Reported	Adjustment	As Revised
Statements of Cash Flows
Cash flows from operating activities:
Net loss	$(3,778)	$373	$(3,405)
Changes in operating assets and liabilities:
Accrued expenses and other current liabilities	986	(373)	$613

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3. Merger

As discussed in Note 1, “Summary of Significant Accounting Policies,” on September 22, 2023, the Company and MURF completed the Merger. Upon the closing of the Merger, the following occurred:

●	Each share of Old Conduit common stock issued and outstanding immediately prior to the closing of the Merger, which totaled 2,000 shares, was exchanged for the right to receive 32,313.215 shares of the Company’s Common Stock (“Common Stock”) resulting in the issuance of 64,626,430 shares of the Company’s Common Stock.

●	In addition to the shares issued to legacy Conduit shareholders noted above, an additional 373,570 shares of Common Stock were issued to Conduit convertible note holders, resulting in a total of 65,000,000 shares of Common Stock being issued to Conduit shareholders and holders of Conduit convertible notes payable.

●	In connection with the Merger, 45,000 share of MURF Class A common stock held by the MURF Sponsor was transferred to MURF Directors. Each share was exchanged on a one-for-one basis for shares of Common Stock.

●	Each share of MURF Class A common stock held by the MURF Sponsor prior to the closing of the Merger, which totaled 709,000 shares, was exchanged for, on a one-for-one basis for shares of Common Stock.

●	Each share of MURF common stock subject to possible redemption that was not redeemed prior to the closing of the Merger, which totaled 58,066 shares, was exchanged for, on a one-for-one basis, for shares of Common Stock.

●	In connection with the Merger, 3,306,250 shares of MURF Class B common stock held by the Sponsor was automatically converted into shares of MURF Class A common stock and then subsequently converted into shares of Common Stock on a one-for-one basis.

●	In connection with the Merger, A.G.P./Alliance Global Partners (“A.G.P.”), whom acted as a financial advisor to both MURF and Conduit, was due to receive (i) a cash fee of $6.5 million, 1,300,000 shares of Common Stock and warrants to purchase 54,000 shares of Common Stock at an exercise price of $11.00 per share pursuant to its engagement agreement with Conduit entered into on August 2, 2022 and (ii) $4.6 million of deferred underwriting fees as a result of its engagement for MURF’s initial public offering. Upon closing of the Merger, A.G.P. received a cash payment of $5.6 million, 1,300,000 shares of Common Stock, and 54,000 warrants to purchase 54,000 shares of Common Stock. The remaining $5.7 million of cash payments due to A.G.P upon closing of the Merger was deferred and to be paid on or before March 21, 2025, with annual interest of 5.5%.

●	In connection with the Merger, MURF entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “PIPE Investors”) for an aggregate of 2,000,000 units, with each unit consisting of one share of Common Stock (the “PIPE Shares”), together with one warrant exercisable into one share of Common Stock (the “PIPE Warrants”), at a purchase price of $10.00 per unit, for an aggregate purchase price of $20,000,000 (the “PIPE Financing”). Upon the closing of the PIPE Financing (which closed in connection with the closing of the Merger), the Company received $20.0 million in cash, which was used to settle related party promissory notes issued by MURF to the MURF Sponsor and an affiliate of the MURF Sponsor as well as transaction costs.

●	The proceeds received by the Company from the Merger and PIPE Financing, net of transaction costs, totaled $8.5 million.

The following table presents the total Common Stock outstanding immediately after the closing of the Merger:

Number of Shares
Exchange of MURF common stock subject to possible redemption for Conduit Pharmaceuticals Inc. common stock	58,066
Exchange of MURF Class A common stock held by MURF Directors for Conduit Pharmaceuticals Inc. common stock	45,000
Exchange of MURF Class A common stock held by MURF Sponsor for Conduit Pharmaceuticals Inc. common stock	4,015,250
Subtotal - Merger, net of redemptions	4,118,316
Issuance of Conduit Pharmaceuticals Inc. common stock in connection with PIPE Financing	2,000,000
Exchange of Conduit Pharmaceuticals Limited ordinary shares for Conduit Pharmaceuticals Inc. common stock on the Closing Date	64,626,430
Issuance of Conduit Pharmaceuticals Inc. common stock to holders of Conduit Pharmaceuticals Limited convertible notes on the Closing Date	373,570
Issuance of Conduit Pharmaceuticals Inc. common stock to an advisor for services directly related to the Merger	1,300,000
Total - Conduit Pharmaceuticals Inc. common stock outstanding as a result of the Merger, PIPE Financing, exchange of Conduit Pharmaceuticals Limited shares for shares of Conduit Pharmaceuticals Inc., issuance of Conduit Pharmaceuticals Inc. common stock to holders of Conduit Pharmaceuticals Limited convertible notes, and advisors.	72,418,316

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4. Marketable Investments

The following table summarizes the Company’s investments accounted for as available-for-sale securities as of June 30, 2024 (in thousands):

	As of June 30, 2024
		Gross	Gross
	Amortized Cost	Unrealized Gain	Unrealized Loss	Fair Value

Available-for-sale, short-term investments:
Investment in trading securities	$214	$-	$-	$214
Total available-for-sale, short-term investments	$214	$-	$-	$214

The Company had no short-term investments as of December 31, 2023.

Unrealized losses on available-for-sale securities as of June 30, 2024, were not significant. There were no significant realized gains or losses recognized on the sale or maturity of available-for-sale investments for the six months ended June 30, 2024.

5. Fair Value

The following table presents as of June 30, 2024 the Company’s liabilities subject to measurement at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of June 30, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Investment in trading securities	$-	$-	$214	$214
Derivative warrant Liability	-	32	-	32
Total Liabilities	$-	$32	$214	$246

The following table presents as of December 31, 2023 the Company’s liabilities subject to measurement at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative warrant liability	$-	$142	$-	$142
Total Liabilities	$-	$142	$-	$142

The fair value of the investment in trading securities was valued based on the purchase price of the investments and has therefore been classified as a Level 3 fair value measurement. The Company had no investment in trading securities as of December 31, 2023. There were no significant gains or losses recognized on the sale of investments in trading securities for the six months ended June 30, 2024.

The warrants issued to the PIPE Investors and an advisor in connection with the Merger are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the consolidated balance sheets. The measurements of the liability classified warrants are classified as Level 2 fair value measurements due to the use of an observable market quote for the Company’s publicly traded warrants, which are considered to be a similar asset in an active market.

The warrant liabilities are calculated by multiplying the quoted market price of the Company’s publicly traded warrants by the number of liability classified warrants.

During the period ended June 30, 2024, there were no transfers between Level 1 and Level 2, nor into or out of Level 3.

6. Balance Sheet Details

Current assets consisted of the following as of June 30, 2024 and December 31, 2023 (in thousands):

	As of	As of
	June 30, 2024	December 31, 2023

Prepaid directors and officers insurance	$642	$1,365
Prepaid Expenses	287	140
Other Receivables	188	-
Other Current Assets	51	-
Total prepaid expenses and other current assets	$1,168	$1,505

Accrued Expenses and other current liabilities consisted of the following as of June 30, 2024 and December 31, 2023 (in thousands):

	As of	As of
	June 30, 2024	December 31, 2023
Accrued Professional Fees	$141	$361
Accrued Payroll	27	40
Accrued Interest	289	87
Accrued Expenses	208	113
Total accrued expenses and other current liabilities	$665	$601

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7. Convertible Notes Payable

On May 27, 2021, the Company approved a Master Convertible Loan Note Instrument (the “2021 Convertible Loan Note Instrument”), permitting the Company to issue convertible notes in a maximum aggregate principal amount of up to $1.4 million (£1.0 million). The convertible notes issuable under the 2021 Convertible Loan Note Instrument mature three years after issuance to the respective noteholders and bear 5% interest, only to be paid to the noteholders in the event of a material breach by the Company of the terms of the 2021 Convertible Loan Note Instrument. In the event of a Change of Control (as defined in the 2021 Convertible Loan Note Instrument), the convertible notes issued under the 2021 Convertible Loan Note Instrument automatically convert into common shares of the Company at a conversion price equal to a 20% discount to the price per share paid for the most senior class of shares in respect of such Change of Control. The Company, with consent from the noteholders, may prepay the convertible notes payable issued under the 2021 Convertible Loan Note Instrument without penalty. The convertible notes payable issued under the 2021 Convertible Loan Note Instrument are general, unsecured obligations of the Company.

On November 1, 2022, the Company approved a master Convertible Loan Note Instrument (the “2022 Convertible Loan Note Instrument”), permitting the Company to issue convertible notes payable for a maximum aggregate principal amount of up to $3.3 million (£3.0 million). The convertible notes payable issuable under the 2022 Convertible Loan Note Instrument mature three years after issuance to the respective noteholders and bear 5% interest, only to be paid to the noteholders in the event of a material breach by the Company of the terms of the 2022 Convertible Loan Note Instrument. In the event of a Change of Control (as defined in the 2022 Convertible Loan Note Instrument), the convertible notes payable issued under the 2022 Convertible Loan Note Instrument automatically convert into common shares of the Company at a conversion price equal to a 20% discount to the price per share paid for the most senior class of shares in respect of such Change of Control. The Company, with consent from the noteholders, may prepay the convertible notes payable issued under the 2022 Convertible Loan Note Instrument without penalty. The convertible notes payable issued under the 2022 Convertible Loan Note Instrument are general, unsecured obligations of the Company.

During January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.9 million (£0.8 million) to non-related third parties. As discussed in Note 13, “Related Party Transactions,” during January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.4 million (£0.3 million) to the CEO of Corvus.

On September 22, 2023, as discussed in Note 3, “Merger,” the Company and MURF completed the Merger, at which point all outstanding convertible notes issued under the 2021 and 2022 Convertible Loan Instruments converted into 373,570 shares of Common Stock.

The Company elected to fair value the convertible notes payable issued under the 2021 and 2022 Convertible Loan Note Instruments. At the end of each reporting period, the Company calculated the fair value of the convertible notes payable, and any changes in fair value are reported in other income (expense), net, in the current period’s unaudited condensed consolidated statements of operations and Comprehensive Loss. There has been no change in fair value from a change in credit quality.

For the three and six months ended June 30, 2023, the Company recorded a $0.3 million loss from the change in fair value of convertible notes payable in other income (expense), net, in its unaudited condensed consolidated statements of operations and Comprehensive Loss.

Convertible Promissory Notes Payable

During March 2023, the Company issued a convertible promissory note payable with an aggregate principal amount of $0.8 million to a non-related third party. The note matures and is payable in full 18 months from the date of issuance. The note contains a conversion option which allows the holder of the note to convert the principal, plus any accrued interest at the date of conversion, into shares of Common Stock at a conversion price of $10 per share. The note carries 20% interest, which is payable every six months from the date of the note until the maturity date. The promissory convertible note payable was not converted at the closing of the Merger and was also not converted as of June 30, 2024. For the six months ended June 30, 2024 and June 30, 2023, the Company incurred interest expense on the convertible promissory of $80,000 and $40,000, respectively.

8. Loans Payable

On May 1, 2022, the Company entered into Loan Agreements (the “Loans”) with two lenders, totaling $0.2 million. The Loans matured two years from the date of the agreement and bore no interest. Each loan was made available to the Company by the lenders in three tranches of (i) $33,000 (£30,000); (ii) $33,000 (£30,000) and (iii) $28,000 (£25 thousand), totaling $0.2 million. The Loans provided for events of default, including, among others, failure to make payment, bankruptcy and non-compliance with the terms of the Loans. As of June 30, 2024, the Company utilized all three tranches of the first loan and two out of three tranches of the second loan, with total loans payable at June 30, 2024 and December 31, 2023 of $0.2 million and $0.2 million, respectively.

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9. Deferred Commission Payable

As discussed in Note 3, A.G.P was a financial advisor to both MURF and Old Conduit in connection with the Merger transaction. Upon the completion of the Merger, A.G.P.: (i) received a cash fee of $6.5 million, 1,300,000 shares of Common Stock, and warrants to purchase 54,000 shares of Common Stock at an exercise price of $11.00 per share pursuant to its engagement agreement with Old Conduit entered into on August 2, 2022, and (ii) agreed to defer payment, to be paid in the future under certain circumstances by a date no later than March 21, 2025, of $5.7 million of fees plus annual interest of 5.5% as a result of its engagement for MURF’s IPO. The $5.7 million deferred commissions payable was recorded as a current liability on the Company’s unaudited condensed consolidated balance sheet as of June 30, 2024. The Company will pay the deferred commission payable using 25% of the net proceeds received in connection with any underwritten public offering, equity line, at the market offering, private placement, and any other public or private fundraising activities that result in proceeds to the Company until the full amount has been paid. Accrued interest was recorded as a liability on the Company’s condensed consolidated balance sheet and totaled $0.2 million and $0.1 million as of June 30, 2024 and December 31, 2023, respectively.

10. Share Based Compensation

On September 22, 2023, in connection with the Merger, the Company adopted the Conduit Pharmaceuticals Inc. 2023 Stock Incentive Plan (the “2023 Plan”). The 2023 Plan became effective upon the closing of the Merger. The 2023 Plan initially provides for the issuance of up to 11,497,622 shares of Common Stock. Pursuant to the 2023 Plan’s “evergreen” provision, the number of shares of Common Stock available for issuance under the 2023 Plan was increased by 3,691,476 shares of common stock effective January 1, 2024. The number of authorized shares will automatically increase on January 1, 2025 and continuing annually on each anniversary thereof through (and including) January 1, 2033, equal to the lesser of (i) 5% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of common stock as determined by the Board or the applicable committee of the Board. The 2023 Plan allows for awards to be issued to employees and non-employee directors in the form of options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance stock units, dividend equivalents, other stock-based, or other cash-based awards. As of June 30, 2024, there were 14,107,834 shares of Common Stock available for issuance under the 2023 Plan.

For the three months ended June 30, 2024 and 2023, there was a total of $0.5 million and $0, respectively in stock-based compensation expense recognized within General and Administrative expenses on the consolidated statements of operations and Comprehensive Loss, respectively, related to the RSUs and stock options granted since the Merger.

For the six months ended June 30, 2024 and 2023, there was a total of $0.9 million and $0, respectively in stock-based compensation expense recognized within General and Administrative expenses on the consolidated statements of operations and Comprehensive Loss, respectively, related to the RSUs and stock options granted since the Merger.

On June 24, 2024, in connection with a services agreement with an unrelated third party to provide marketing services, the Company issued 96,154 shares of its Common Stock (the “Service Shares”). The Company valued the Service Shares at $1.56 per share, the closing price of the Company’s Common Stock on June 21, 2024. The total compensation for these shares is $0.2 million which will recognized within General and Administrative expenses over the service period of the agreement.

Restricted Stock

In connection with the Merger, as discussed in Notes 1 and 3, and by Unanimous Written Consent of the Board of Directors, the then Chief Financial Officer of the Company was granted 74,545 RSUs on December 1, 2023 at a weighted average grant date fair value of $5.51. The RSUs were to vest in equal annual instalments on the first three anniversaries of the closing of the Merger. Upon the then Chief Financial Officer’s resignation, effective May 15, 2024, all such RSUs were forfeited. On June 7, 2024 by Unanimous Written Consent of the Board of Directors, the Interim Chief Financial Officer of the Company and a Board member were each granted 37,272 shares of immediately vested restricted stock at a weighted average grant date fair value of $2.84. The shares of restricted stock were fully vested as of the grant date. No additional RSU’s or shares of restricted common stock were granted during the three and six months ended June 30, 2024.There were 74,544 shares of restricted common stock vested as of June 30, 2024 and no RSUs vested as of December 31, 2023.

The following table summarizes restricted stock activity for the 2023 Plan:

	Number of Awards	Weighted Average Grant Date Fair Value Per Unit
Outstanding at December 31, 2023	74,545	$5.51
Granted	74,544	$2.84
Cancelled/forfeited	(74,545)	$5.51
Vested	(74,544)	$2.84
Outstanding at June 30, 2024	-	$-

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Stock Options

The Company estimates the fair value of each option award on the date of grant using the Black-Scholes option-pricing model. The Company then recognizes the grant date fair value of each option as compensation expense ratably using the straight-line attribution method over the service period (generally the vesting period). The Black-Scholes model incorporates the following assumptions:

●	Expected volatility – the Company estimates the volatility of the share price of their peer companies at the date of grant using a “look-back” period which coincides with the expected term, defined below. The Company believes using a “look-back” period which coincides with the expected term is the most appropriate measure for determining expected volatility.
●	Expected term – the Company estimates the expected term using the “simplified” method outlined in SEC Staff Accounting Bulletin No. 107, “Share-Based Payment.”
●	Risk-free interest rate – the Company estimates the risk- free interest rate using the U.S. Treasury Yield curve for periods equal to the expected term of the options in effect at the time of grant.
●	Dividends – the Company uses an expected dividend yield of zero because the Company has not declared nor paid a cash dividend, nor are there any plans to declare a dividend.

The Company did not grant stock options during the three and six months ended June 30, 2024 or June 30, 2023.

The Company accounts for forfeitures as they occur, which may result in the reversal of compensation costs in subsequent periods as the forfeitures arise.

The following table summarizes stock option activity for the 2023 Plan:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2023	1,071,719	$5.51	8.85	$-
Granted	-	$-	-	$-
Cancelled/forfeited	65,000	$5.51	-	$-
Exercised	-	$-	-	$-
Outstanding at June 30, 2024	1,006,719	$5.51	8.95	$-
Exercisable	52,500	$5.51	5.23	$-
Unvested	954,219	$5.51	9.15	$-

The aggregate intrinsic value of options is calculated as the difference between the exercise price of the underlying options and the fair value of the Company’s Common Stock for those options that had exercise prices lower than the fair value of the Company’s Common Stock. As of June 30, 2024, the total compensation cost related to non-vested option awards not yet recognized was $3.1 million with a weighted average remaining vesting period of 3.0 years.

11. Income Taxes

For the six months ended June 30, 2024, and 2023, the Company’s effective tax rate was 0.0% and 0.0%, respectively, due to the current year tax loss and valuation allowance established against the Company’s net deferred tax assets, and due to operating in a no tax jurisdiction, respectively.

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12. Earnings/(Net Loss) Per Share Attributable to Common Stockholders

The following table presents the calculation of basic and diluted earnings/(net loss) per share attributable to holders of Common Stock (in thousands, except share and per share amounts):

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Numerator:
Net loss - basic	$(5,383)	$(1,733)	$(8,935)	(3,405)
Less: Change in fair value and income impact of Cizzle option liability	-	175	-	311
Less: Change in fair value and income impact of Vela option liability	-	77	-	77
Net loss - diluted	$(5,383)	$(1,481)	(8,935)	(3,017)
Denominator:
Weighted average common stock outstanding, basic	73,851,440	64,626,430	73,840,488	64,626,430
Add: Cizzle option liability shares	-	395,460	-	395,460
Add: Vela option liability shares	-	803,678	-	404,059
Weighted average shares used in computing net loss per share - diluted	73,851,440	65,825,568	73,840,488	65,425,949
Net loss per share attributable to common stockholders, basic	$(0.07)	$(0.03)	(0.12)	(0.05)
Net income loss per share attributable to common stockholders, diluted	$(0.07)	$(0.02)	(0.12)	(0.05)

Potentially dilutive securities (upon conversion) that were not included in the diluted per share calculations because they would have been anti-dilutive were as follows:

	As of	As of
	June 30, 2024	June 30, 2023
Equity classified warrants	15,686,725	-
Liability classified warrants	20,540,000	-
Convertible notes payable	-	3,070,000
Stock options	1,006,719	-
Convertible promissory notes payable	80,500	-
Antidilutive Securities	37,313,944	3,070,000

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13. Related Party Transactions

Corvus Capital Limited

Corvus is a significant investor in the Company and the Chief Executive Officer of Corvus is a member of Conduit’s Board. In conjunction with the execution of the Subscription Agreements, Corvus and its affiliates entered into a participation and inducement agreement with the PIPE Investors whereby Corvus agreed to provide certain payments and economic benefits to such investor in the event Corvus sold or pledged in a debt transaction any of the shares it was receiving in the Merger. In certain circumstances, such investor may have a right to cause Corvus to transfer certain of its shares to such investor.

For the six months ended June 30, 2024, the Company incurred travel expenses on behalf of the CEO of Corvus of approximately $0.3 million. For the three and six months ended June 30, 2023, the Company incurred director’s fees and travel expenses payable to the CEO of Corvus of $0.3 million. The $0.3 million paid during the six months ended June 30, 2024 was inclusive of an advance of $0.2 million for travel expenses. As of June 30, 2024, approximately $50,000 was outstanding on the advance.

As of June 30, 2024 and December 31, 2023, the Company did not owe the CEO of Corvus any director’s fees as the CEO of Corvus and the Company agreed to cease director’s fees to the CEO of Corvus effective at the closing of the Merger.

During January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.4 million (£0.3 million) to the CEO of Corvus. The convertible notes payable mature three years after issuance and bear 5% interest, only to be paid in the event of a material breach by the Company of the terms of the 2022 Convertible Loan Note Instrument. All of the convertible notes payable were converted into Common Stock upon the closing of the Merger at a 20% discount as specified under the terms of the 2021 Convertible Note Loan Instrument and the 2022 Convertible Note Loan Instrument.

St George Street Capital

St George Street Capital (“SGSC”) is a stockholder and the Company has a Funding Agreement (as defined below) with SGSC. Following the execution of the License Agreement with AstraZeneca (See Note 16, Subsequent Events), the Company will no longer fund the development of AZD1656 or AZD5904 under the terms of the Funding Agreement, dated March 26, 2021 (the “Funding Agreement”).

In this regard, the Company previously entered into a deed of amendment in May 2024 amending the Funding Agreement. The parties agreed that the project funding provisions of the Funding Agreement whereby the Company had the right to fund a project or refer other funders to SGSC, but not the obligation to fund any project, would be amended to provide that SGSC must still include the Company in any project funding opportunities and requests but may now seek other third party project funders in addition to the Company.

For the three and six months ended June 30, 2024 and 2023, the Company did not incur expenses to SGSC and as of June 30, 2024 and December 31, 2023, the Company did not owe any amounts to SGSC.

Related Party Loan

On August 20, 2022, the Company entered into a loan agreement with SGSC, with a total principal amount of $0.6 million. The loan to SGSC carried no interest, and as such, no interest receivable was recorded. The Company previously recorded a full reserve against the loan as SGSC did not previously have the ability to repay the loan. On September 22, 2023, the related party paid back a significant portion of its outstanding loan and the Company forgave the remaining portion of the loan and the Company recorded the $0.6 million payoff as a gain within general and administrative expense on the consolidated statement of operations and Comprehensive Loss, as it had previously been fully reserved.

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14. Other Income (expense), net

The following table presents other income (expense), net, for the three and six months ended June 30, 2024 and 2023 (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Other income:
Change in fair value of Cizzle option	$-	$175	-	311
Change in fair value of Vela option liability	-	77	-	77
Gain on change in fair value of derivative warrant liability	91	-	110	-
Realized foreign Currency gain	-	18	-	10
Interest Income	2	-	11	-
Total other income:	93	270	121	398
Other expense:
Loss on Vela Option	-	998	-	998
Change in fair value of convertible notes payable	-	23	-	303
Interest Expense on Deferred Commission payable	79	-	158	-
Interest expense on convertible promissory note payable	40	39	80	44
Unrealized foreign currency transaction loss	7	54	11	54
Issuance of Warrants for lock up	2,208	-	2,710	-
Other	2	-	2	1
Total other expense	2,336	1,114	2,961	1,399
Total other expense, net	$(2,243)	$(845)	(2,840)	(1,002)

15. Warrants

Upon the closing of the Merger, the Company assumed (i) the warrants initially included in the MURF units issued in MURF’s initial public offering (the “Publicly Traded Warrants”), and (ii) the warrants that were included in the private placement units issued to the Sponsor simultaneously with the closing of MURF’s initial public offering (the “Private Placement Warrants”). In connection with the Merger, the Company also issued warrants to the PIPE Investors (the “PIPE Warrants”) pursuant to the Subscription Agreements and to an advisor (the “A.G.P. Warrants,” and together with the PIPE Warrants, the “Liability Classified Warrants”) pursuant to the Company’s engagement agreement with the advisor.

The Company determined that the settlement amount of the Publicly Traded Warrants and the Private Placement Warrants would equal the difference between the fair value of a fixed number of shares and a fixed monetary amount (or a fixed amount of a debt instrument) and must be classified as equity, while the settlement amount of the Liability Classified Warrants would not equal the difference between the fair value of a fixed number of shares and a fixed monetary amount (or a fixed amount of a debt instrument) and must be classified as a liability.

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On March 20, 2024, the Company issued in a private placement equity classified common stock purchase warrants to an unrelated third party to purchase up to an aggregate 260,000 shares of the Company’s Common Stock, in exchange for entering into a lock-up with respect to the shares of common stock held by such holder (the “March Lock-Up Agreement”). The Company recognized at $0.5 million loss on the issuance of the warrants in the period ending June 30, 2024. The Company estimated the fair value of the warrants issued as of March 20, 2024, using a Black-Scholes option-pricing model utilizing the following assumptions:

March 20, 2024
Closing stock price	$3.47
Contractual exercise price	$3.18
Risk-free rate	4.41%
Estimated volatility	78.5%
Time period to expiration	3 Years

On April 20, 2024, the Company issued in a private placement equity classified common stock purchase warrants to shareholders’ of the Company to purchase up to an aggregate 1,447,725 shares of the Company’s Common Stock, in exchange for (1) $0.125 per warrant and (2) entering into a lock-up with respect to the shares of common stock held by such holders (the “April Lock-Up Agreement”). 907,725 of the total April 2024 Warrants issued were issued to directors, related parties and management of the Company. The Company received cash of $0.2 million and recognized a $2.2 million loss on the issuance of the warrants in the three months ended June 30, 2024. The Company estimated the fair value of the warrants issued as of April 20, 2024, using a Black-Scholes option-pricing model utilizing the following assumptions:

April 20, 2024
Closing stock price	$3.08
Contractual exercise price	$3.12
Risk-free rate	4.81%
Estimated volatility	78.3%
Time period to expiration	3 Years

Equity Classified Warrants

Pursuant to MURF’s initial public offering, the Company sold 13,225,000 units at a price of $10.00 per unit. Each unit consisted of one share of MURF Class A common stock and one redeemable Publicly Traded Warrant. Each whole Publicly Traded Warrant entitled the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The warrants are publicly traded on The Nasdaq Capital Market under the trading symbol CDTTW.

Simultaneously with the closing of its initial public offering, MURF consummated the private sale to the Sponsor of 754,000 private placement units at a price of $10.00 per private placement unit. Each private placement unit was comprised of one share of MURF Class A common stock and one Private Placement Warrant. Each Private Placement Warrant was exercisable to purchase one share of MURF Class A common stock at a price of $11.50 per share, subject to adjustment. The private placement units (including the Class A common stock issuable upon exercise of the warrants included in the private placement units) were not transferable, assignable, or saleable until 30 days after the completion of a Merger, subject to certain exceptions.

In connection with the closing of the Merger on September 22, 2023, the Equity Classified Warrants were amended to entitle each holder to purchase one share of the Company’s Common Stock.

The Equity Classified Warrants became exercisable 30 days after the Closing Date of the Merger. The Equity Classified Warrants will expire five years after the Closing Date of the Merger or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Common Stock pursuant to the exercise of an Equity Classified Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Equity Classified Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise unless the Common Stock issuable upon such exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Equity Classified Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an Equity Classified Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Equity Classified Warrant. In the event that a registration statement is not effective for the exercised Equity Classified Warrant, the purchaser of a unit containing such Equity Classified Warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

Conduit may call the Publicly Traded Warrants in whole and not in part, at a price of $0.01 per warrant,

●	upon not less than 30 days’ prior written notice of redemption to each Publicly Traded Warrant holder; and

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Publicly Traded Warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the Publicly Traded Warrants become redeemable by Conduit, Conduit may not exercise its redemption right if the issuance of shares of Common Stock upon exercise of the Publicly Traded Warrants is not exempt from registration or qualification under applicable state blue sky laws or Conduit are unable to effect such registration or qualification. Conduit will use its best efforts to register or qualify such shares of Common Stock under the blue sky laws of the state of residence in those states in which the Publicly Traded Warrants were offered by Conduit in the offering.

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The Private Placement Warrants are identical to the Publicly Traded Warrants, except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by Conduit, in each case so long as they are still held by the Sponsor or its permitted transferees.

The warrants issued in March 2024 (the “March 2024 Warrants”) are not exercisable until one year after their date of issuance. Each March 2024 Warrant is exercisable into one share of the Company’s Common Stock at a price per share of $3.18 (as adjusted from time to time in accordance with the terms thereof) for a two-year period after the date of exercisability. There is no established public trading market for the March 2024 Warrants. Notwithstanding the foregoing, the March 2024 Warrants shall vest, and not be subject to forfeiture, with respect to 25% of such March 2024 Warrants commencing on the 90th day after the date of the March Lock-Up Agreement and 25% on each subsequent 90-day anniversary, in each case vesting only if the holder agrees to continue to have its shares of common stock remain locked up pursuant to the March Lock-Up Agreement on such date.

The warrants issued April 2024 (the “April 2024 Warrants”) are not exercisable until one year after their date of issuance. Each April 2024 Warrant is exercisable into one share of the Company’s Common Stock at a price per share of $3.12 (as adjusted from time to time in accordance with the terms thereof) for a two-year period after the date of exercisability. There is no established public trading market for the April 2024 Warrants. Notwithstanding the foregoing, the April 2024 Warrants shall vest, and not be subject to forfeiture, with respect to 25% of such March 2024 Warrants commencing on the 90th day after the date of the April Lock-Up Agreement and 25% on each subsequent 90-day anniversary, in each case vesting only if the holder agrees to continue to have its shares of common stock remain locked up pursuant to the April Lock-Up Agreement on such date.

Liability Classified Warrants

As discussed in Note 3, 2,000,000 warrants were issued to the PIPE Investors as of the closing of the Merger pursuant to subscription agreements. The warrants provide the PIPE Investors the right to purchase up to 2,000,000 shares of Common Stock at an exercise price of $11.50. Additionally, on the Closing Date of the Merger, the Company issued 54,000 warrants to A.G.P. (the “A.G.P. Warrants”) for services provided directly related to the Merger. The warrants provide AGP the right to purchase up to 54,000 shares of Common Stock at an exercise price of $11.00 per share.

The Liability Classified Warrants contain materially the same terms and are exercisable for a period of five years, beginning on October 22, 2023.

The PIPE Warrants are exercisable for cash or on a cashless basis, at the holder’s option. The PIPE Warrants are not redeemable by the Company.

The A.G.P. Warrants are exercisable for cash or on a cashless basis, at the holder’s option. The Company may call the A.G.P. Warrants for redemption, in whole and not in part, at any time after the A.G.P. Warrants become exercisable and prior to their expiration, at a price of $0.01 per A.G.P. Warrant,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period commencing once the A.G.P. Warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders; and

●	provided there is a current registration statement in effect with respect to the shares of Common Stock underlying the A.G.P. Warrants for each day in the 30 trading day period and continuing each thereafter until the redemption date.

These warrants are classified as derivative liabilities because they do not meet the criteria in ASC 815-40 to be considered indexed to the entity’s own stock as the warrants could be settled for an amount that is not equal to the difference between the fair value of a fixed number of the entity’s shares and a fixed monetary amount. The Liability Classified Warrants are initially measured at fair value based on the price of the Publicly Traded Warrants and are remeasured at fair value at subsequent financial reporting period end dates and upon exercise (see Note 6 for additional information regarding fair value).

As June 30, 2024 and December 31, 2023, the consolidated balance sheets contained derivative warrant liabilities of $32,000 and $0.1 million, respectively.

16. Commitments and Contingencies

Legal Proceedings

The Company is subject to certain claims and contingent liabilities that arise in the normal course of business. While we do not expect that the ultimate resolution of any of these pending actions will have a material effect on our consolidated results of operations, financial position or cash flows, litigation is subject to inherent uncertainties. As such, there can be no assurance that any pending legal action, which we currently believe to be immaterial, does not become material in the future.

In August 2023, prior to the Business Combination, our now wholly-owned subsidiary, Conduit Pharmaceuticals Limited, received a letter from Strand Hanson Limited (“Strand”) claiming it was owed advisory fees pursuant to a previously executed letter. Conduit rejected and disputed the substance of the letter in full. Following such rejection, on September 7, 2023, Strand filed a claim in the Business and Property Courts of England and Wales claiming it is entitled to be paid the sum of $2 million and, as a result of the completion of the Business Combination, to be issued 6.5 million shares of common stock. The potential contingency is not considered probable or reasonable estimable as of the financial statement issuance date and no loss contingency accruals have been incurred in the accompanying financial statements. We intend to vigorously defend against these claims. Regardless of its outcome, the litigation may impact our business due to, among other things, defense legal cost and the diversion of the attention of our management.

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Leases

On March 7, 2024, the Company entered into a lease agreement with respect to approximately 2,100 square feet of space in Cambridge, England, for a lease term commencing in March 2024 and ending in January 2027. The Company recorded a right-of-use asset of $0.4 million and corresponding lease liability of $0.3 million, using an incremental borrowing rate of 11.23%. The Company classified $0.1 million of the lease liability as short-term and $0.1 million of the lease liability as long-term as of June 30, 2024.

17. Subsequent Events

On August 7, 2024, the Company and AstraZeneca, a related party of the Company, entered into a License Agreement, dated August 7, 2024 (the “License Agreement”). Pursuant to such License Agreement, AstraZeneca agreed to grant an exclusive license to the Company for certain intellectual property rights controlled by AstraZeneca related to HK-4 Glucokinase activators AZD1656 and AZD5658 in all indications and myeloperoxidase inhibitor AZD5904 for the treatment, prevention, and prophylaxis of idiopathic male infertility. The Company will be responsible for the development and commercialization of the relevant products licensed under the License Agreement (the “Licensed Products”) at its sole cost and expense in accordance with the Development plan, as defined. The Company is required to use commercially reasonable efforts to develop and commercialize the Licensed Products.

As consideration for the grant of the license, the Company (i) granted AstraZeneca Common Stock pursuant to a Stock Issuance Agreement (as further set out below), (ii) paid AstraZeneca an up-front payment of $1.5 million, and (iii) will pay AstraZeneca a percentage (on a tiered basis) of any amounts it may receive in connection with a grant of a sublicense (subject to various customary exceptions).

AstraZeneca has been granted a right of first negotiation to develop, manufacture, and commercialize a Licensed Product if Conduit receives an offer for, or solicits, a transaction where a third party would obtain the right to develop, manufacture, or commercialize a Licensed Product. If AstraZeneca exercises such right, the parties will negotiate in good faith for an agreed period of time on an exclusive basis. If Conduit intends to commercialize any Licensed Product itself, it shall discuss in good faith the appropriate royalty to be paid to AstraZeneca, subject to a low double digit royalty floor.

AstraZeneca agreed to transfer to Conduit has the right to purchase all quantities of existing inventory of Licensed Products including up to 450kg of AZD1656 at pre-agreed prices, which the Company believes would be sufficient to commercial launch, assuming all clinical trials were successfully completed and regulatory approvals granted.

Either party may terminate the License Agreement for material breach (subject to a cure period) or insolvency of the other party. The Company may terminate the License Agreement for convenience (in its entirety or on a Licensed Product-by-Licensed Product basis). In addition, AstraZeneca may terminate the License Agreement in certain circumstances, including (but not limited to) the Company ceasing development of all Licensed Products (subject to certain exceptions for normal pauses or gaps between clinical studies).

In connection with the execution of the License Agreement, the Company and AstraZeneca entered into a Stock Issuance Agreement, dated August 7, 2024 (the “Issuance Agreement”), whereby the Company has issued AstraZeneca 9,504,465 shares of the Company’s Common Stock. The Issuance Agreement provides AstraZeneca with resale registration rights for such shares.

On August 5, 2024, the Company entered into a Senior Secured Promissory Note (the “Note”) with Nirland Limited (the “Nirland”), a related party of the Company, pursuant to which the Company issued and sold to the Nirland the Note in the original principal amount of $2,650,000 (the “Note”), inclusive of a $500,000 original issuance discount. Of the total amount of the Note, $1,675,000 was issued upon execution of the Note and the balance of $475,000 will be paid after the Closing Common Stock, defined below, has been registered for resale. The Note bears interest at a rate of 12% per annum, accruing daily on a 365-day basis, payable monthly in arrears as cash, or accrued at the Nirland’s discretion. The Note matures in 12 months from August 5, 2024.

The Company has certain obligations to mandatorily prepay the Note, and any accrued interest, with portions of any proceeds received in connection with future financings. The Company may prepay the outstanding principal and accrued interest on the Note with no fee. Until the Note is no longer outstanding, Nirland has a right of first refusal to participate, in an amount up to 100%, with certain exceptions, in any future equity or debt offering of the Company.

The Note is secured by all assets of the Company and its subsidiary. The Note is guaranteed by the subsidiary of the Company. The Note contains customary default provisions for a transaction of this nature. Upon an event of default, the interest rate of the Note will increase to 18%, until such time as the default is remedied. In connection with the Note, the Company issued the Nirland 12,500,000 shares of the Company’s Common Stock on August 6, 2024.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes included under Part I, Item 1 of this Quarterly Report on Form 10-Q (this “Quarterly Report”) as well as the Company’s audited financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2023 that was filed with the SEC on April 16, 2024. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. The following discussion contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” or in other parts of this Quarterly Report. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. Conduit Pharmaceuticals Limited entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Murphy Canyon Acquisition Corp. (“MURF”) on November 8, 2022. The transaction contemplated by the terms of the Merger Agreement was completed on September 22, 2023 (the “Merger”), in conjunction with which MURF changed its name to Conduit Pharmaceuticals Inc. (hereafter referred to, collectively with is subsidiaries as “Conduit”, the “Company”, “we”, “us” or “our”, unless the context otherwise requires).

Overview

Conduit has developed a unique business model that allows it to act as a “conduit” to bring clinical assets from pharmaceutical companies and develop new treatments for patients. Our novel approach addresses unmet medical need and lengthens the intellectual property for our existing assets through cutting-edge solid-form technology and then commercialize these products with life science companies.

We are led by highly experienced pharma executives, Dr. Freda Lewis-Hall, former Chief Medical Officer of Pfizer Inc., the Chair of our Board of Directors, and Dr. David Tapolczay, former Chief Executive Officer of the United Kingdom-based medical research charity LifeArc, our Chief Executive Officer.

While simultaneously leveraging the capabilities of our Cambridge laboratory facility and highly experienced team of solid-form experts to extend or develop proprietary solid-form intellectual property for our existing and future clinical assets. Our own intellectual property portfolio comprises a 20-year patent pending (in certain remaining jurisdictions) solid-form compound, the AZD1656 Cocrystal (a HK-4 Glucokinase Activator), targeting a wide range of autoimmune diseases. Our pipeline research includes a number of compounds that serve as promising alternatives to existing clinical assets currently marketed and sold by large pharmaceutical companies, which we have identified as having an opportunity to develop further intellectual property positions through solid-form technology.

In connection with the funding and development of clinical assets, we evaluate and select the specific molecules to be developed and collaborate with external contract research organizations (“CROs”) and Key Opinion Leaders (“KOLs”) to run clinical trials that are managed, funded, and overseen by us. We intend to leverage our comprehensive clinical and scientific expertise in order to facilitate development of clinical assets through Phase II trials in an efficient manner by using CROs and third-party service providers. We will also collaborate closely with disease specific KOLs to collectively assess and determine the most appropriate indications for all our current and forthcoming assets.

We believe that successful Phase II trials of the clinical assets in our pipeline will increase the value of our assets. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful, however, following a successful Phase II clinical trial, we would look to licensing opportunities with large biotech or pharmaceutical companies, typically for up-front milestone payments and royalty income streams for the life of the asset patent. We anticipate using any future royalty income stream to develop our asset portfolio in combination with other potential sources of financing, including debt or equity financing.

Outside of our proprietary owned patented clinical assets, AstraZeneca AB (PUBL) (“AstraZeneca”) agreed to grant a license to the Company under certain intellectual property rights controlled by AstraZeneca related to HK-4 Glucokinase activators AZD1656 and AZD5658 in all indications and myeloperoxidase inhibitor AZD5904 for the treatment, prevention, and prophylaxis of idiopathic male infertility. The Company will be responsible for the development and commercialization of the relevant products licensed under the related License Agreement (the “Licensed Products”). The Company is required to use commercially reasonable efforts to develop and commercialize the Licensed Products.

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AstraZeneca has conducted initial pre-clinical and, in some instances, clinical trials on these assets, but has decided to license them for further development.

As the clinical assets have undergone initial pre-clinical and clinical testing conducted by AstraZeneca, we are able to use the safety data generated in these clinical trials to assess which clinical assets to further develop and for which indications.

Through this relationship, there are considerable active pharmaceutical ingredients (“APIs”) that were manufactured by AstraZeneca in conducting its clinical trials available. As a result, Conduit may not have to develop the APIs, which is often a time consuming and expensive process, and the APIs already produced were subject to rigorous quality control measures.

Furthermore, Conduit is well positioned to pursue, and intends, to pursue additional relationships and/or partnerships with third parties for the licensing of further assets which are currently deprioritized. We plan to focus our efforts on developing clinical assets to address diseases that impact a large population where there is no present treatment or the present treatment, carries significant unwanted side effects.

Key Component of Result of Operations

Operating Expenses

Research and Development Expenses

Research and development expenses consist primarily of costs incurred in connection with the research and development of our candidates and programs. We expense research and development costs and intangible assets acquired that have no alternative future use as incurred. These expenses include:

●	personnel-related expenses, including salaries, bonuses, benefits and stock-based compensation for employees engaged in research and development functions;

●	expenses incurred in connection with the clinical development and regulatory approval of our clinical assets, including under agreements with third parties, such as consultants, contractors and CROs;

●	license fees with no alternative use; and

●	other expenses related to research and development.

We expense research and development costs as incurred. Advance payments that we make for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. The prepaid amounts are expensed as the benefits are consumed.

We incurred approximately $25,000 and $153,000 on research and development activities during the three and six months ended June 30, 2024, respectively. There was no comparable research and development funding during the three and six months ended June 30, 2023. Our research and development activities have been wholly focused on developing co-crystals of AZD1656 to increase patent life. Some of this work was completed by third-party CROs but all intellectual property is retained by us. We currently have one pending international patent application and two pending national patent applications. The successful completion of clinical trials increases the value of clinical assets and may lead to the commercialization and/or licensing of such assets to other pharmaceutical companies. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful.

General and Administrative Expenses

General and administrative expenses consist of salaries and other related costs, legal fees relating to intellectual property and corporate matters, professional fees for accounting, auditing, tax and consulting services, insurance costs, travel, and other operating costs.

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We anticipate that our general and administrative expenses will increase substantially for the foreseeable future as we increase our administrative headcount to operate as a public company and as we advance clinical assets through clinical development. We also will incur additional expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and the Nasdaq listing rules, additional insurance expenses, investor relations activities and other administrative and professional services. In addition, if regulatory approval is obtained for clinical assets, we expect to incur expenses associated with building a sales and marketing team.

Other Income (Expenses)

Other income (expenses), net

Other income (expense), net consists of change in the fair value of options, change in fair value of convertible notes, and expense incurred upon the issuance of warrants during the quarter. Other income (expense), net consists of change in the fair value of options, change in fair value of convertible notes, and expense incurred upon the issuance of warrants during the quarter.

Interest expense, net

Interest expense, net consists primarily of interest expense on convertible loan notes and promissory notes and interest expense on deferred commissions payable to an advisor for fees related to the Merger, as well as a small amount of interest income on cash and cash equivalents held by the Company.

Results of Operations

The following table set forth our results of operations for the periods indicated:

	Three Months ended June 30,		Six Months ended June 30,
(Dollar amounts in thousands)	2024	2023	2024	2023
Operating expenses:
Research and development expenses	$25	$-	153	-
General and administrative expenses	3,115	888	5,942	2,403
Total operating costs and expenses	3,140	888	6,095	2,403
Operating loss	(3,140)	(888)	(6,095)	(2,403)
Other income (expenses):
Other income (expense), net	(2,126)	(845)	(2,613)	(1,002)
Interest Income	2	-	11	-
Interest expense, net	(119)	-	(238)	-
Total other (expense) income, net	(2,243)	(845)	(2,840)	(1,002)
Net loss	$(5,383)	$(1,733)	(8,935)	(3,405)

Comparison of the Three Months Ended June 30, 2024 and 2023

Research and Development Expenses

	Three Months ended June 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Research and development expenses	$25	$-	$25	100%

Research and development expenses increased by $25,000, or 100%, for the three months ended June 30, 2024, as compared to $0 for the three months ended June 30, 2023. The increase was primarily due to the development of certain co-crystals of AZD1656 (AZD1656 Co-Crystal PCT/IB2022/00075 - Patent Expires 02/09/2042) during the quarter ended June 30, 2024. We will seek to develop the AZD1656 Co-Crystal in psoriasis, Crohn’s disease, lupus, sarcoidosis, diabetic wound healing, idiopathic pulmonary fibrosis, and nonalcoholic steatohepatitis (“NASH”). There was no comparative activity during the three months ended June 30, 2023.

General and Administrative Expenses

	Three Months ended June 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
General and administrative expenses	$3,115	$888	$2,227	251%

General and administrative expenses increased by $2.2 million, or 251%, to $3.1 million for the three months ended June 30, 2024, as compared to $0.9 million for the three months ended June 30, 2023. The increase was primarily driven by a $1.1 million increase in salaries and stock compensation expense, a $0.4 million increase in insurance related the amortization of D&O insurance, and $0.7 million in professional fees and other general and administrative expenses.

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Other Income (Expense), Net

	Three Months ended June 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Other income (expense), net	$(2,126)	$(845)	$(1,281)	152%

Other income (expense), net changed by $1.3 million, or 152%, to $2.1 million of expense for the three months ended June 30, 2024, as compared to $0.8 million of net expense for the three months ended June 30, 2023. The increase was primarily driven by an increase of $2.2 million related to the issuance of warrants in exchange for stockholders’ entering into lock-up agreements during the three months ended June 30, 2024. The $0.8 million expense for the three months ended June 30, 2023 was primarily driven by a $1.0 million loss on the Vela option in the prior period offset by a, $0.2 million gain on the change in fair value of the Cizzle option.

For further details refer to Note 14, “Other income (expense), net,” in the unaudited financial statements as of June 30, 2024 and June 30, 2023 included elsewhere in this document.

Interest Expense, Net

	Three Months ended June 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Interest expense, net	$(119)	$-	$(119)	-100%

Interest expense was $0.1 million for the three months ended June 30, 2024 compared to $0 for the three months ended June 30, 2023. The change was driven by $79,000 of interest expense on the deferred commission payable to an advisor for fees related to the Merger and $40,000 of interest expense for interest on convertible notes for the three months ended June 30, 2024.

Comparison of the Six Months Ended June 30, 2024 and 2023

Research and Development Expenses

	Six Months ended June 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Research and development expenses	$153	$-	$153	100%

Research and development expenses increased by $0.2 million, or 100%, for the six months ended June 30, 2024, as compared to $0 for the six months ended June 30, 2023. The increase was primarily due to the development of certain co-crystals of AZD1656 (AZD1656 Co-Crystal PCT/IB2022/00075 - Patent Expires 02/09/2042) during the quarter ended June 30, 2024. We will seek to develop the AZD1656 Co-Crystal in psoriasis, Crohn’s disease, lupus, sarcoidosis, diabetic wound healing, idiopathic pulmonary fibrosis, and NASH. There was no comparative activity during the six months ended June 30, 2023.

General and Administrative Expenses

	Six Months ended June 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
General and administrative expenses	$5,942	$2,403	$3,539	147%

General and administrative expenses increased by $3.5 million, or 147%, to $5.9 million for the six months ended June 30, 2024, as compared to $2.4 million for the six months ended June 30, 2023. The increase was primarily driven by a $2.0 million increase in salaries and stock compensation expense, $0.9 million increase in insurance related the amortization of D&O insurance, and a $0.6 million in professional fees and other general and administrative expenses.

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Other Income (Expense), Net

	Six Months ended June 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Other income (expense), net	$(2,613)	$(1,002)	$(1,611)	161%

Other income (expense), net changed by $1.6 million, or 161%, to $2.6 million of expense for the six months ended June 30, 2024, as compared to $1.0 million of net expense for the six months ended June 30, 2023. The increase was primarily driven by an increase of $2.7 million related to the issuance of warrants in exchange for stockholders’ entering into lock-up agreements during the six months ended June 30, 2024. The $0.9 million expense for the six months ended June 30, 2023 was primarily driven by a $0.3 million change in fair value on the convertible notes payable, a loss on the Vela option of $0.9 million, offset by a gain on the change in fair value of the Cizzle option of $0.3 million.

For further details refer to Note 14, “Other income (expense), net,” in the unaudited financial statements as of June 30, 2024 and June 30, 2023 included elsewhere in this document.

Interest Expense, Net

	Six Months ended June 30,		Change
(Dollar amounts in thousands)	2024	2024	Amount	%
Interest expense, net	$(238)	$-	$(238)	-100%

Interest expense was $0.2 million for the six months ended June 30, 2024 compared to $0 for the six months ended June 30, 2023. The change was driven by $0.2 million of interest expense on the deferred commission payable to an advisor for fees related to the Merger and $80,000 of interest expense for interest on convertible notes for the six months ended June 30, 2024.

Liquidity and Capital Resources

Management assesses liquidity in terms of our ability to generate cash to fund operating, investing and financing activities. Since our inception, and in line with our growth strategy, we have prepared our financial statements assuming we will continue as a going concern. Since our inception, we have incurred net losses and experienced negative cash flows from operations. To date, our primary sources of capital have been through private placements of equity securities and convertible debt as well as PIPE financing as a result of the Merger. During the six months ended June 30, 2024 and 2023, we had net losses of $8.9 million and $3.4 million, respectively. We expect to incur additional losses and higher operating expenses for the foreseeable future as we continue to invest in research and development programs. We have determined that additional financing will be required to fund our operations for the next 12 months and our ability to continue as a going concern is dependent upon obtaining additional capital and financing.

Sources and Uses of Liquidity

Our primary uses of cash are to fund our operations as we continue to develop our product candidates. We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. Until such time as we can generate significant revenue from commercialization or licensing, we expect to finance our cash needs for ongoing research and development and business operations through public or private equity or debt financings or other capital sources, including strategic partnerships. However, we may be unable to raise additional funds or enter into such other arrangements, when needed, on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be, or could be, diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, or substantially reduce research and development efforts. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect.

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Cash Requirements

Our material cash requirements include the following contractual and other obligations.

Promissory Convertible Note

In March 2023, we issued an aggregate principal amount of $0.8 million convertible promissory note payable to an investor.

The promissory convertible note matures and is payable in full, 18 months from the date of the note. The note carries 20% interest and is payable every six months from the date of the note until the maturity date. The notes became convertible into shares Conduit’s common stock following the consummation of the Merger.

Loans Payable

In May 2022, we entered into two loan agreements, with an aggregate principal amount of $0.2 million, with two lenders.

The loans payable mature and is payable in full two years from the date of the agreement and bear no interest.

For additional information regarding our convertible promissory note, see Note 7 of the note to the unaudited financial statements.

Working Capital

We currently anticipate that cash required for working capital for the next 12 months is approximately $17.1 million, which includes deferred financing fees payable of $5.7 million, accrued expenses and other current liabilities of $1.7 million, a convertible promissory note, if not converted prior to maturity, of $0.8 million, and a note payable of $0.2 million that matures within the next 12 months. We do not anticipate being able to fund required capital expenditures for the next 12 months with cash and cash equivalents on hand as we have a history of limited cash on hand. We have historically been able to access funds through the issuance of our convertible notes and believe we can continue to obtain funding through debt and equity financing agreements as needed to meet cash requirements for the next 12 months.

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Cash Flows

The following table set forth our cash flows for the period indicated (in thousands):

	Six Months ended June 30,
	2024	2023
Net cash (used in) provided by:
Operating Activities	$(3,870)	$(2,398)
Investing Activities	(224)	161
Financing Activities	113	2,231
Effect of exchange rate changes on cash and cash equivalents	(28)	6
Net (decrease) increase in cash and cash equivalents	$(4,009)	$0

Cash Flows Used in Operating Activities

Net cash used in operating activities for the six months ended June 30, 2024, was $3.9 million, resulting primarily from a net loss of $8.9 million and a change in the fair value of warrants of $0.1 million, adjusted for non-cash items including $0.9 million of stock-based compensation, $0.9 million of amortization expense, $2.7 million expense on the issuance of warrants, $0.2 million interest expense of the deferred commission payable, $0.2 million non-cash share issuance and a $0.4 million cash inflow from operating assets and liabilities. The $0.4 million cash inflow from operating assets and liabilities is primarily due to a $0.8 million cash inflow from accounts payable, partially offset by a $0.1 million cash outflow from accrued expenses and other current liabilities and a $0.3 million cash outflow from prepaid expenses.

Net cash used in operating activities for the six months ended June 30, 2023, was $2.4 million, resulting primarily from a net loss of $3.8 million, adjusted for non-cash charges of $0.3 million for a loss on the change in fair value of convertible notes payable, a $0.3 million loss change in reserve on a related party loan, and a $0.6 million loss on the change in fair value of the Cizzle option. The $0.1 million cash inflow from operating assets and liabilities is primarily due to a $1.0 million cash inflow from accrued expense and other current liabilities due to differences in the timing of disbursements and a $0.9 million cash outflow from prepaid expenses.

Cash Flows (Used) Provided by Investing Activities

Net cash used in investing activities for the six months ended June 30, 2024, resulted from net purchases of short term investments of $0.2 million and purchases of PP&E during the year.

Net cash used in investing activities for the six months ended June 30, 2023, was $0.3 million, resulting from the issuance of a loan to a related party of $0.03 million and proceeds on issuance of an option of $0.5 million.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2024, was $0.1 million, resulting from the proceeds on the issuance of the April 2024 warrants.

Net cash provided by financing activities for the six months ended June 30, 2023, was $2.7 million, resulting from the issuance of a convertible note payable of $1.4 million and $0.7 million from the issuance of a convertible promissory note payable.

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Contractual Obligations and Other Commitments

As of June 30, 2024, we had no non-cancellable commitments for the purchase of clinical materials, contract manufacturing, maintenance and committed funding which we expect to pay within one year.

Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, judgments and assumptions that affect the amounts reported in the Consolidated Financial Statements. These estimates, judgments and assumptions are evaluated on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe are reasonable at that time, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from those estimates. The accounting policies that reflect our more significant estimates, judgments and assumptions and which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. In determining fair value, the Company used various valuation approaches. A fair value hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.

Unobservable inputs reflect the Company’s assumption about the inputs that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels, based on the inputs, as follows:

●	Level 1-Valuations based on quoted prices for identical instruments in active markets. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.

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●	Level 2- Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for either similar instruments in active markets, identical or similar instruments in markets that are not active, or model-derived valuations whose inputs or significant value drivers are observable or can be corroborated by observable market data.

●	Level 3-Valuations based on inputs that are unobservable. These valuations require significant judgment.

The Company’s Level 1 assets consist of cash and cash equivalents in the accompanying balance sheets and the value of accrued expenses and other current liabilities approximate fair value due to the short-term nature of these assets and liabilities.

Warrants

The Company determines the accounting classification of warrants as either liability or equity by first assessing whether the warrants meet liability classification in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). Under ASC 480, a financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares must be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception; (b) variations in something other than the fair value of the issuer’s equity shares; or (c) variations inversely related to changes in the fair value of the issuer’s equity shares. If financial instruments, such as the warrants, are not required to be classified as liabilities under ASC 480, the Company assesses whether such instruments are indexed to the Company’s own stock under ASC 815-40. In order for an instrument to be considered indexed to an entity’s own stock, its settlement amount must always equal the difference between the following: (a) the fair value of a fixed number of the Company’s equity shares, and (b) a fixed monetary amount or a fixed amount of a debt instrument issued by the Company.

Equity classified warrants are recorded in stockholders’ deficit and liability classified warrants are recorded as liabilities within the Consolidated Balance Sheets. The liability classified warrants are remeasured each period with changes recorded in the Consolidated Statements of Operations and Comprehensive Loss.

As of June 30, 2024, the Company had outstanding warrants that are classified as a liability within the condensed consolidated balance sheets. The fair value of the warrant liability is determined each balance sheet date based on Level 2 inputs as such inputs are based on observable inputs other than quoted prices. The warrant liability is valued using a Black-Scholes model, with the most judgmental non-observable input being the volatility measure. Changes in the assumptions around the volatility can cause significant changes in the estimated fair value of the warrant liability. See Note 4 for further information on the Company’s financial liabilities carried at fair value.

During the sixth months ended June 30, 2024, the Company issued warrants that met the criteria to be classified within stockholders’ deficit within the condensed consolidated balance sheets. The fair value of the warrants was determined by using a Black-Scholes model, with the most judgmental non-observable input being the volatility measure. Changes in the assumptions around the volatility could have caused significant changes in the estimated fair value of the warrants. See Note 14 for further information on the warrants classified within stockholders’ deficit.

Share Based Compensation

The Company accounts for share based compensation arrangements granted to employees in accordance with ASC 718, Compensation: Stock Compensation, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. The grant date fair value of stock options is determined using a Black-Scholes model, with the most judgmental non-observable input being the volatility measure. Changes in the assumptions around the volatility can cause significant changes in the grant date fair value of stock options. The Company accounts for forfeitures when they occur.

Emerging Growth Company Status and Smaller Reporting Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that: (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Upon closing of the Merger, the surviving company remained an emerging growth company, as defined by the JOBS Act until the earliest of (i) the last day of the combined entity’s first fiscal year following the fifth anniversary of the completion of MURF’s initial public offering, (ii) the last day of the fiscal year in which the combined entity has total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which the combined entity is deemed to be a large accelerated filer, which means the market value of the combined entity’s common stock that is held by non-affiliates exceeds $700.0 million as of the prior December 31st or (iv) the date on which the combined entity has issued more than $1.0 billion in non-convertible debt securities during the prior three year period.

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In addition, Conduit is a smaller reporting company as defined in the Exchange Act. The Company may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) Conduit’s voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) Conduit’s annual revenue is less than $100.0 million during the most recently completed fiscal year and its voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of its second fiscal quarter.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

As a smaller reporting company, we are not required to provide disclosure regarding quantitative and qualitative market risk.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are designed to ensure that information required to be disclosed by us in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Under the supervision and with the participation of our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the fiscal quarter ended June 30, 2024 and for the comparison fiscal quarter ended June 30, 2023, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our principal executive officer and principal financial officer concluded that during the periods covered by this Quarterly Report, our disclosure controls and procedures were not effective, due to material weaknesses previously identified and not yet remediated as of the end of both such periods.

Changes in Internal Control over Financial Reporting

There have been no changes to in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) during the most recent fiscal quarter.

On May 15, 2024, Adam Sragovicz’s resignation as Chief Financial Officer of the Company became effective. Mr. Sragovicz’s resignation was not due to any disagreement with management or the Company’s operations, policies or practices. Effective May 15, 2024 the Board appointed James Bligh, Senior Vice President – Strategy, as Interim Chief Financial Officer (and principal financial officer).

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

During the quarter ended June 30, 2024, there were no material developments to the legal proceeding previously disclosed, and other than such proceeding, we are not currently party to or aware of being subject to any other material legal proceedings. However, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business, which could have a material adverse effect on our business, financial condition, or results of operations. Regardless of outcome, litigation could impact our business due to defense and settlement costs, diversion of management resources and other factors.

Item 1A. Risk Factors.

As a smaller reporting company, we are not required to provide disclosure regarding material changes to our previously disclosed risk factors.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

On April 22, 2024, the Company issued in a private placement common stock purchase warrants (the “April Warrants”) to third parties, including certain directors, to purchase up to an aggregate of 907,725 shares of the Company’s common stock, in exchange for entering into a lock-up with respect to the shares of common stock held by such holder and for such directors, $0.125 per warrant.

The April Warrants are not exercisable until one year after their date of issuance. Each April Warrant is exercisable into one share of the Company’s common stock at a price per share of $3.12 (as adjusted from time to time in accordance with the terms thereof) for a two-year period after the date of exercisability. There is no established public trading market for the April Warrants.

On June 24, 2024, in connection with a services agreement, entered into with an unrelated third party, to provide marketing services over a six month period, the Company issued 96,154 shares of its common stock (the “Service Shares”), having an aggregate value of $150,000. The issuance of the Service Shares was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

The issuance of the April Warrants and the Service Shares was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

During the three month period ended June 30, 2024, none of our executive officers or directors (as defined in Section 16 of the Securities Exchange Act of 1934, as amended), adopted, terminated, or modified a “Rule 10-b5-1 trading arrangement” or a “non-Rule 10b5-1 trading arrangement” (as defined in Item 408(c) of Regulation S-K).

Notice of Failure to Satisfy a Continued Listing Rule

On August 12, 2024, Conduit Pharmaceuticals Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the last 30 consecutive business days the closing bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). The deficiency letter does not result in the immediate delisting of the Company’s common stock from the Nasdaq Global Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has been provided an initial period of 180 calendar days, or until February 10, 2025 (the “Compliance Date”), to regain compliance with the Bid Price Rule. If, at any time before the Compliance Date, the closing bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, the Staff will provide written notification to the Company that it complies with the Bid Price Rule, unless the Staff exercises its discretion to extend this 10 day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If the Company does not regain compliance by February 10, 2025, the Company may be eligible for an additional 180 calendar day grace period if it applies to transfer the listing of its common stock to the Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirement for the market value of its publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would have the right to appeal a determination to delist its common stock, and the common stock would remain listed on the Nasdaq Global Market until the appeal process is complete. There can be no assurance that, if the Company does appeal the delisting determination by the Staff to the NASDAQ Listing Qualifications Panel, that such appeal would be successful.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Bid Price Rule, which could include effecting a reverse stock split. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Rule.

33

Item 6. Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

EXHIBIT INDEX

Exhibit	Description
31.1*	Certification of Principal Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1§	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2§	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS*	Inline XBRL Instance Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
§	In accordance with Item 601(b)(32)(ii) of Regulation S-K and SEC Release Nos. 33-8238 and 34-47986, Final Rule: Management’s Reports on Internal Control Over Financial Reporting and Certification of Disclosure in Exchange Act Periodic Reports, the certifications furnished in Exhibits 32.1 and 32.2 hereto is deemed to accompany this Quarterly Report on Form 10-Q and will not be deemed “filed” for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

34

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONDUIT PHARMACEUTICALS INC

November 14, 2024	By:	/s/ David Tapolczay
	Name:	Dr. David Tapolczay
	Title:	Chief Executive Officer
(Principal Executive Officer)

November 14, 2024	By:	/s/ James Bligh
	Name:	James Bligh
	Title:	Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

35

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2024

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from            to

Commission File Number 001-41245

CONDUIT PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	87-3272543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4581 Tamiami Trail North, Suite 200 Naples, Florida	34103
(Address of Principal Executive Offices)	(Zip Code)

(646)-491-9132
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☒ Non-accelerated filer	☒ Smaller reporting company
☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act): Yes ☐ No ☒

As of November 12, 2024, there were 102,847,973 shares of common stock, $0.0001 par value of the registrant issued and outstanding.

CONDUIT PHARMACEUTICALS INC.

Form 10-Q

Table of Contents

		Page
Part I-Financial Information.

Item 1.	Financial Statements.	1
	Condensed Consolidated Balance Sheets as of September 30, 2024 (unaudited) and December 31, 2023 (audited).	1
	Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the three and nine months ended September 30, 2024 and 2023.	2
	Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Deficit for the three and nine months ended September 30, 2024 and 2023.	3
	Unaudited Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2024 and 2023.	6
	Notes to Unaudited Condensed Consolidated Financial Statements.	7
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.	27
Item 3.	Quantitative and Qualitative Disclosures About Market Risk.	35
Item 4.	Controls and Procedures.	35

Part II-Other Information.

Item 1.	Legal Proceedings.	36
Item 1A.	Risk Factors.	36
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.	36
Item 3.	Defaults Upon Senior Securities.	36
Item 4.	Mine Safety Disclosures.	36
Item 5.	Other Information.	36
Item 6.	Exhibits.	37

Part III-Signatures.		38

xxxvi

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (this “Quarterly Report”) for the quarterly period ended September 30, 2024 contains forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. This includes, without limitation, statements regarding the financial position and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Quarterly Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described herein under “Item 1A. Risk Factors,” those described in our Annual Report on Form 10-K for the year ended December 31, 2023, under “Item 1A. Risk Factors,” filed with the U.S. Securities and Exchange Commission (the “SEC”). You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the filing date of this Quarterly Report. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the risk factors we describe in the reports we will file from time to time with the SEC after the date of this Quarterly Report.

This Quarterly Report may also contain market data related to our business and industry. These market data include projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may harm our business, results of operations, financial condition, and the market price of our common stock.

xxxvii

PART I-FINANCIAL INFORMATION

Item 1. Financial Statements.

CONDUIT PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
	(unaudited)	(audited)
ASSETS
Current assets
Cash and cash equivalents	$71	$4,228
Marketable Investments	81	-
Prepaid expenses and other current assets	1,245	1,505
Total current assets	1,397	5,733
Operating lease right-of-use assets, net	292	-
Property, plant, and equipment, net	48	-
Prepaid expenses and other long-term assets	1,256	1,491
Total assets	$2,993	$7,224
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,895	$215
Accrued expenses and other current liabilities	1,788	601
Bank overdraft	118	-
Convertible promissory note payable	800	800
Operating lease liability, current portion	147	-
Loans payable	1,491	185
Deferred commission payable	5,738
Total current liabilities	11,977	1,801
Derivative warrant liability	24	142
Operating lease liability, non-current portion	110	-
Deferred commission payable	-	5,738
Total liabilities	12,111	7,681

Commitments and contingencies (see note 16)

Stockholders’ deficit
Common stock, par value $0.0001; 250,000,000 shares authorized at September 30, 2024 and December 31, 2023, respectively, 96,004,699 and 73,829,536 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	10	7
Preferred stock, par value $0.0001; 1,000,000 shares authorized at September 30, 2024 and December 31, 2023; no shares issued and outstanding at September 30, 2024 and December 31, 2023	-	-
Additional paid-in capital	17,296	10,424
Accumulated deficit	(26,695)	(11,299)
Accumulated other comprehensive income	271	411
Total stockholders’ deficit	(9,118)	(457)
Total liabilities and stockholders’ deficit	$2,993	$7,224

The accompanying notes are an integral part of these condensed consolidated financial statements.

1

CONDUIT PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited)

(in thousands, except share and per share amounts)

	Three Months ended September 30,		Nine Months ended September 30,
	2024	2023	2024	2023
Operating expenses:
Research and development expenses	$3,093	$-	3,246	-
General and administrative expenses	2,718	430	8,660	2,833
Total operating expenses	5,811	430	11,906	2,833
Operating loss	(5,811)	(430)	(11,906)	(2,833)
Other income (expense):
Other income (expense), net	(341)	3,102	(2,954)	2,145
Interest income	-	-	11	-
Interest expense	(309)	(47)	(547)	(92)
Total other (expense) income, net	(650)	3,055	(3,490)	2,053
Net (loss) income	$(6,461)	$2,625	(15,396)	(780)
Basic earnings/(net loss) per share	$(0.07)	$0.04	(0.20)	(0.01)
Diluted earnings/(net loss) per share	$(0.07)	$0.01	(0.20)	(0.06)
Basic weighted-average common shares outstanding	87,155,077	65,410,172	78,311,080	64,890,548
Diluted weighted-average common shares outstanding	87,155,077	66,132,588	78,311,080	65,486,891
Comprehensive Income (loss):
Foreign currency translation adjustment	(116)	610	(140)	36
Total comprehensive Income (loss)	$(6,577)	$3,235	(15,536)	(744)

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

CONDUIT PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(unaudited)

(in thousands, except share amounts)

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	deficit	income	deficit

Balance at July 1, 2024	74,000,234	$7	$14,378	$(20,234)	$387	$(5,462)
Issuance of Common Stock for note payable	9,504,465	1	995	-	-	996
Issuance of Common Stock for licensing right	12,500,000	2	1,567			1,569
Stock-based compensation	-	-	356	-	-	356
Foreign currency translation adjustment	-	-	-	-	(116)	(116)
Net loss	-	-	-	(6,461)	-	(6,461)
Balance at September 30, 2024	96,004,699	$10	$17,296	$(26,695)	$271	$(9,118)

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	deficit	income	deficit

Balance at January 1, 2024	73,829,536	$7	$10,424	$(11,299)	$411	$(457)
Issuance of Common Stock for services	96,154	-	150	-	-	150
Issuance of Common Stock upon vesting of restricted stock units	74,544	-	-	-	-	-
Issuance of Common Stock for note payable	9,504,465	1	995	-	-	996
Issuance of Common Stock for licensing right	12,500,000	2	1,567			1,569
Issuance of Warrants	-	-	2,890	-	-	2,890
Stock-based compensation	-	-	1,270	-	-	1,270
Foreign currency translation adjustment	-	-	-	-	(140)	(140)
Net loss	-	-	-	(15,396)	-	(15,396)
Balance at September 30, 2024	96,004,699	$10	$17,296	$(26,695)	$271	$(9,118)

3

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	deficit	income	deficit
Balance at July 1, 2023	2,000	$-	$-	$(14,169)	$29	$(14,140)
Retroactive application of Merger	64,624,430	6	(6)	-	-	-
Reclassification of additional paid-in-capital	-	-	6	(6)	-	-
Adjusted Balances, beginning of period	64,626,430	$6	$-	$(14,175)	$29	$(14,140)
Reclassification of additional paid-in-capital	-	-	(6)	6	-	-
Issuance of Conduit Pharmaceuticals Inc. common stock to holders of Conduit Pharmaceuticals Limited convertible notes on the Closing Date (Note 3)	373,570	-	3,685	-	-	3,685
Merger, net of redemptions (Note 3)	4,118,316	1	(15,093)	-	-	(15,092)
Issuance of Conduit Pharmaceuticals Inc. common stock in connection with PIPE Financing (Note 3)	2,000,000	-	19,779	-	-	19,779
Issuance of Conduit Pharmaceuticals Inc. common stock to Cizzle Biotechnology Holding PLC	395,460	-	151	-	-	151
Issuance of Conduit Pharmaceuticals Inc. common stock to an advisor for services directly related to the Merger (Note 3)	1,300,000	-	-	-	-	-
Reduction of excise tax liability associated with the Merger (Note 3)	-	-	1,141			1,141
Capital contribution - related party	-	-	150	-	-	150
Stock-based compensation	-	-	10	-	-	10
Foreign currency translation adjustment	-	-	-	-	610	610
Net income	-	-	-	2,625	-	2,625
Balance at September 30, 2023	72,813,776	$7	9,817	(11,544)	639	(1,081)

4

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Total stockholders’
	Shares	Amount	capital	deficit	income	deficit
Balance at January 1, 2023	2,000	$-	$-	$(10,764)	$675	$(10,089)
Retroactive application of Merger	64,624,430	6	(6)	-	-	-
Reclassification of additional paid-in-capital	-	-	6	(6)	-	-
Adjusted Balances, beginning of period	64,626,430	$6	$-	$(10,770)	$675	$(10,089)
Reclassification of additional paid-in-capital	-	-	(6)	6	-	-
Issuance of Conduit Pharmaceuticals Inc. common stock to holders of Conduit Pharmaceuticals Limited convertible notes on the Closing Date (Note 3)	373,570	-	3,685	-	-	3,685
Merger, net of redemptions (Note 3)	4,118,316	1	(15,093)	-	-	(15,092)
Issuance of Conduit Pharmaceuticals Inc. common stock in connection with PIPE Financing (Note 3)	2,000,000	-	19,779	-	-	19,779
Issuance of Conduit Pharmaceuticals Inc. common stock to Cizzle Biotechnology Holding PLC	395,460	-	151	-	-	151
Issuance of Conduit Pharmaceuticals Inc. common stock to an advisor for services directly related to the Merger (Note 3)	1,300,000	-	-	-	-	-
Reduction of excise tax liability associated with the Merger (Note 3)	-	-	1,141			1,141
Capital contribution - related party	-	-	150	-	-	150
Stock-based compensation	-	-	10	-	-	10
Foreign currency translation adjustment	-	-	-	-	(36)	(36)
Net loss	-	-	-	(780)	-	(780)
Balance at September 30, 2023	72,813,776	$7	9,817	(11,544)	639	(1,081)

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

CONDUIT PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine Months ended September 30,
	2024	2023
Cash flows used in operating activities:
Net loss	$(15,396)	$(780)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on change in fair value of Cizzle option	-	(1,306)
Gain on change in fair value of Vela option	-	(748)
Loss on issuance of Vela option	-	1,007
Change in reserve for related party uncollectible loan	-	(240)
Loss on change in fair value of convertible notes payable	-	423
Loss on related party loan forgiveness	-	12
Unrealized foreign exchange gain	(38)	-
Unrealized foreign exchange loss	-	4
Issuance of warrants for lock-up	2,710	-
Interest expense on convertible promissory note	31	86
Non-cash reduction of deferred income upon exercise of option liability	-	(1,480)
Gain on change in fair value of derivative warrant liability	(118)	(131)
Stock-based compensation expense	1,270	10
Non-cash interest expense	268	8
Operating lease obligations	(33)	-
Amortization of financed Directors and Officers insurance	1,297	44
Amortization of debt issuance costs	143	-
Depreciation Expense	5	-
Issuance of common stock for services and licensing right	1,719	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(210)	(1,441)
Accounts payable	1,644	6
Accrued expenses and other liabilities	839	1,604
Net cash flows used in operating activities	(5,869)	(2,922)
Cash flows used in investing activities:
Issuance of loan - related party	-	(357)
Purchases of property and equipment	(51)	-
Purchases of short term investments	(490)
Proceeds from the sale of short-term investments	413
Proceeds from the issuance of options	-	585
Net cash flows used in investing activities	(128)	228
Cash flows provided by financing activities:
Proceeds from Merger and related PIPE Financing, net of transaction costs	-	8,494
Net proceeds from the issuance of notes payable	1,625	498
Capital contribution - related party	-	151
Proceeds from issuance of convertible notes payable, carried at fair value	-	1,468
Interest paid on convertible promissory note, carried at cost	-	(81)
Proceeds from issuance of warrants from lock-up	114	-
Bank Overdraft	118	-
Proceeds from issuance of convertible promissory note payable, carried at cost	-	813
Net cash flows provided by financing activities	1,857	11,343
Net change in cash and cash equivalents before effect of exchange rate changes	(4,140)	8,649
Effect of exchange rate changes on cash and cash equivalents	(17)	(5)
Net change in cash	(4,157)	8,644
Cash and cash equivalents at beginning of period	4,228	-
Cash and cash equivalents at end of period	$71	$8,644

Supplemental cash flow information:
Cash paid for interest	$80	$-

Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$350	$-
Receivables from issuance of warrants for lock-up	67	-
Receivable from issuance of note payable	525
Issuance of Conduit Pharmaceuticals Inc. common stock to Cizzle Biotechnology Holding PLC upon exercise of option	-	151
Exchange of Conduit Pharmaceuticals Limited convertible notes for shares of Conduit Pharmaceuticals Inc. common stock in connection with the Merger	-	3,685
Accrued transaction costs	-	5,738
Non-cash directors and officers insurance	-	1,066
Reclassification of deferred offering costs to reduction of additional paid-in capital		1,534
Net Liabilities assumed in the Merger	-	6,124
Initial value of warrant liabilities issued in connection with PIPE Financing and Closing of the Merger	-	223

The accompanying notes are an integral part of these condensed consolidated financial statements.

6

CONDUIT PHARMACEUTICALS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of the Business, Basis of Presentation and Summary of Significant Accounting Policies

Conduit Pharmaceuticals Inc., a Delaware corporation (“Conduit” or the “Company”), is a clinical-stage specialty biopharmaceutical company that was formed to facilitate the development and commercialization of clinical assets. The Company has developed a unique business model that allows it to act as a conduit to bring clinical assets from pharmaceutical companies and develop new treatments for patients. Our novel approach addresses unmet medical needs and lengthens the intellectual property for our existing assets through cutting-edge solid-form technology with the expectation of commercializing these products with life science companies.

Merger Agreement

On September 22, 2023 (the “Closing Date”), a merger transaction between Conduit Pharmaceuticals Limited (“Old Conduit”), Murphy Canyon Acquisition Corp (“MURF”) and Conduit Merger Sub, Inc., a Cayman Islands exempted company and a wholly owned subsidiary of MURF (“Merger Sub”), was completed (the “Merger”, see Note 3) pursuant to the initial merger agreement dated November 8, 2022 and subsequent amendments to the merger agreement dated January 27, 2023 and May 11, 2023 (together, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on the Closing Date, (i) Merger Sub merged with and into Old Conduit, with Old Conduit surviving the merger as a wholly-owned subsidiary of MURF, and (ii) MURF changed its name from Murphy Canyon Acquisition Corp. to Conduit Pharmaceuticals Inc. The common stock of the Company (the “Common Stock”) commenced trading on The Nasdaq Global Market under the symbol “CDT” on September 25, 2023, and the Company’s warrants commenced trading on The Nasdaq Capital Market under the symbol “CDTTW” on September 25, 2023.

The Merger was accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under the reverse recapitalization method, MURF was treated as the acquired company for financial reporting purposes, and the accounting acquirer was assumed to have issued shares of stock for the net assets of MURF, with no goodwill or other intangible assets recorded.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with U.S. GAAP as set forth by the Financial Accounting Standards Board (“FASB”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). References to U.S. GAAP issued by the FASB in these notes to the accompanying unaudited condensed consolidated financial statements are to the FASB Accounting Standards Codifications (“ASC”) and Accounting Standards Update (“ASUs”).

7

The accompanying interim unaudited condensed consolidated financial statements included in this quarterly report have been prepared in accordance with U.S. GAAP and, in the opinion of the Company, contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of September 30, 2024, and its results of operations for the three and nine months ended September 30, 2024 and 2023, and cash flows for the nine months ended September 30, 2024 and September 30, 2023. The condensed consolidated balance sheet at December 31, 2023, was derived from the audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Conduit UK Management Ltd. (United Kingdom) and Conduit Pharmaceuticals, Ltd. (Cayman Islands). As used herein, references to the “Company” include references to Conduit Pharmaceuticals Inc. and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Liquidity and Going Concern

In accordance with ASC 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. Since its inception, the Company has generated significant losses and as of September 30, 2024, the Company had an accumulated deficit of $26.7 million. As of September 30, 2024 and December 31, 2023, the Company had cash and cash equivalents (net of bank overdrafts) and short term investments of $34,000 and $4.2 million, respectively. For the nine months ended September 30, 2024 and 2023, the Company had net operating losses of $11.9 million and $2.8 million, respectively, and cash used in operating activities of $5.9 million and $2.9 million, respectively. Management has determined that it does not have sufficient cash and other sources of liquidity to fund its current business plan. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for at least the next 12 months from the financial statement filing date.

The Company’s expectation is to generate operating losses and negative operating cash flows in the future and will need additional funding to support its current business plan. Management’s plans to alleviate the conditions that raise substantial doubt include the pursuit of additional cash resources through public or private equity or debt financings. However, there is no assurance that such funding will be available when needed or on acceptable terms. If additional funding is not available when required, the Company would need to delay or curtail its operations and its research and development activities until such funding is received, all of which could have a material adverse effect on the Company and its financial condition.

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To date, management has executed on the following plans (see Note 17). However, the plans executed to date do not alleviate the substantial doubt about the Company’s ability to continue as a going concern:

●	On October 23, 2024, we entered into a sales agreement, with A.G.P./Alliance Global Partners (“A.G.P,”) relating to shares of our Common Stock.. In accordance with the terms of the sales agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $3,556,586 from time to time through A.G.P., acting as our sales agent or principal.

●	On October 28, 2024, the Company issued a promissory note (the “October 2024 Nirland Note”) to Nirland Limited (“Nirland”) in the original principal amount of $600,000 in exchange for funds in such amount. The October 2024 Nirland Note bears interest at a rate of 12% per annum, is due and payable semi-annually in arrears, and matures on October 31, 2025.

●	On October 29, 2024, the Company entered into a Bridge Loan Agreement (the “A.G.P. Bridge Agreement”), with A.G.P., pursuant to which A.G.P. made an advance (the “Advance”) to the Company in an amount not to exceed $600,000 (the “Commitment”). As partial consideration for the Advance, the Company issued A.G.P. warrants to purchase up to 2,862,596 shares of the Company’s Common Stock, which is equal to 50% of the sum of the Commitment divided by the closing price of the Company’s Common Stock on October 29, 2024, at an exercise price of $0.1048 per share. In connection with the Advance, the Company issued a promissory note (the “A.G.P. Bridge Note”) to A.G.P. in the original principal amount of $600,000. The A.G.P. Bridge Note bears interest at a rate of 4.21% per annum and is due and payable on December 31, 2024.

These financial statements have been prepared assuming the Company will continue as a going concern and do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Other Risks and Uncertainties

The Company is subject to risks common to companies in the pharmaceutical industry including, but not limited to, uncertainties related to commercialization of competitor products, regulatory approvals, dependence on key products, dependence on key customers and suppliers, and protection of intellectual property rights. Clinical assets currently under development will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts will require significant amounts of additional capital, adequate personnel, infrastructure, and extensive compliance and reporting capabilities. Even if the Company’s efforts are successful, it is uncertain when, if ever, the Company will realize significant revenue from royalties or product sales.

The Company licenses clinical assets from AstraZeneca. See Note 13. If there is a breach or other termination of such agreements, there could be a material adverse effect on the Company’s business, financial condition, operating results, and prospects.

Nasdaq Listing Deficiencies

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On May 28, 2024, the Company received a notice it was expecting from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, due to the previously disclosed resignation of Ms. Jennifer McNealey from the Company’s Board of Directors (the “Board”) and from all committees on which she served, the Company, effective as of such date of resignation, was not in compliance with Nasdaq’s independent audit committee requirements as set forth in Listing Rule 5605 as a result of the audit committee being comprised of only two independent directors. The Company has until the earlier of its next annual meeting of stockholders or May 13, 2025 to evidence compliance. The notice has no immediate effect on the listing of the Company’s securities on Nasdaq. The Company intends to regain compliance with the requirement that the audit committee be comprised of at least three independent directors prior to the expiration of the cure period provided pursuant to Nasdaq Listing Rule 5605(c)(4).

Notice of Failure to Satisfy a Continued Listing Rule

On August 12, 2024, the Company received a deficiency letter from the Staff of Nasdaq notifying the Company that for the last 30 consecutive business days the closing bid price for the Company’s Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). The deficiency letter does not result in the immediate delisting of the Company’s Common Stock from The Nasdaq Global Market.

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In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company has been provided an initial period of 180 calendar days, or until February 10, 2025 (the “Compliance Date”), to regain compliance with the Bid Price Rule. If, at any time before the Compliance Date, the closing bid price for the Company’s Common Stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, the Staff will provide written notification to the Company that it complies with the Bid Price Rule, unless the Staff exercises its discretion to extend this 10 day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If the Company does not regain compliance by February 10, 2025, the Company may be eligible for an additional 180 calendar day grace period if it applies to transfer the listing of its Common Stock to The Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirement for the market value of its publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would have the right to appeal a determination to delist its Common Stock, and the Common Stock would remain listed on The Nasdaq Global Market until the appeal process is complete. There can be no assurance that, if the Company does appeal the delisting determination by the Staff to The NASDAQ Listing Qualifications Panel, that such appeal would be successful.

The Company intends to monitor the closing bid price of its Common Stock and may, if appropriate, consider available options to regain compliance with the Bid Price Rule, which could include effecting a reverse stock split. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Rule.

Market Value of Publicly Held Shares Requirement

On August 15, 2024, the Company received a notice from the Staff notifying the Company that, based on the market value of publicly held shares for the previous 30 consecutive business days, the listing of the Company’s common stock was not in compliance with Nasdaq Listing Rule 5450(b)(2)(C) to maintain a minimum market value of publicly held shares of at least $15 million (the “MVPHS Requirement”).

In accordance with Nasdaq rules, the Company has a period of 180 calendar days (or until February 11, 2025) to regain compliance with the MVPHS Requirement. To regain compliance during this 180-day compliance period, the minimum market value of publicly held shares must close at $15 million or more for a minimum of 10 consecutive business days. The notice has no immediate effect on the listing of the Company’s securities on Nasdaq.

In the event that the Company does not regain compliance with the MVPHS Requirement prior to the expiration of the 180-day compliance period, the Company will receive written notification from Nasdaq that the Company’s securities are subject to delisting. Alternatively, the Company may apply to transfer the listing of its securities to The Nasdaq Capital Market, provided the Company will only be able to transfer the listing to The Nasdaq Capital Market if the Company then meets the continued listing requirements on The Nasdaq Capital Market.

Market Value of Listed Securities Requirement

On August 15, 2024, the Company received an additional deficiency letter from the Staff notifying the Company that, based on the market value of listed securities for the previous 30 consecutive business days, the listing of the Company’s Common Stock was not in compliance with Nasdaq Listing Rule 5450(b)(2)(A) to maintain a minimum market value of listed securities of at least $50 million (the “MVLS Requirement”).

In accordance with Nasdaq rules, the Company has a period of 180 calendar days (or until February 11, 2025) to regain compliance with the MVLS Requirement. To regain compliance during this 180-day compliance period, the minimum market value of listed securities must close at $50 million or more for a minimum of 10 consecutive business days. The notice has no immediate effect on the listing of the Company’s securities on Nasdaq.

In the event that the Company does not regain compliance with the MVLS Requirement prior to the expiration of the 180-day compliance period, the Company will receive written notification from Nasdaq that the Company’s securities are subject to delisting. Alternatively, the Company may transfer the listing of its securities to The Nasdaq Capital Market, provided the Company will only be able to transfer the listing to The Nasdaq Capital Market if the Company then meets the continued listing requirements on The Nasdaq Capital Market.

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Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents are primarily maintained with major financial institutions in the United Kingdom and Switzerland. The Company considers cash equivalents to be short-term, highly liquid investments that (a) are readily convertible into known amounts of cash, (b) are traded and held for cash management purposes, and (c) have original maturities of three months or less at the time of purchase. The Company’s Switzerland bank accounts, which hold immaterial cash balances, are uninsured, and the Company’s U.K. bank account, with a balance at September 30, 2024 of £0 (or approximately $0), which does not exceed the country’s deposit limit of £85,000 (approximately $108,000). The Company’s U.S. depository bank participates in the Demand Deposit Marketplace program, insuring deposits up to $10 million by sweeping amounts in excess of the $250,000 deposit insurance limit among participating banks. The Company has not experienced any losses on any accounts through the nine months ended September 30, 2024.

Marketable Investments

Short-term investments include marketable debt and equity securities with maturities of less than one year or where management’s intent is to use the investments to fund current operations or to make them available for current operations. All investments in marketable securities are classified as available-for-sale and are reported at fair value on the consolidated balance sheets. Investments with remaining maturities or that are due within one year from the balance sheet date are classified as current. The Company reviews its short-term investments for other-than-temporary impairment whenever the fair value of a marketable security is less than the amortized cost and evidence indicates that a short-term investment’s carrying amount is not recoverable within a reasonable period of time.

Property, Plant and Equipment

Property, plant and equipment are initially recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or, for leasehold improvements, the life of the lease, if shorter. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in other income or expense for the period. As of September 30, 2024, property, plant and equipment primarily consisted of leasehold improvements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Estimates are based on several factors including the facts and circumstances available at the time the estimates are made, historical experience, risk of loss, general economic conditions and trends, and the assessment of the probable future outcome. Actual results could differ materially from such estimates. Estimates and assumptions are reviewed periodically by management and changes in estimates are made as management becomes aware of changes in circumstances surrounding the estimates. The effects of changes are reflected in the financial statements in the period that they are determined.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. In determining fair value, the Company used various valuation approaches. A fair value hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.

Unobservable inputs reflect the Company’s assumption about the inputs that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels, based on the inputs, as follows:

●	Level 1-Valuations based on quoted prices for identical instruments in active markets. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.
●	Level 2- Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for either similar instruments in active markets, identical or similar instruments in markets that are not active, or model-derived valuations whose inputs or significant value drivers are observable or can be corroborated by observable market data.
●	Level 3-Valuations based on inputs that are unobservable. These valuations require significant judgment.

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The Company’s Level 1 assets consist of cash and cash equivalents in the accompanying balance sheets, convertible notes payable and the value of accrued expenses and other current liabilities approximate fair value due to the short-term nature of these assets and liabilities.

Warrants

The Company determines the accounting classification of warrants as either liability or equity by first assessing whether the Warrants meet liability classification in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). Under ASC 480, a financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares must be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception; (b) variations in something other than the fair value of the issuer’s equity shares; or (c) variations inversely related to changes in the fair value of the issuer’s equity shares. If financial instruments, such as the warrants, are not required to be classified as liabilities under ASC 480, the Company assesses whether such instruments are indexed to the Company’s own stock under ASC 815-40. In order for an instrument to be considered indexed to an entity’s own stock, its settlement amount must always equal the difference between the following: (a) the fair value of a fixed number of the Company’s equity shares, and (b) a fixed monetary amount or a fixed amount of a debt instrument issued by the Company.

Equity classified warrants are recorded in stockholders’ deficit and liability classified warrants are recorded as liabilities within the Consolidated Balance Sheets. The liability classified warrants are remeasured each period with changes recorded in the Consolidated Statements of Operations and Comprehensive Loss.

As of September 30, 2024, the Company had outstanding warrants that are classified as a liability within the condensed consolidated balance sheets. The fair value of the warrant liability is determined each balance sheet date based on Level 2 inputs as such inputs are based on observable inputs other than quoted prices. The warrant liability is valued using an observable market quote for the Company’s publicly traded warrants, which are considered to be a similar asset in an active market. See Note 5 for further information on the Company’s financial liabilities carried at fair value.

During the nine months ended September 30, 2024, the Company issued warrants that met the criteria to be classified within stockholders’ deficit within the condensed consolidated balance sheets. The fair value of the warrants was determined by using a Black-Scholes model, with the most judgmental non-observable input being the volatility measure. Changes in the assumptions around the volatility could have caused significant changes in the estimated fair value of the warrants. See Note 15 for further information on the warrants classified within stockholders’ deficit.

Share Based Compensation

The Company accounts for share based compensation arrangements granted to employees in accordance with ASC 718, Compensation: Stock Compensation, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. The grant date fair value of stock options is determined using a Black-Scholes model, with the most judgmental non-observable input being the volatility measure. Changes in the assumptions around the volatility can cause significant changes in the grant date fair value of stock options. The Company accounts for forfeitures when they occur.

Research and Development and Funding

Research and development expenses consist primarily of costs incurred in connection with the research and development of our clinical assets and programs. The Company expenses research and development costs and intangible assets acquired that have no alternative future use as incurred. These expenses include:

●	expenses incurred under agreements with organizations that support the Company’s drug discovery and development activities;
●	expenses incurred in connection with the preclinical and clinical development of the Company’s clinical assets and programs, including under agreements with contract research organizations, or CROs;
●	costs related to contract manufacturing organizations, or CMOs, that are primarily engaged to provide drug substance and product for our clinical trials, research and development programs, as well as investigative sites and consultants that conduct the Company’s clinical trials, nonclinical studies and other scientific development services;
●	the costs of acquiring and manufacturing nonclinical and clinical trial materials, including manufacturing registration and validation batches;
●	employee-related expenses, including salaries, related benefits and equity-based compensation expense, for employees engaged in research and development functions;
●	costs related to compliance with quality and regulatory requirements;
●	payments made under third-party licensing agreements; and
●	direct and allocated costs related to facilities, information technology, personnel and other overhead.

Advance payments that we make for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such amounts are recognized as an expense as the goods are delivered or consumed or the related services are performed, or until it is no longer expected that the goods will be delivered, or the services rendered.

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Income Taxes

ASC Topic 740, Income Taxes, sets forth standards for financial presentation and disclosure of income tax liabilities and expense. Interest and penalties recognized have been classified in the unaudited condensed consolidated statements of operations and Comprehensive Loss as income taxes. Deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating losses carried forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the unaudited condensed consolidated statements of operations and Comprehensive Loss in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits of which future realization is uncertain.

In December 2023, the FASB issued ASU 2023-09, which introduces new income tax disclosure requirements. The standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. After reviewing the provisions of the new standard, the Company has determined that these changes will not materially affect our financial condition, results of operations, or cash flows as presented in our financial statements.

Earnings/(Net Loss) per Share Attributable to Common Stockholders

The Company calculates basic and diluted earnings/(net loss) per share under ASC Topic 260, Earnings Per Share. Basic earnings/(net loss) per share is computed by dividing the net income/(loss) by the number of weighted-average common shares outstanding for the period. Diluted earnings/(net loss) is computed by adjusting net income/(loss) based on the impact of any dilutive instruments. Diluted earnings/(net loss) per share is computed by dividing the diluted net income/(loss) by the number of weighted-average common shares outstanding for the period including the effect, if dilutive, of any instruments that can be settled in common shares. When computing diluted net income/(loss) per share, the numerator is adjusted to eliminate the effects that have been recorded in net income/(loss) (net of tax, if any) attributable to any liability-classified dilutive instruments.

Foreign Currency Translation

The Company translated the assets and liabilities of foreign subsidiaries from their respective functional currency, the British pound, to United States dollars at the appropriate spot rates as of the balance sheet date. Income and expenses of operations are translated to United States dollars using weighted average exchange rates during the year. The foreign subsidiaries use the local currency as their functional currency. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in the accompanying consolidated statements of changes in stockholders’ deficit. Non-monetary items in the subsidiaries’ functional currency are re-measured into the reporting currency at the historical exchange rate (i.e., the rate of exchange at the date of the transaction).

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2. Revision of Previously Issued Financial Statements

In connection with the preparation of the Company’s financial statements as of and for the year ended December 31, 2023, the Company’s management identified errors in its previously issued unaudited financial statements as of and for the three months and nine months ended September 30, 2023 with respect to how certain expenses relating to the Merger were previously expensed and that as part of the Company’s annual audit it was determined that such expenses should have been capitalized and subsequently recorded against equity and restated such quarterly period in the December 31, 2023 Form 10-K. The accounting for legal costs was deemed to be specific incremental costs directly attributable to the Merger and concurrent PIPE financing (See Note 3). Management has evaluated this correction to the accounting treatment of such costs, which overstated net loss, additional paid in capital, and accumulated deficit and understated prepaid expense, and concluded it was material to the prior quarterly periods, individually and in the aggregate.

The impact of the errors described above on the condensed consolidated balance sheets as of September 30, 2023, is as follows:

	As of September 30, 2023 (Unaudited)
(Dollar amounts in thousands)	As Previously Reported	Adjustment	As Revised
Condensed Consolidated Balance Sheets
Stockholders’ deficit
Additional paid-in capital	$11,351	$(1,534)	$9,817
Accumulated deficit	(13,078)	1,534	(11,544)

The impact of the errors described above on the condensed consolidated statements of operations and comprehensive income (loss) for the three months ended September 30, 2023, is as follows:

	For the Three Months ended September 30, 2023 (Unaudited)
(Dollar amounts in thousands, except per share amounts)	As Previously Reported	Adjustment	As Revised
Statements of Operations and Comprehensive Loss
Operating expenses:
General and administrative expenses	$1,069	$(639)	$430
Total operating costs and expenses	1,069	(639)	430
Operating loss	(1,069)	639	(430)
Net income (loss)	$1,986	$639	$2,625
Basic earnings/(net loss) per share	$0.03	$0.01	$0.04
Diluted earnings/(net loss) per share	$-	$0.01	$0.01
Total comprehensive income (loss)	$2,596	$639	$3,235

The impact of the errors described above on the condensed consolidated statements of operations and comprehensive income (loss) for the nine months ended September 30, 2023, is as follows:

	For the Nine Months ended September 30, 2023 (Unaudited)
(Dollar amounts in thousands, except per share price amounts)	As Previously Reported	Adjustment	As Revised
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Operating expenses:
General and administrative expenses	$4,367	$(1,534)	$2,833
Total operating costs and expenses	4,367	(1,534)	2,833
Operating loss	(4,367)	1,534	(2,833)
Net income (loss)	$(2,314)	$1,534	$(780)
Basic earnings/(net loss) per share	$(0.04)	$0.03	$(0.01)
Diluted earnings/(net loss) per share	$(0.08)	$0.02	$(0.06)
Total comprehensive income (loss)	$(2,278)	$1,534	$(744)

The impact of the errors described above on the condensed consolidated statements of changes in stockholders’ deficit as of September 30, 2023, is as follows:

	As of September 30, 2023 (Unaudited)
(Dollar amounts in thousands)	As Previously Reported	Adjustment	As Revised
Statements of Changes in Shareholders’ Deficit
Stockholders’ deficit
Additional paid-in capital	$11,351	(1,534)	$9,817
Accumulated deficit	$(13,078)	1,534	(11,544)

The impact of the errors described above on the condensed consolidated statement of cash flows for the nine months ended September 30, 2023, is as follows:

	For the Nine Months ended September 30, 2023 (Unaudited)
(Dollar amounts in thousands)	As Previously Reported	Adjustment	As Revised
Condensed Consolidated Statements of Cash Flows
Cash flows from operating activities:
Net loss	$(2,314)	1,534	(780)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	$93	(1,534)	(1,441)
Non-cash investing and financing activities
Reclassification of deferred offering costs to reduction of additional paid-in capital	-	1,534	1,534

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3. Merger

As discussed in Note 1, on September 22, 2023, the Company and MURF completed the Merger. Upon the closing of the Merger, the following occurred:

●	Each share of Old Conduit common stock issued and outstanding immediately prior to the closing of the Merger, which totaled 2,000 shares, was exchanged for the right to receive 32,313.215 shares of the Company’s Common Stock resulting in the issuance of 64,626,430 shares of the Company’s Common Stock.

●	In addition to the shares issued to legacy Conduit shareholders noted above, an additional 373,570 shares of Common Stock were issued to Conduit convertible note holders, resulting in a total of 65,000,000 shares of Common Stock being issued to Conduit shareholders and holders of Conduit convertible notes payable.

●	In connection with the Merger, 45,000 share of MURF Class A common stock held by Murphy Canyon Acquisition Sponsor, LLC (the “MURF Sponsor”) was transferred to MURF Directors. Each share was exchanged on a one-for-one basis for shares of Common Stock.

●	Each share of MURF Class A common stock held by the MURF Sponsor prior to the closing of the Merger, which totaled 709,000 shares, was exchanged for, on a one-for-one basis for shares of Common Stock.

●	Each share of MURF common stock subject to possible redemption that was not redeemed prior to the closing of the Merger, which totaled 58,066 shares, was exchanged for, on a one-for-one basis, for shares of Common Stock.

●	In connection with the Merger, 3,306,250 shares of MURF Class B common stock held by the MURF Sponsor was automatically converted into shares of MURF Class A common stock and then subsequently converted into shares of Common Stock on a one-for-one basis.

●	In connection with the Merger, A.G.P./Alliance Global Partners (“A.G.P.”), whom acted as a financial advisor to both MURF and Conduit, was due to receive (i) a cash fee of $6.5 million, 1,300,000 shares of Common Stock and warrants to purchase 54,000 shares of Common Stock at an exercise price of $11.00 per share pursuant to its engagement agreement with Conduit entered into on August 2, 2022 and (ii) $4.6 million of deferred underwriting fees as a result of its engagement for MURF’s initial public offering. Upon closing of the Merger, A.G.P. received a cash payment of $5.6 million, 1,300,000 shares of Common Stock, and 54,000 warrants to purchase 54,000 shares of Common Stock. The remaining $5.7 million of cash payments due to A.G.P upon closing of the Merger was deferred and to be paid on or before March 21, 2025, with annual interest of 5.5%.

●	In connection with the Merger, MURF entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “PIPE Investors”) for an aggregate of 2,000,000 units, with each unit consisting of one share of Common Stock (the “PIPE Shares”), together with one warrant exercisable into one share of Common Stock (the “PIPE Warrants”), at a purchase price of $10.00 per unit, for an aggregate purchase price of $20,000,000 (the “PIPE Financing”). Upon the closing of the PIPE Financing (which closed in connection with the closing of the Merger), the Company received $20.0 million in cash, which was used to settle related party promissory notes issued by MURF to the MURF Sponsor and an affiliate of the MURF Sponsor as well as transaction costs.

●	The proceeds received by the Company from the Merger and PIPE Financing, net of transaction costs, totaled $8.5 million.

The following table presents the total Common Stock outstanding immediately after the closing of the Merger:

Number of Shares
Exchange of MURF common stock subject to possible redemption for Conduit Pharmaceuticals Inc. common stock	58,066
Exchange of MURF Class A common stock held by MURF Directors for Conduit Pharmaceuticals Inc. common stock	45,000
Exchange of MURF Class A common stock held by MURF Sponsor for Conduit Pharmaceuticals Inc. common stock	4,015,250
Subtotal - Merger, net of redemptions	4,118,316
Issuance of Conduit Pharmaceuticals Inc. common stock in connection with PIPE Financing	2,000,000
Exchange of Conduit Pharmaceuticals Limited ordinary shares for Conduit Pharmaceuticals Inc. common stock on the Closing Date	64,626,430
Issuance of Conduit Pharmaceuticals Inc. common stock to holders of Conduit Pharmaceuticals Limited convertible notes on the Closing Date	373,570
Issuance of Conduit Pharmaceuticals Inc. common stock to an advisor for services directly related to the Merger	1,300,000
Total - Conduit Pharmaceuticals Inc. common stock outstanding as a result of the Merger, PIPE Financing, exchange of Conduit Pharmaceuticals Limited shares for shares of Conduit Pharmaceuticals Inc., issuance of Conduit Pharmaceuticals Inc. common stock to holders of Conduit Pharmaceuticals Limited convertible notes, and advisors.	72,418,316

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4. Marketable Investments

The following table summarizes the Company’s investments accounted for as available-for-sale securities as of September 30, 2024 (in thousands):

	As of September 30, 2024
		Gross	Gross
	Amortized Cost	Unrealized Gain	Unrealized Loss	Fair Value

Available-for-sale, short-term investments:
Investment in trading securities	$78	$3	$-	$81
Total available-for-sale, short-term investments	$78	$3	$-	$81

The Company had no short-term investments as of December 31, 2023.

Unrealized losses on available-for-sale securities as of September 30, 2024, were not significant. There were no significant realized gains or losses recognized on the sale or maturity of available-for-sale investments for the nine months ended September 30, 2024.

5. Fair Value

The following table presents as of September 30, 2024 the Company’s assets subject to measurement at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of September 30, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Investment in trading securities	$-	$-	$81	$81
Total Assets	$-	$-	$81	$81

The following table presents as of September 30, 2024 the Company’s liabilities subject to measurement at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of September 30, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative warrant Liability	$-	$24	$-	$24
Total Liabilities	$-	$24	$-	$24

The following table presents as of December 31, 2023 the Company’s liabilities subject to measurement at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative warrant liability	$-	$142	$-	$142
Total Liabilities	$-	$142	$-	$142

The fair value of the investment in trading securities is the purchase price of the investments plus the unrealized gains and has therefore been classified as a Level 3 fair value measurement. The Company had no investment in trading securities as of December 31, 2023. There were no significant gains or losses recognized on the sale of investments in trading securities for the nine months ended September 30, 2024.

The warrants issued to the PIPE Investors and an advisor in connection with the Merger are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the consolidated balance sheets. See Note 16. The measurements of the liability classified warrants are classified as Level 2 fair value measurements due to the use of an observable market quote for the Company’s publicly traded warrants, which are considered to be a similar asset in an active market.

The warrant liabilities are calculated by multiplying the quoted market price of the Company’s publicly traded warrants by the number of liability classified warrants.

During the period ended September 30, 2024, there were no transfers between Level 1 and Level 2, nor into or out of Level 3.

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6. Balance Sheet Details

Current assets consisted of the following as of September 30, 2024 and December 31, 2023 (in thousands):

	As of	As of
	September 30, 2024	December 31, 2023

Prepaid directors and officers insurance	$314	$1,365
Prepaid Expenses	197	140
Loan Receivable*	525	-
Other Receivables	209	-
Total prepaid expenses and other current assets	$1,245	$1,505
*	Refer to Note 8.

Accrued Expenses and other current liabilities consisted of the following as of September 30, 2024 and December 31, 2023 (in thousands):

	As of September 30, 2024	As of December 31, 2023
Accrued Professional Fees	$145	$361
Accrued Payroll	451	40
Accrued Contingency**	412	-
Accrued Interest	443	87
Accrued Expenses	337	113
Total accrued expenses and other current liabilities	$1,788	$601
**	Refer to Note 16.

7. Convertible Notes Payable

On November 1, 2022, the Company approved a master Convertible Loan Note Instrument (the “2022 Convertible Loan Note Instrument”), permitting the Company to issue convertible notes payable for a maximum aggregate principal amount of up to $3.3 million (£3.0 million). The convertible notes payable issuable under the 2022 Convertible Loan Note Instrument mature three years after issuance to the respective noteholders and bear 5% interest, only to be paid to the noteholders in the event of a material breach by the Company of the terms of the 2022 Convertible Loan Note Instrument. In the event of a Change of Control (as defined in the 2022 Convertible Loan Note Instrument), the convertible notes payable issued under the 2022 Convertible Loan Note Instrument automatically convert into common shares of the Company at a conversion price equal to a 20% discount to the price per share paid for the most senior class of shares in respect of such Change of Control. The Company, with consent from the noteholders, may prepay the convertible notes payable issued under the 2022 Convertible Loan Note Instrument without penalty. The convertible notes payable issued under the 2022 Convertible Loan Note Instrument are general, unsecured obligations of the Company.

During January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.9 million (£0.8 million) to non-related third parties. As discussed in Note 13, “Related Party Transactions,” during January and February 2023, under the terms of the 2022 Convertible Loan Note Instrument, the Company issued convertible notes payable with an aggregate principal amount of $0.4 million (£0.3 million) to the CEO of Corvus. The Company elected to fair value the convertible notes payable issued under the Convertible Loan Note Instruments. On September 22, 2023, as discussed in Note 3, the Company and MURF completed the Merger, at which point all outstanding convertible notes issued converted into 373,570 shares of Common Stock.

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For the three and nine months ended September 30, 2023, the Company recorded a $0.1 million and $0.4 million loss, respectively, from the change in fair value of convertible notes payable in other income (expense), net, in its unaudited condensed consolidated statements of operations and comprehensive loss.

Convertible Promissory Notes Payable

During March 2023, the Company issued a convertible promissory note payable (the “March 2023 Convertible Note”) with an aggregate principal amount of $0.8 million to an unrelated third party. The March 2023 Convertible Note matures and is payable in full 18 months from the date of issuance. The March 2023 Convertible Note contains a conversion option which allows the holder of the note to convert the principal, plus any accrued interest at the date of conversion, into shares of Common Stock at a conversion price of $10 per share. The March 2023 Convertible Note carries 20% interest per annum, which is payable every six months from the date of the note until the maturity date. The promissory convertible note payable was not converted at the closing of the Merger and was also not converted as of September 30, 2024. For the three months ended September 30, 2024 and September 30, 2023, the Company incurred interest expense on the convertible promissory of $40,000 for each period. For the nine months ended September 30, 2024 and September 30, 2023, the Company incurred interest expense on the convertible promissory of $120,000 and $40,000, respectively. As of September 30, 2024, the balance of the loan was still outstanding and $80,000 of the interest expense was included in accrued expenses.

On October 9, 2024, the Company and the loan holder signed an extension for the March 2023 Convertible Note to extend the maturity date from September 20, 2024 to October 20, 2024 with the option for the Company to further extend the maturity date two times, each by an additional 30-day period. The Company exercised the first option to extend the maturity date and the maturity date is currently November 19, 2024. In consideration for extending the maturity date, the Company amended the form of the repayment of the remaining interest due on the loan. As payment for the interest, the Company issued the loan holder, (i) $80,000 worth of Common Stock to be issued at the closing market price on the date prior to issuance and (ii) 2,000,000 shares of Common Stock. On October 11, 2024, the Company issued the loan holder 2,781,250 shares of Common Stock in satisfaction of the obligations in (i) and (ii) in the preceding sentence. In connection with the extension of the loan, the Company entered into a consulting agreement with an unrelated third party to negotiate the extension of the of the convertible note with the loan holder on behalf of the Company. The Company issued the third party 850,000 shares on October 11, 2024 in exchange for services provided.

8. Loans Payable

On May 1, 2022, the Company entered into Loan Agreements (the “Loans”) with two lenders, totaling $0.2 million. The Loans were originally set to mature two years from the date of the agreement and bore no interest. Each loan was made available to the Company by the lenders in three tranches of (i) $33,000 (£30,000); (ii) $33,000 (£30,000) and (iii) $28,000 (£25,000), totaling $0.2 million. The Loans provided for events of default, including, among others, failure to make payment, bankruptcy and non-compliance with the terms of the Loans. As of September 30, 2024, the Company utilized all three tranches of the first loan and two out of three tranches of the second loan, with total loans payable at September 30, 2024 and December 31, 2023 of $0.2 million and $0.2 million, respectively.

On October 9, 2024, the Company and the Loan holders signed agreements to extend the maturity date for each Loan to December 19, 2024. The agreements also modified the payment terms for each Loan from a cash payment of £85,000 per loan to (1) a cash payment of £60,000, (2) £25,000 worth of shares of Common Stock converted into USD at the prevailing exchange rate, to be issued at the closing market price on the date prior to issuance, and in consideration for the extension, and (3) 250,000 additional shares of Common stock. On October 11, 2024, the Company issued each of the Loan holders 569,043 shares (1,138,086 in total).

On August 6, 2024, the Company entered into a Senior Secured Promissory Note (the “August 2024 Nirland Note”) with Nirland, a related party of the Company, pursuant to which the Company issued and sold to Nirland the August 2024 Note in the original principal amount of $2,650,000, inclusive of a $500,000 original issuance discount. Of the total amount of the August 2024 Nirland Note, $1,675,000 was issued upon execution of the August 2024 Nirland Note. In connection with the August 2024 Nirland Note, the Company issued to Nirland 12,500,000 shares of the Company’s Common Stock on August 6, 2024. The balance of $475,000 became payable when the shares were registered for resale in September 2024. In the event the Company completes any public or private equity or debt financing, the Company shall be required to mandatorily prepay (“Mandatory Prepayment Right”), any amounts that may be then outstanding under the August 2024 Nirland Note, within two business days following the closing of such financing, in an amount of no less than 75% of the net proceeds received. Per the terms of the August 2024 Nirland Note, the Company is prohibited from entering into a variable rate transaction without prior written consent from Nirland. The August 2024 Nirland Note bears interest at a rate of 12% per annum, accruing daily on a 365-day basis, payable monthly in arrears as cash, or accrued at the Nirland’s discretion. The August 2024 Nirland Note matures in 12 months from August 5, 2024.

As noted above, the Company issued to Nirland 12,500,000 shares of the Company’s Common Stock on August 6, 2024. The Company determined that loan agreement and share issuance should were part of a basket transaction and allocated the net proceeds on a relative fair value basis. Of the total $2.2 net proceeds, $1.2 million was allocated to the August 2024 Nirland Note including $1.5 million gross proceeds, less $0.3 million Original Issue Discount (“OID”). The remaining $1.0 million was allocated to the common stock, including $1.2 gross proceeds less $0.2 OID. The $1.2 million allocated to the common stock was considered to be a discount on the August 2024 Nirland Note making the balance of the note to be $2.7 million note payable, less a total debt discount of $1.5 million. The debt discount will be amortized to interest expense using the effective interest method over the life of the note.

As of September 30, the Company has $2.7 million outstanding on the August 2024 Nirland Note, net of the unamortized debt discount of $1.4 million. and $0.5 million receivable related to the loan. As of September 30, 2024 the Company recorded $0.2 million in interest expense of which $0.1 million was due to the amortization of debt discount and $50,000 of accrued interest.

On October 31, 2024, the Company and Nirland amended the August 2024 Nirland Note, whereby the August 2024 Nirland Note was amended to (i) provide for the conversion of the August 2024 Nirland Note into shares of Common Stock, at Nirland’s discretion, in a multiple of any unpaid amounts, if not otherwise previously paid, pursuant to the conversion rate contained therein, (ii) remove Nirland’s mandatory prepayment right, and (iii) remove Nirland’s right of first refusal to participate in any future equity or debt offerings of the Company.

9. Deferred Commission Payable

As discussed in Note 3, A.G.P was a financial advisor to both MURF and Old Conduit in connection with the Merger transaction. Upon the completion of the Merger, A.G.P.: (i) received a cash fee of $6.5 million, 1,300,000 shares of Common Stock, and warrants to purchase 54,000 shares of Common Stock at an exercise price of $11.00 per share pursuant to its engagement agreement with Old Conduit entered into on August 2, 2022, and (ii) agreed to defer payment, to be paid in the future under certain circumstances by a date no later than March 21, 2025, of $5.7 million of fees plus annual interest of 5.5% as a result of its engagement for MURF’s initial public offering. The $5.7 million deferred commissions payable was recorded as a current liability on the Company’s unaudited condensed consolidated balance sheet as of September 30, 2024. Pursuant to the agreement, if the Company raises any proceeds with any underwritten public offering, equity line, at the market offering, private placement, and any other public or private fundraising activities, the Company will pay to A.G.P. 25% of the net proceeds of each capital raise until the deferred amount has been paid in full. Accrued interest was recorded as a liability on the Company’s condensed consolidated balance sheet and totaled $0.2 million and $0.1 million as of September 30, 2024 and December 31, 2023, respectively.

Pursuant to the Bridge Agreement with A.G.P entered into on October 29, 2024, the Company and A.G.P. also agreed to amend a fee letter agreement entered into between the Company and A.G.P., effective September 22, 2023, suspending the provision that the Company was required to pay A.G.P. 25% of all net proceeds received from certain transactions described therein, for the repayment of an outstanding amount owed to A.G.P., until such time as the Bridge Note is repaid in full. Refer to Note 16 for more information.

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10. Research and Development License Agreement

On August 7, 2024, the Company and AstraZeneca AB (PUBL) (“AstraZeneca”) entered into a License Agreement, dated August 7, 2024 (the “August 2024 License Agreement”). Pursuant to the August 2024 License Agreement, AstraZeneca agreed to grant a license to the Company under certain intellectual property rights controlled by AstraZeneca related to HK-4 Glucokinase activators AZD1656 and AZD5658 in all indications and myeloperoxidase inhibitor AZD5904 for the treatment, prevention, and prophylaxis of idiopathic male infertility. The Company will be responsible for the development and commercialization of relevant products licensed under the August 2024 License Agreement (the “Licensed Products”).

As consideration for the grant of the license, the Company (i) granted AstraZeneca Common Stock pursuant to a stock issuance agreement (the “Issuance Agreement”), (ii) paid AstraZeneca an up-front payment of $1.5 million, and (iii) is obligated to pay AstraZeneca a percentage (on a tiered basis) of any amounts it may receive in connection with a grant of a sublicense (subject to various customary exceptions). The Issuance Agreement called for the Company to issue AstraZeneca 9,504,465 shares of the Company’s Common Stock. The Issuance Agreement provides AstraZeneca with resale registration rights for such shares. As of September 30, 2024, the Company recorded $1.6 million and $1.5 million in research and development expenses related to the share issuance and upfront payment to AstraZeneca, respectively.

AstraZeneca has been granted a right of first negotiation to develop, manufacture, and commercialize a Licensed Product if the Company receives an offer for, or solicits, a transaction where a third party would obtain the right to develop, manufacture, or commercialize a Licensed Product. If AstraZeneca exercises such right, the parties would negotiate in good faith for an agreed period of time on an exclusive basis.

Either party may terminate the August 2024 License Agreement for material breach (subject to a cure period) or insolvency of the other party. The Company may terminate the August 2024 License Agreement for convenience (in its entirety or on a Licensed Product-by-Licensed Product basis). In addition, AstraZeneca may terminate the August 2024 License Agreement in certain circumstances, including (but not limited to) the Company ceasing development of all Licensed Products (subject to certain exceptions for normal pauses or gaps between clinical studies).

As a result of the above, the Company will no longer fund the development of AZD1656 or AZD5904 under the terms of the Exclusive Funding Agreement, dated March 26, 2021 with St George Street Capital (the “Funding Agreement”). In this regard, the Company previously entered into a deed of amendment amending such Funding Agreement. The parties agreed that the project funding provisions of such Funding Agreement whereby the Company had the right to fund a project or refer other funders to St George Street Capital, were amended to provide that St George Street Capital must still include the Company in any project funding opportunities and requests but may now seek other third party project funders in addition to the Company. See Note 13, Related Party Transactions.

11. Share Based Compensation

On September 22, 2023, in connection with the Merger, the Company adopted the Conduit Pharmaceuticals Inc. 2023 Stock Incentive Plan (the “2023 Plan”). The 2023 Plan became effective upon the closing of the Merger. The 2023 Plan initially provides for the issuance of up to 11,497,622 shares of Common Stock. Pursuant to the 2023 Plan’s “evergreen” provision, the number of shares of Common Stock available for issuance under the 2023 Plan was increased by 3,691,476 shares of common stock effective January 1, 2024. The number of authorized shares will automatically increase on January 1, 2025 and continuing annually on each anniversary thereof through (and including) January 1, 2033, equal to the lesser of (i) 5% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of Common Stock as determined by the Board or the applicable committee of the Board. The 2023 Plan allows for awards to be issued to employees and non-employee directors in the form of options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance stock units, dividend equivalents, other stock-based, or other cash-based awards. As of September 30, 2024, there were 14,107,834 shares of Common Stock available for issuance under the 2023 Plan.

For the three months ended September 30, 2024 and 2023, there was a total of $0.4 million and $0, respectively in stock-based compensation expense recognized within General and Administrative expenses on the consolidated statements of operations and Comprehensive Loss, respectively, related to the RSUs and stock options granted since the Merger.

For the nine months ended September 30, 2024 and 2023, there was a total of $1.3 million and $0, respectively in stock-based compensation expense recognized within General and Administrative expenses on the consolidated statements of operations and Comprehensive Loss, respectively, related to the RSUs and stock options granted since the Merger.

On June 24, 2024, in connection with a services agreement with an unrelated third party to provide marketing services from July to December 2024, the Company issued 96,154 shares of its Common Stock (the “Service Shares”). The Company valued the Service Shares at $1.56 per share, the closing price of the Company’s Common Stock on June 21, 2024. The total compensation for these shares is $0.2 million which will recognized within General and Administrative expenses over the service period of the agreement.

On or around August 14, 2024, the Company was first made aware that one of its directors, through a wholly owned subsidiary, had previously entered into certain collateral pledge agreements that resulted in the disposition of a substantial amount of shares in the Company pursuant to those agreements without the Company’s knowledge. In addition, the Company also became aware that approximately 30 million shares (or 31% of outstanding Common Stock as of August 14, 2024) are currently subject to a further third-party pledge arrangement with a significant stockholder of the Company. Upon learning of these transactions, the Board has appointed an independent committee of the Board (the “Special Committee”) and delegated to the Special Committee the authority to review these matters and determine action(s), if any, to be taken by the Company in response thereto. Additionally, the Company formed another committee of the Board (the “Trading Review Committee”) and delegated to the Trading Review Committee the authority to investigate and review the trading patterns of certain of the Company’s stockholders and determine action(s), if any, to be taken by the Company in response thereto.

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Restricted Stock

In connection with the Merger, as discussed in Notes 1 and 3, and by Unanimous Written Consent of the Board, the then Chief Financial Officer of the Company was granted 74,545 RSUs on December 1, 2023 at a weighted average grant date fair value of $5.51. The RSUs were to vest in equal annual instalments on the first three anniversaries of the closing of the Merger. Upon the then Chief Financial Officer’s resignation, effective May 15, 2024, all such RSUs were forfeited. On June 7, 2024 by Unanimous Written Consent of the Board, the Interim Chief Financial Officer of the Company and a Board member were each granted 37,272 shares of immediately vested restricted stock at a weighted average grant date fair value of $2.84. The shares of restricted stock were fully vested as of the grant date. No additional RSU’s or shares of restricted Common Stock were granted during the three and nine months ended September 30, 2024.There were 74,544 shares of restricted Common Stock vested as of September 30, 2024 and no RSUs vested as of December 31, 2023.

The following table summarizes restricted stock activity for the 2023 Plan:

	Number of Awards	Weighted Average Grant Date Fair Value Per Unit
Outstanding at December 31, 2023	74,545	$5.51
Granted	74,544	$2.84
Cancelled/forfeited	(74,545)	$5.51
Vested	(74,544)	$2.84
Outstanding at September 30, 2024	-	$-

Stock Options

The Company estimates the fair value of each option award on the date of grant using the Black-Scholes option-pricing model. The Company then recognizes the grant date fair value of each option as compensation expense ratably using the straight-line attribution method over the service period (generally the vesting period). The Black-Scholes model incorporates the following assumptions:

●	Expected volatility – the Company estimates the volatility of the share price of their peer companies at the date of grant using a “look-back” period which coincides with the expected term, defined below. The Company believes using a “look-back” period which coincides with the expected term is the most appropriate measure for determining expected volatility.
●	Expected term – the Company estimates the expected term using the “simplified” method outlined in SEC Staff Accounting Bulletin No. 107, “Share-Based Payment.”
●	Risk-free interest rate – the Company estimates the risk- free interest rate using the U.S. Treasury Yield curve for periods equal to the expected term of the options in effect at the time of grant.
●	Dividends – the Company uses an expected dividend yield of zero because the Company has not declared nor paid a cash dividend, nor are there any plans to declare a dividend.

The Company did not grant stock options during the three and nine months ended September 30, 2024 or September 30, 2023.

The Company accounts for forfeitures as they occur, which may result in the reversal of compensation costs in subsequent periods as the forfeitures arise.

The following table summarizes stock option activity for the 2023 Plan:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2023	1,071,719	$5.51	8.85	$-
Granted	-	$-	-	$-
Cancelled/forfeited	65,000	$5.51	-	$-
Exercised	-	$-	-	$-
Outstanding at September 30, 2024	1,006,719	$5.51	8.70	$-
Exercisable	320,425	$5.51	8.10	$-
Unvested	686,294	$5.51	8.98	$-

The aggregate intrinsic value of options is calculated as the difference between the exercise price of the underlying options and the fair value of the Company’s Common Stock for those options that had exercise prices lower than the fair value of the Company’s Common Stock. As of September 30, 2024, the total compensation cost related to non-vested option awards not yet recognized was $2.7 million with a weighted average remaining vesting period of 2.8 years.

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12. Earnings/(Net Loss) Per Share Attributable to Common Stockholders

The following table presents the calculation of basic and diluted earnings/(net loss) per share attributable to holders of Common Stock (in thousands, except share and per share amounts):

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Numerator:
Net loss - basic	$(6,461)	$2,625	$(15,396)	(780)
Less: Change in fair value and income impact of Cizzle option liability	-	(1,507)	-	(1,779)
Less: Change in fair value and income impact of Vela option liability	-	(682)	-	(748)
Net loss - diluted	$(6,461)	$436	(15,396)	(3,307)
Denominator:
Weighted average Common Stock outstanding, basic	87,155,077	65,410,172	78,311,080	64,890,548
Add: Cizzle option liability shares	-	373,968	-	388,296
Add: Vela option liability shares	-	348,448	-	208,047
Weighted average shares used in computing net loss per share - diluted	87,155,077	66,132,588	78,311,080	65,486,891
Net loss per share attributable to common stockholders, basic	$(0.07)	$0.04	(0.20)	(0.01)
Net income loss per share attributable to common stockholders, diluted	$(0.07)	$0.01	(0.20)	(0.06)

Potentially dilutive securities (upon conversion) that were not included in the diluted per share calculations because they would have been anti-dilutive were as follows:

	As of	As of
	September 30, 2024	September 30, 2023
Equity classified warrants	15,686,725	13,979,000
Liability classified warrants	2,054,000	2,054,000
Restricted Stock Options	-	72,418
Stock options	1,006,719	-
Convertible promissory notes payable	80,500	80,500
Antidilutive Securities	18,827,944	16,185,918

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13. Related Party Transactions

Corvus Capital Limited

Corvus is a significant investor in the Company and the Chief Executive Officer of Corvus is the chairman of Conduit’s Board. In addition, the Company’s interim Chief Financial Officer is a partner at Corvus. In conjunction with the execution of the Subscription Agreements, Corvus and its affiliates entered into a participation and inducement agreement with the PIPE Investors whereby Corvus agreed to provide certain payments and economic benefits to such investor in the event Corvus sold or pledged in a debt transaction any of the shares it was receiving in the Merger. In certain circumstances, such investor may have a right to cause Corvus to transfer certain of its shares to such investor. No share transfers have been made to date. On July 31, 2024, Corvus pledged 30,048,454 shares of common stock to Nirland Limited, a related party of the Company discussed below. Refer to Note 11 for additional information.

For the nine months ended September 30, 2024, the Company incurred travel expenses on behalf of the CEO of Corvus of approximately $0.3 million. For the three and nine months ended September 30, 2023, the Company incurred director’s fees and travel expenses payable to the CEO of Corvus of $0.3 million. As of September 30, 2024 and December 31, 2023, the Company did not owe the CEO of Corvus any director’s fees as the CEO of Corvus and the Company agreed to cease director’s fees to the CEO of Corvus effective at the closing of the Merger.

St George Street Capital

St George Street Capital (“SGSC”) is a stockholder and the Company has a Funding Agreement (as defined below) with SGSC. Following the execution of the License Agreement with AstraZeneca (See Note 1), the Company will no longer fund the development of AZD1656 or AZD5904 under the terms of the Funding Agreement, dated March 26, 2021 (the “Funding Agreement”).

In this regard, the Company previously entered into a deed of amendment in May 2024 amending the Funding Agreement. The parties agreed that the project funding provisions of the Funding Agreement whereby the Company had the right to fund a project or refer other funders to SGSC, but not the obligation to fund any project, would be amended to provide that SGSC must still include the Company in any project funding opportunities and requests but may now seek other third party project funders in addition to the Company.

For the three and nine months ended September 30, 2024 and 2023, the Company did not incur expenses to SGSC and, as of September 30, 2024 and December 31, 2023, the Company did not owe any amounts to SGSC.

Nirland Limited

On August 6, 2024, the Company entered into the August 2024 Nirland Note with Nirland, a related party of the Company. Refer to Note 8 above for additional information. Additionally, on October 28, 2024, the Company issued the October 2024 Nirland Note to Nirland, and on October 31, 2024, the Company and Nirland amended the August 2024 Nirland Note. Refer to Note 17 below for additional information.

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14. Other Income (Expense), Net

The following table presents other income (expense), net, for the three and nine months ended September 30, 2024 and 2023 (in thousands):

	For the Three Months ended September 30,		For the Nine Months ended September 30,
	2024	2023	2024	2023
Other income:
Change in fair value of Cizzle option	$-	$1,479	$-	$1,480
Change in fair value of Cizzle option	-	1,009	-	1,306
Change in fair value of Vela option liability	-	683	-	748
Unrealized foreign Currency gain	50	-	38	-
Gain on change in fair value of derivative warrant liability	8	131	118	131
Interest Income	-	-	11	-
Other	-	2	-	2
Total other income:	58	3,304	167	3,667
Other expense:
Loss on issuance of Cizzle option	-	-	-	1,007
Change in fair value of convertible notes payable	-	118	-	423
Interest Expense on Deferred Commission payable	79	-	235	-
Interest expense on convertible promissory note payable	49	-	129	86
Amortization of Debt Issuance costs	143	-	143	-
Interest Expense on Note payable	39	-	39	-
Loss on contingent liability	393	-	393	-
Realized foreign currency transaction loss	-	9	-	53
Unrealized Foreign currency Loss	-	33	-	24
Issuance of Warrants for lock up	-	-	2,710	-
Other	5	89	8	21
Total other expense	708	249	3,657	1,614
Total other expense, net	$(650)	$3,055	(3,490)	2,053

15. Warrants

Upon the closing of the Merger, the Company assumed (i) the warrants initially included in the MURF units issued in MURF’s initial public offering (the “Publicly Traded Warrants”), and (ii) the warrants that were included in the private placement units issued to the MURF Sponsor simultaneously with the closing of MURF’s initial public offering (the “Private Placement Warrants”). In connection with the Merger, the Company also issued warrants to the PIPE Investors (the “PIPE Warrants”) pursuant to the Subscription Agreements and to an advisor (the “A.G.P. Warrants,” and together with the PIPE Warrants, the “Liability Classified Warrants”) pursuant to the Company’s engagement agreement with the advisor.

The Company determined that the settlement amount of the Publicly Traded Warrants and the Private Placement Warrants would equal the difference between the fair value of a fixed number of shares and a fixed monetary amount (or a fixed amount of a debt instrument) and must be classified as equity, while the settlement amount of the Liability Classified Warrants would not equal the difference between the fair value of a fixed number of shares and a fixed monetary amount (or a fixed amount of a debt instrument) and must be classified as a liability.

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Equity Classified Warrants

On March 20, 2024, the Company issued in a private placement equity classified common stock purchase warrants to an unrelated third party to purchase up to an aggregate 260,000 shares of the Company’s Common Stock, in exchange for entering into a lock-up with respect to the shares of common stock held by such holder (the “March 2024 Lock-Up Agreement”). The Company recognized at $0.5 million loss on the issuance of the warrants in the period ending September 30, 2024. The Company estimated the fair value of the warrants issued as of March 20, 2024, using a Black-Scholes option-pricing model utilizing the following assumptions:

March 20, 2024
Closing stock price	$3.47
Contractual exercise price	$3.18
Risk-free rate	4.41%
Estimated volatility	78.5%
Time period to expiration	3 Years

On April 20, 2024, the Company issued in a private placement equity classified common stock purchase warrants to stockholders of the Company to purchase up to an aggregate 1,447,725 shares of the Company’s Common Stock, in exchange for (1) $0.125 per warrant and (2) entering into a lock-up with respect to the shares of Common Stock held by such holders (the “April 2024 Lock-Up Agreement”). Of the total April 2024 Warrants issued, 907,725 were issued to directors, related parties and management of the Company. The Company received cash of $0.2 million and recognized a $2.2 million loss on the issuance of the warrants in the nine months ended September 30, 2024. The Company estimated the fair value of the warrants issued as of April 20, 2024, using a Black-Scholes option-pricing model utilizing the following assumptions:

April 20, 2024
Closing stock price	$3.08
Contractual exercise price	$3.12
Risk-free rate	4.81%
Estimated volatility	78.3%
Time period to expiration	3 Years

Pursuant to MURF’s initial public offering, the Company sold 13,225,000 units at a price of $10.00 per unit. Each unit consisted of one share of MURF Class A common stock and one redeemable Publicly Traded Warrant. Each whole Publicly Traded Warrant entitled the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The warrants are publicly traded on The Nasdaq Capital Market under the trading symbol “CDTTW.”

Simultaneously with the closing of its initial public offering, MURF consummated the private sale to the MURF Sponsor of 754,000 private placement units at a price of $10.00 per private placement unit. Each private placement unit was comprised of one share of MURF Class A common stock and one Private Placement Warrant. Each Private Placement Warrant was exercisable to purchase one share of MURF Class A common stock at a price of $11.50 per share, subject to adjustment. The private placement units (including the Class A common stock issuable upon exercise of the warrants included in the private placement units) were not transferable, assignable, or saleable until 30 days after the completion of a Merger, subject to certain exceptions.

In connection with the closing of the Merger on September 22, 2023, the Equity Classified Warrants were amended to entitle each holder to purchase one share of the Company’s Common Stock.

The Equity Classified Warrants became exercisable 30 days after the Closing Date of the Merger. The Equity Classified Warrants will expire five years after the Closing Date of the Merger or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Common Stock pursuant to the exercise of an Equity Classified Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Equity Classified Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise unless the Common Stock issuable upon such exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Equity Classified Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an Equity Classified Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Equity Classified Warrant. In the event that a registration statement is not effective for the exercised Equity Classified Warrant, the purchaser of a unit containing such Equity Classified Warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

Conduit may call the Publicly Traded Warrants in whole and not in part, at a price of $0.01 per warrant,

●	upon not less than 30 days’ prior written notice of redemption to each Publicly Traded Warrant holder; and

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Publicly Traded Warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the Publicly Traded Warrants become redeemable by Conduit, Conduit may not exercise its redemption right if the issuance of shares of Common Stock upon exercise of the Publicly Traded Warrants is not exempt from registration or qualification under applicable state blue sky laws or Conduit are unable to effect such registration or qualification. Conduit will use its best efforts to register or qualify such shares of Common Stock under the blue sky laws of the state of residence in those states in which the Publicly Traded Warrants were offered by Conduit in the offering.

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The Private Placement Warrants are identical to the Publicly Traded Warrants, except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by Conduit, in each case so long as they are still held by the MURF Sponsor or its permitted transferees.

The March 2024 Warrants are not exercisable until one year after their date of issuance. Each March 2024 Warrant is exercisable into one share of the Company’s Common Stock at a price per share of $3.18 (as adjusted from time to time in accordance with the terms thereof) for a two-year period after the date of exercisability. There is no established public trading market for the March 2024 Warrants. Notwithstanding the foregoing, the March 2024 Warrants shall vest, and not be subject to forfeiture, with respect to 25% of such March 2024 Warrants commencing on the 90th day after the date of the March 2024 Lock-Up Agreement and 25% on each subsequent 90-day anniversary, in each case vesting only if the holder agrees to continue to have its shares of common stock remain locked up pursuant to the March 2024 Lock-Up Agreement on such date.

The April 2024 Warrants are not exercisable until one year after their date of issuance. Each April 2024 Warrant is exercisable into one share of the Company’s Common Stock at a price per share of $3.12 (as adjusted from time to time in accordance with the terms thereof) for a two-year period after the date of exercisability. There is no established public trading market for the April 2024 Warrants. Notwithstanding the foregoing, the April 2024 Warrants shall vest, and not be subject to forfeiture, with respect to 25% of such March 2024 Warrants commencing on the 90th day after the date of the April 2024 Lock-Up Agreement and 25% on each subsequent 90-day anniversary, in each case vesting only if the holder agrees to continue to have its shares of common stock remain locked up pursuant to the April 2024 Lock-Up Agreement on such date.

Liability Classified Warrants

As discussed in Note 3, 2,000,000 warrants were issued to the PIPE Investors as of the closing of the Merger pursuant to subscription agreements. The warrants provide the PIPE Investors the right to purchase up to 2,000,000 shares of Common Stock at an exercise price of $11.50. Additionally, on the Closing Date of the Merger, the Company issued 54,000 warrants to A.G.P. (the “A.G.P. Warrants”) for services provided directly related to the Merger. The warrants provide AGP the right to purchase up to 54,000 shares of Common Stock at an exercise price of $11.00 per share.

The Liability Classified Warrants contain materially the same terms and are exercisable for a period of five years, beginning on October 22, 2023.

The PIPE Warrants are exercisable for cash or on a cashless basis, at the holder’s option. The PIPE Warrants are not redeemable by the Company.

The A.G.P. Warrants are exercisable for cash or on a cashless basis, at the holder’s option. The Company may call the A.G.P. Warrants for redemption, in whole and not in part, at any time after the A.G.P. Warrants become exercisable and prior to their expiration, at a price of $0.01 per A.G.P. Warrant,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period commencing once the A.G.P. Warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders; and

●	provided there is a current registration statement in effect with respect to the shares of Common Stock underlying the A.G.P. Warrants for each day in the 30 trading day period and continuing each thereafter until the redemption date.

These warrants are classified as derivative liabilities because they do not meet the criteria in ASC 815-40 to be considered indexed to the entity’s own stock as the warrants could be settled for an amount that is not equal to the difference between the fair value of a fixed number of the entity’s shares and a fixed monetary amount. The Liability Classified Warrants are initially measured at fair value based on the price of the Publicly Traded Warrants and are remeasured at fair value at subsequent financial reporting period end dates and upon exercise (see Note 6 for additional information regarding fair value).

As September 30, 2024 and December 31, 2023, the consolidated balance sheets contained derivative warrant liabilities of $24,000 and $0.1 million, respectively.

16. Commitments and Contingencies

Legal Proceedings

The Company is subject to certain claims and contingent liabilities that arise in the normal course of business. While we do not expect that the ultimate resolution of any of these pending actions will have a material effect on our consolidated results of operations, financial position or cash flows, litigation is subject to inherent uncertainties. As such, there can be no assurance that any pending legal action, which we currently believe to be immaterial, does not become material in the future.

In August 2023, prior to the Business Combination, our now wholly-owned subsidiary, Conduit Pharmaceuticals Limited, received a letter from Strand Hanson Limited (“Strand”) claiming it was owed advisory fees pursuant to a previously executed letter. Conduit rejected and disputed the substance of the letter in full. Following such rejection, on September 7, 2023, Strand filed a claim in the Business and Property Courts of England and Wales claiming it is entitled to be paid the sum of $2 million and, as a result of the completion of the Business Combination, to be issued 6.5 million shares of Common Stock. As of September 30, 2024, the potential contingency is considered probable and reasonably estimable and as such, the Company accrued an estimated liability of $0.4 million in the accompanying financial statements. We intend to vigorously defend against these claims. Regardless of its outcome, the litigation may impact our business due to, among other things, defense legal cost and the diversion of the attention of our management.

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Leases

On March 7, 2024, the Company entered into a lease agreement with respect to approximately 2,100 square feet of space in Cambridge, England, for a lease term commencing in March 2024 and ending in January 2027. The Company recorded a right-of-use asset of $0.4 million and corresponding lease liability of $0.3 million, using an incremental borrowing rate of 11.23%. The Company classified $0.1 million of the lease liability as short-term and $0.1 million of the lease liability as long-term as of September 30, 2024.

17. Subsequent Events

On October 9, 2024, the Company entered into an agreement with the loan holder of the convertible promissory note payable (see Note 7) to extend the maturity date from September 20, 2024 to October 20, 2024 with the option for the Company to further extend the maturity date two times, each by an additional 30-day period. The Company exercised the first option to extend the maturity date and the maturity date is currently November 19, 2024. In consideration for extending the maturity date, the Company amended the form of the repayment of the remaining interest due on the loan. As payment for the interest, the Company issued the loan holder, (i) $80,000 worth of Common Stock to be issued at the closing market price on the date prior to issuance and (ii) 2,000,000 shares of Common Stock. On October 11, 2024, the Company issued the loan holder 2,781,250 shares of Common Stock in satisfaction of the obligations in (i) and (ii) in preceding sentence. In connection with the extension of the loan, the Company entered into a consulting agreement with an unrelated third party to negotiate the extension of the of the convertible note with the loan holder on behalf of the Company. The Company issued the third party 850,000 shares of Common Stock on October 11, 2024 in exchange for services provided.

On October 9, 2024, the Company entered into two separate agreements with each of the Loan holders of the notes payable (see Note 8) to extend the maturity date for each Loan to December 19, 2024. The agreements also modified the payment terms for each Loan from a cash payment of £85,000 per loan to (1) a cash payment of £60,000, (2) £25,000 worth of shares of Common Stock converted into USD at the prevailing exchange rate, to be issued at the closing market price on the date prior to issuance, and in consideration for the extension, and (3) 250,000 additional shares of Common stock. On October 11, 2024, the Company issued the each of the Loan holders 569,043 shares (1,138,086 shares in total).

On October 23, 2024, we entered into a sales agreement, with A.G.P. relating to shares of our common stock. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $3,556,586 from time to time through A.G.P., acting as our sales agent or principal.

On October 29, 2024, the Company entered into a Bridge Loan Agreement (the “A.G.P. Bridge Agreement”), with A.G.P., pursuant to which A.G.P. made an advance (the “Advance”) to the Company in an amount not to exceed $600,000 (the “Commitment”). As partial consideration for the Advance, the Company issued A.G.P. warrants to purchase up to 2,862,596 shares of the Company’s Common Stock, which is equal to 50% of the sum of the Commitment divided by the closing price of the Company’s Common Stock on October 29, 2024, at an exercise price of $0.1048 per share. In connection with the Advance, the Company issued a promissory note (the “A.G.P. Bridge Note”) to A.G.P. in the original principal amount of $600,000. The A.G.P Bridge Note bears interest at a rate of 4.21% per annum and is due and payable on December 31, 2024. Pursuant to the A.G.P. Bridge Agreement, the Company and A.G.P. also agreed to amend a fee letter agreement entered into between the Company and A.G.P., effective September 22, 2023 (See Note 9), suspending the provision that the Company was required to pay A.G.P. 25% of all net proceeds received from certain transactions described therein, for the repayment of an outstanding amount owed to A.G.P., until such time as the A.G.P Bridge Note is repaid in full.

On October 28, 2024, the Company issued a promissory note (the “October 2024 Nirland Note”) to Nirland in the original principal amount of $600,000 in exchange for funds in such amount. The October 2024 Nirland Note bears interest at a rate of 12% per annum, is due and payable semi-annually in arrears, and matures on October 28, 2025. If an event of default under and as defined in the October 2024 Nirland Note occurs, the interest rate will be increased to 18% per annum or to the maximum rate permitted by law. In connection with the October 2024 Nirland Note, the Company has agreed to pay Nirland a 1% arrangement fee, which will be included with the principal and interest owed under the October 2024 Nirland Note.

On October 31, 2024, the Company and Nirland amended the August 2024 Nirland Note (See Note 8), whereby the August 2024 Nirland Note was amended to (i) provide for the conversion of the August 2024 Nirland Note into shares of Common Stock, at Nirland’s discretion, in a multiple of any unpaid amounts, if not otherwise previously paid, pursuant to the conversion rate contained therein, (ii) remove Nirland’s Mandatory Prepayment Right, and (iii) remove Nirland’s right of first refusal to participate in any future equity or debt offerings of the Company. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to shall be determined by dividing (x) such conversion amount by (y) the conversion price. Conversion amount means two and one quarter times the sum of (x) portion of the principal to be converted, redeemed or otherwise with respect to which this determination is being made and (y) all accrued and unpaid interest with respect to such portion of the principal amount, if any. Conversion price means, as of any conversion date or other date of determination, $0.10, subject to adjustment as provided within the amended agreement.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes included under Part I, Item 1 of this Quarterly Report on Form 10-Q (this “Quarterly Report”) as well as the Company’s audited financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2023 that was filed with the SEC on April 16, 2024. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. The following discussion contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” or in other parts of this Quarterly Report. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. Conduit Pharmaceuticals Limited entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Murphy Canyon Acquisition Corp. (“MURF”) on November 8, 2022. The transaction contemplated by the terms of the Merger Agreement was completed on September 22, 2023 (the “Merger”), in conjunction with which MURF changed its name to Conduit Pharmaceuticals Inc. (hereafter referred to, collectively with is subsidiaries as “Conduit”, the “Company”, “we”, “us” or “our”, unless the context otherwise requires).

Overview

Conduit has developed a unique business model that allows it to act as a “conduit” to bring clinical assets from pharmaceutical companies and develop new treatments for patients. Our novel approach addresses unmet medical need and lengthens the intellectual property for our existing assets through cutting-edge solid-form technology and then commercialize these products with life science companies.

We are led by highly experienced pharma executives, Dr. Freda Lewis-Hall, former Chief Medical Officer of Pfizer Inc., the Chair of our Board of Directors, and Dr. David Tapolczay, former Chief Executive Officer of the United Kingdom-based medical research charity LifeArc, our Chief Executive Officer.

While simultaneously leveraging the capabilities of our Cambridge laboratory facility and highly experienced team of solid-form experts to extend or develop proprietary solid-form intellectual property for our existing and future clinical assets. Our own intellectual property portfolio comprises a 20-year patent pending (in certain remaining jurisdictions) solid-form compound, the AZD1656 Cocrystal (a HK-4 Glucokinase Activator), targeting a wide range of autoimmune diseases. Our pipeline research includes a number of compounds that serve as promising alternatives to existing clinical assets currently marketed and sold by large pharmaceutical companies, which we have identified as having an opportunity to develop further intellectual property positions through solid-form technology.

In connection with the funding and development of clinical assets, we evaluate and select the specific molecules to be developed and collaborate with external contract research organizations (“CROs”) and Key Opinion Leaders (“KOLs”) to run clinical trials that are managed, funded, and overseen by us. We intend to leverage our comprehensive clinical and scientific expertise in order to facilitate development of clinical assets through Phase II trials in an efficient manner by using CROs and third-party service providers. We will also collaborate closely with disease specific KOLs to collectively assess and determine the most appropriate indications for all our current and forthcoming assets.

We believe that successful Phase II trials of the clinical assets in our pipeline will increase the value of our assets. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful, however, following a successful Phase II clinical trial, we would look to licensing opportunities with large biotech or pharmaceutical companies, typically for up-front milestone payments and royalty income streams for the life of the asset patent. We anticipate using any future royalty income stream to develop our asset portfolio in combination with other potential sources of financing, including debt or equity financing.

Outside of our proprietary owned patented clinical assets, AstraZeneca AB (PUBL) (“AstraZeneca”) agreed to grant a license to the Company under certain intellectual property rights controlled by AstraZeneca related to HK-4 Glucokinase activators AZD1656 and AZD5658 in all indications and myeloperoxidase inhibitor AZD5904 for the treatment, prevention, and prophylaxis of idiopathic male infertility. The Company will be responsible for the development and commercialization of the relevant products licensed under the related License Agreement (the “Licensed Products”). The Company is required to use commercially reasonable efforts to develop and commercialize the Licensed Products.

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AstraZeneca has conducted initial pre-clinical and, in some instances, clinical trials on these assets, but has decided to license them for further development.

As the clinical assets have undergone initial pre-clinical and clinical testing conducted by AstraZeneca, we are able to use the safety data generated in these clinical trials to assess which clinical assets to further develop and for which indications.

Through this relationship, there are considerable active pharmaceutical ingredients (“APIs”) that were manufactured by AstraZeneca in conducting its clinical trials available. As a result, Conduit may not have to develop the APIs, which is often a time consuming and expensive process, and the APIs already produced were subject to rigorous quality control measures.

Furthermore, Conduit is well positioned to pursue, and intends, to pursue additional relationships and/or partnerships with third parties for the licensing of further assets which are currently deprioritized. We plan to focus our efforts on developing clinical assets to address diseases that impact a large population where there is no present treatment or the present treatment, carries significant unwanted side effects.

Key Component of Result of Operations

Operating Expenses

Research and Development Expenses

Research and development expenses consist primarily of costs incurred in connection with the research and development of our candidates and programs. We expense research and development costs and intangible assets acquired that have no alternative future use as incurred. These expenses include:

●	personnel-related expenses, including salaries, bonuses, benefits and stock-based compensation for employees engaged in research and development functions;

●	expenses incurred in connection with the clinical development and regulatory approval of our clinical assets, including under agreements with third parties, such as consultants, contractors and CROs;

●	license fees with no alternative use; and

●	other expenses related to research and development.

We expense research and development costs as incurred. Advance payments that we make for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. The prepaid amounts are expensed as the benefits are consumed.

We incurred approximately $3.1 million and $3.2 million on research and development activities during the three and nine months ended September 30, 2024, respectively. There was no comparable research and development funding during the three and nine months ended September 30, 2023. Of the costs incurred in 2024, $1.5 million was due to the upfront payment to AstraZeneca in connection with the license agreement and $1.6 million was related to the shares issued to AstraZeneca. Our research and development activities have been wholly focused on developing co-crystals of AZD1656 to increase patent life. Some of this work was completed by third-party CROs but all intellectual property is retained by us. We currently have one pending international patent application and two pending national patent applications. The successful completion of clinical trials increases the value of clinical assets and may lead to the commercialization and/or licensing of such assets to other pharmaceutical companies. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful.

General and Administrative Expenses

General and administrative expenses consist of salaries and other related costs, legal fees relating to intellectual property and corporate matters, professional fees for accounting, auditing, tax and consulting services, insurance costs, travel, and other operating costs.

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We anticipate that our general and administrative expenses will increase substantially for the foreseeable future as we increase our administrative headcount to operate as a public company and as we advance clinical assets through clinical development. We also will incur additional expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and the Nasdaq listing rules, additional insurance expenses, investor relations activities and other administrative and professional services. In addition, if regulatory approval is obtained for clinical assets, we expect to incur expenses associated with building a sales and marketing team.

Other Income (Expenses)

Other income (expenses), net

Other income (expense), net consists of change in the fair value of options, change in fair value of convertible notes, and expense incurred upon the issuance of warrants during the quarter. Other income (expense), net consists of change in the fair value of options, change in fair value of convertible notes, and expense incurred upon the issuance of warrants during the quarter.

Interest expense, net

Interest expense, net consists primarily of interest expense on convertible loan notes and promissory notes and interest expense on deferred commissions payable to an advisor for fees related to the Merger, as well as a small amount of interest income on cash and cash equivalents held by the Company.

Results of Operations

The following table set forth our results of operations for the periods indicated:

	Three Months ended September 30,		Nine Months ended September 30,
(Dollar amounts in thousands)	2024	2023	2024	2023
Operating expenses:
Research and development expenses	$3,093	$-	3,246	-
General and administrative expenses	2,718	430	8,660	2,833
Total operating costs and expenses	5,811	430	11,906	2,833
Operating loss	(5,811)	(430)	(11,906)	(2,833)
Other income (expenses):
Other income (expense), net	(341)	3,102	(2,954)	2,145
Interest Income	-	-	11	-
Interest expense, net	(309)	(47)	(547)	(92)
Total other (expense) income, net	(650)	3,055	(3,490)	2,053
Net loss	$(6,461)	$2,625	(15,396)	(780)

Comparison of the Three Months Ended September 30, 2024 and 2023

Research and Development Expenses

	Three Months ended September 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Research and development expenses	$3,093	$-	$3,093	100%

Research and development expenses increased by $3.1 million, or 100%, for the three months ended September 30, 2024, as compared to $0 for the three months ended September 30, 2023. The increase was driven by the upfront payment made and shares issued to AstraZeneca in the third quarter of 2024 in connection with the license agreement and issuance agreement, respectively.

General and Administrative Expenses

	Three Months ended September 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
General and administrative expenses	$2,718	$430	$2,288	532%

General and administrative expenses increased by $2.3 million, or 532%, to $2.7 million for the three months ended September 30, 2024, as compared to $0.4 million for the three months ended September 30, 2023. The increase was primarily driven by a $0.8 million increase in salaries and stock compensation expense, a $0.4 million increase in insurance related the amortization of D&O insurance, and $1.0 million in professional fees and other general and administrative expenses.

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Other Income (Expense), Net

	Three Months ended September 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Other income (expense), net	$(341)	$3,102	$(3,443)	(111)%

Other income (expense), net changed by $(3.4) million, or (111)%, to $0.3 million of expense for the three months ended September 30, 2024, as compared to $3.1 million of net income for the three months ended September 30, 2023. The decrease was primarily driven a $0.4 million contingent liability incurred in the third quarter of 2024, a change in the fair value of the Cizzle option of $1.0 million, a fair value change for the Vela option of $0.7 million and $1.5 million derecognition of the Cizzle deferred revenue in 2023.

For further details refer to Note 14, “Other income (expense), net,” in the unaudited financial statements as of September 30, 2024 and September 30, 2023 included elsewhere in this document.

Interest Expense, Net

	Three Months ended September 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Interest expense, net	$(309)	$(47)	$(262)	557%

Interest expense, net increased by $(0.3) million, or 557%, to $0.3 million of interest expense for the three months ended September 30, 2024, as compared to $47,000 of interest expense for the three months ended September 30, 2023. The increase was driven by $0.1 million of interest expense related to the amortization of debt discount, $0.1 million of interest expense on the deferred commission payable to an advisor for fees related to the Merger and $0.1 million of interest expense for interest on convertible note and note payables for the three months ended September 30, 2024.

Comparison of the Nine Months Ended September 30, 2024 and 2023

Research and Development Expenses

	Nine Months ended September 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Research and development expenses	$3,246	$-	$3,246	100%

Research and development expenses increased by $3.2 million, or 100%, for the nine months ended September 30, 2024, as compared to $0 for the nine months ended September 30, 2023. The increase was driven by the upfront payment made to and shares issued to AstraZeneca in the third quarter of 2024 in connection with the license agreement and issuance agreement, respectively. The remaining increase was due to the development of certain co-crystals of AZD1656 (AZD1656 Co-Crystal PCT/IB2022/00075 - Patent Expires 02/09/2042) during the nine months ended September 30, 2024. There was no comparative activity during the nine months ended September 30, 2023.

General and Administrative Expenses

	Nine Months ended September 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
General and administrative expenses	$8,660	$2,833	$5,827	206%

General and administrative expenses increased by $5.8 million, or 206%, to $8.6 million for the nine months ended September 30, 2024, as compared to $2.8 million for the nine months ended September 30, 2023. The increase was primarily driven by a $2.9 million increase in salaries and stock compensation expense, $1.3 million increase in insurance related the amortization of D&O insurance, $0.3 million of advertising and marketing expenses, $0.2 million of board of directors’ fees, $0.2 million increases in rent expenses, a $0.5 million other general and administrative expenses, and $0.5 million increase in professional fees and travel expense.

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Other Income (Expense), Net

	Nine Months ended September 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Other income (expense), net	$(2,954)	$2,145	$(5,099)	(238)%

Other income (expense), net changed by $(5.1) million, or (238)%, to $2.9 million of net expense for the nine months ended September 30, 2024, as compared to $2.1 million of net income for the nine months ended September 30, 2023. The increase was primarily driven by an increase of $2.7 million related to the issuance of warrants in exchange for stockholders entering into lock-up agreements and a $0.4 million contingent liability incurred during the nine months ended September 30, 2024. The $2.1 million income for the nine months ended September 30, 2023 was driven by a change in the fair value of the Cizzle option of $1.3 million, a fair value change for the Vela option of $0.7 million and $1.5 million derecognition of the Cizzle deferred revenue in 2023, offset by a loss on the issuance of the Vela option of $1.0 million.

For further details refer to Note 14, “Other income (expense), net,” in the unaudited financial statements as of September 30, 2024 and September 30, 2023 included elsewhere in this document.

Interest Expense, Net

	Nine Months ended September 30,		Change
(Dollar amounts in thousands)	2024	2023	Amount	%
Interest expense, net	$(547)	$(92)	$(455)	495%

Interest expense increased by $(0.5) million, or 495%, to $0.5 million of net expense for the nine months ended September 30, 2024, as compared to $92,000 of net expense for the nine months ended September 30, 2023. The change was driven by $0.1 million of interest expense related to the amortization of debt issuance costs, $0.2 million of interest expense on the deferred commission payable to an advisor for fees related to the Merger and $0.2 million of interest expense for interest on convertible note and note payables for the three months ended September 30, 2024.

Liquidity and Capital Resources

Management assesses liquidity in terms of our ability to generate cash to fund operating, investing and financing activities. Since our inception, and in line with our growth strategy, we have prepared our financial statements assuming we will continue as a going concern. Since our inception, we have incurred net losses and experienced negative cash flows from operations. To date, our primary sources of capital have been through private placements of equity securities and convertible debt as well as PIPE financing as a result of the Merger. During the nine months ended September 30, 2024 and 2023, we had net losses of $15.4 million and $0.8 million, respectively. We expect to incur additional losses and higher operating expenses for the foreseeable future as we continue to invest in research and development programs. We have determined that additional financing will be required to fund our operations for the next 12 months and our ability to continue as a going concern is dependent upon obtaining additional capital and financing.

Sources and Uses of Liquidity

Our primary uses of cash are to fund our operations as we continue to develop our product candidates. We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. Until such time as we can generate significant revenue from commercialization or licensing, we expect to finance our cash needs for ongoing research and development and business operations through public or private equity or debt financings or other capital sources, including strategic partnerships. However, we may be unable to raise additional funds or enter into such other arrangements, when needed, on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be, or could be, diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, or substantially reduce research and development efforts. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect.

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Cash Requirements

Our material cash requirements include the following contractual and other obligations.

Promissory Convertible Note

In March 2023, we issued an aggregate principal amount of $0.8 million convertible promissory note (the “March 2023 Convertible Note”) payable to an investor.

The March 2023 Convertible Note originally was to mature and become payable in full, 18 months from the date of the March 2023 Convertible Note. The March 2023 Convertible Note carries 20% interest per annum and interest is payable every six months from the date of the March 2023 Convertible Note until the maturity date. The March 2023 Convertible Note became convertible into Common Stock following the consummation of the Merger. On October 9, 2024, the Company executed an agreement to extend the maturity date for the March 2023 Convertible Note. The March 2023 Convertible Note’s maturity date is currently November 19, 2024.

For additional information regarding our convertible promissory note, see Note 7 of the notes to the unaudited financial statements.

Loans Payable

In May 2022, we entered into two loan agreements, with an aggregate principal amount of $0.2 million, with two lenders.

The loans payable were to mature and become payable in full two years from the date of the loan agreement and they bear no interest. On October 9, 2024, the Company executed agreements to extend the loan maturity date for each loan to December 19, 2024.

In August 2024, we entered into a senior secured promissory note with an aggregate principal amount of $2.7 million with one lender. The note matures and is payable in full, 12 months from the date of the note. The note bears interest at the rate of 12% per annum and interest is payable monthly in arrears as cash or accrued at the lender’s discretion from the date of the note until the maturity date.

For additional information regarding our loans payable note, see Note 8 of the notes to the unaudited financial statements.

Working Capital

We currently anticipate that cash required for working capital for the next 12 months is approximately $13.7 million, which includes deferred financing fees payable of $5.7 million, accrued expenses and other current liabilities of $3.2 million, a convertible promissory note, if not converted prior to maturity, of $0.8 million, notes payable of $0.2 million, and a note payable of $2.7 million. We do not anticipate being able to fund required capital expenditures for the next 12 months with cash and cash equivalents on hand as we have a history of limited cash on hand. We have historically been able to access funds through the issuance of our convertible notes and believe we can continue to obtain funding through debt and equity financing agreements as needed to meet cash requirements for the next 12 months.

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Cash Flows

The following table set forth our cash flows for the period indicated (in thousands):

	Nine Months ended September 30,
	2024	2023
Net cash (used in) provided by:
Operating Activities	$(5,869)	$(2,922)
Investing Activities	(128)	228
Financing Activities	1,857	11,343
Effect of exchange rate changes on cash and cash equivalents	(17)	(5)
Net (decrease) increase in cash and cash equivalents	$(4,157)	$8,644

Cash Flows Used in Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2024, was $5.9 million, resulting primarily from a net loss of $15.1 million, net a change in the fair value of warrants of $0.1 million, adjusted for non-cash items including $1.3 million of stock-based compensation, $1.3 million of amortization expense, $2.7 million expense on the issuance of warrants, $0.2 million interest expense of the deferred commission payable, $1.7 million non-cash share issuance and a $1.4 million cash inflow from operating assets and liabilities. The $2.3 million cash inflow from operating assets and liabilities is primarily due to a $2.5 million cash inflow from accounts payable and accrued expenses and other current liabilities and a $0.2 million cash outflow from prepaid expenses.

Net cash used in operating activities for the nine months ended September 30, 2023 was $2.9 million, resulting primarily from a net loss of $0.8 million, adjusted for non-cash items including a $1.5 million reduction of deferred income upon exercise of the Cizzle option, a $2.0 million gain on the change in fair value of the Vela and Cizzle options, a $0.2 million change from the reversal of a reserve for an uncollectible loan that was repaid in September 2023 and a $0.1 million gain on warrant remeasurement, partially offset by a $1.7 million cash inflow from net changes from operating assets and liabilities, a $1.0 million loss on issuance of the Vela option, a $0.4 million loss on change in fair value of convertible notes and a $0.1 million increase in interest expense on a convertible promissory note. The $0.2 million cash inflow from operating assets and liabilities is primarily due to a $1.6 million cash inflow from accrued expense and other current liabilities due to differences in the timing of disbursements and a $1.4 million cash outflow from prepaid expenses.

Cash Flows (Used in) Provided by Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2024, was $0.1 million, resulting from $0.5 million purchases of short term investments offset by $0.4 million in sales of short term investments.

Net cash provided by investing activities for the nine months ended September 30, 2023, was $0.2 million, resulting proceeds on the issuance of an option of $0.6 million offset by the issuance of a loan to a related party of $0.4 million.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2024, was $1.9 million, resulting from $1.6 million of proceeds on the issuance of the promissory note to Nirland, $0.1 million of proceeds the issuance of the April 2024 warrants and a $0.1 million bank overdraft.

Net cash provided by financing activities for the nine months ended September 30, 2023, was $11.3 million, resulting from the issuance of a convertible note payable of $1.4 million and from the issuance of a convertible promissory note payable of $0.7 million.

Contractual Obligations and Other Commitments

As of September 30, 2024, we had no non-cancellable commitments for the purchase of clinical materials, contract manufacturing, maintenance and committed funding which we expect to pay within one year.

Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, judgments and assumptions that affect the amounts reported in the Consolidated Financial Statements. These estimates, judgments and assumptions are evaluated on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe are reasonable at that time, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from those estimates. The accounting policies that reflect our more significant estimates, judgments and assumptions and which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

33

Warrants

The Company determines the accounting classification of warrants as either liability or equity by first assessing whether the warrants meet liability classification in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). Under ASC 480, a financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares must be classified as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on any one of the following: (a) a fixed monetary amount known at inception; (b) variations in something other than the fair value of the issuer’s equity shares; or (c) variations inversely related to changes in the fair value of the issuer’s equity shares. If financial instruments, such as the warrants, are not required to be classified as liabilities under ASC 480, the Company assesses whether such instruments are indexed to the Company’s own stock under ASC 815-40. In order for an instrument to be considered indexed to an entity’s own stock, its settlement amount must always equal the difference between the following: (a) the fair value of a fixed number of the Company’s equity shares, and (b) a fixed monetary amount or a fixed amount of a debt instrument issued by the Company.

Equity classified warrants are recorded in stockholders’ deficit and liability classified warrants are recorded as liabilities within the Consolidated Balance Sheets. The liability classified warrants are remeasured each period with changes recorded in the Consolidated Statements of Operations and Comprehensive Loss.

As of September 30, 2024, the Company had outstanding warrants that are classified as a liability within the condensed consolidated balance sheets. The fair value of the warrant liability is determined each balance sheet date based on Level 2 inputs as such inputs are based on observable inputs other than quoted prices. The warrant liability is valued using a Black-Scholes model, with the most judgmental non-observable input being the volatility measure. Changes in the assumptions around the volatility can cause significant changes in the estimated fair value of the warrant liability. See Note 4 for further information on the Company’s financial liabilities carried at fair value.

During the nine months ended September 30, 2024, the Company issued warrants that met the criteria to be classified within stockholders’ deficit within the condensed consolidated balance sheets. The fair value of the warrants was determined by using a Black-Scholes model, with the most judgmental non-observable input being the volatility measure. Changes in the assumptions around the volatility could have caused significant changes in the estimated fair value of the warrants. See Note 14 for further information on the warrants classified within stockholders’ deficit.

Share Based Compensation

The Company accounts for share based compensation arrangements granted to employees in accordance with ASC 718, Compensation: Stock Compensation, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. The grant date fair value of stock options is determined using a Black-Scholes model, with the most judgmental non-observable input being the volatility measure. Changes in the assumptions around the volatility can cause significant changes in the grant date fair value of stock options. The Company accounts for forfeitures when they occur.

Emerging Growth Company Status and Smaller Reporting Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that: (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Upon closing of the Merger, the surviving company remained an emerging growth company, as defined by the JOBS Act until the earliest of (i) the last day of the combined entity’s first fiscal year following the fifth anniversary of the completion of MURF’s initial public offering, (ii) the last day of the fiscal year in which the combined entity has total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which the combined entity is deemed to be a large accelerated filer, which means the market value of the combined entity’s common stock that is held by non-affiliates exceeds $700.0 million as of the prior December 31st or (iv) the date on which the combined entity has issued more than $1.0 billion in non-convertible debt securities during the prior three year period.

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In addition, Conduit is a smaller reporting company as defined in the Exchange Act. The Company may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) Conduit’s voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) Conduit’s annual revenue is less than $100.0 million during the most recently completed fiscal year and its voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of its second fiscal quarter.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

As a smaller reporting company, we are not required to provide disclosure regarding quantitative and qualitative market risk.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are designed to ensure that information required to be disclosed by us in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Under the supervision and with the participation of our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the fiscal quarter ended September 30, 2024 and for the comparison fiscal quarter ended September 30, 2023, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our principal executive officer and principal financial officer concluded that during the periods covered by this Quarterly Report, our disclosure controls and procedures were not effective, due to material weaknesses previously identified and not yet remediated as of the end of both such periods.

Changes in Internal Control over Financial Reporting

There have been no changes to in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) during the most recent fiscal quarter.

35

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

During the quarter ended September 30, 2024, the potential contingency related to the previously disclosed legal proceeding, became probable and reasonably estimable and as such, the Company accrued an estimated liability of $0.4 million in the accompanying financial statements. There were no other material developments to the legal proceeding previously disclosed, and other than such proceeding, we are not currently party to or aware of being subject to any other material legal proceedings. However, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business, which could have a material adverse effect on our business, financial condition, or results of operations. Regardless of outcome, litigation could impact our business due to defense and settlement costs, diversion of management resources and other factors.

Item 1A. Risk Factors.

As a smaller reporting company, we are not required to provide disclosure regarding material changes to our previously disclosed risk factors.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

On October 11, 2024, in connection with (i) a consulting agreement for services provided, and (ii) the agreements to extend the maturity dates of previously disclosed, outstanding notes payable, as well as the partial repayment of the principal of such notes payable, the Company issued, to unrelated and independent third parties, an aggregate of 1,988,086 shares of Common Stock in consideration for such agreement and the extensions and partial repayment of such notes payables. The issuance of all of such shares of Common Stock were without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

During the three month period ended September 30, 2024, none of our executive officers or directors (as defined in Section 16 of the Securities Exchange Act of 1934, as amended), adopted, terminated, or modified a “Rule 10-b5-1 trading arrangement” or a “non-Rule 10b5-1 trading arrangement” (as defined in Item 408(c) of Regulation S-K).

36

Item 6. Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Senior Secured Promissory Note (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 7, 2024, and incorporated herein by reference).
10.2	Security Agreement, dated August 6, 2024, between Nirland Limited and Conduit Pharmaceuticals Inc. (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 7, 2024, and incorporated herein by reference).
10.3	License Agreement, dated August 7, 2024, between AstraZeneca AB (PUBL) and Conduit Pharmaceuticals Inc. (filed as Exhibit 10.31 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on September 13, 2024, and incorporated herein by reference).
10.4	Stock Issuance Agreement, dated August 7, 2024, between AstraZeneca AB (PUBL) and Conduit Pharmaceuticals Inc. (filed as Exhibit 10.32 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 filed on September 13, 2024, and incorporated herein by reference).
31.1*	Certification of Principal Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1§	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2§	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS*	Inline XBRL Instance Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
§	In accordance with Item 601(b)(32)(ii) of Regulation S-K and SEC Release Nos. 33-8238 and 34-47986, Final Rule: Management’s Reports on Internal Control Over Financial Reporting and Certification of Disclosure in Exchange Act Periodic Reports, the certifications furnished in Exhibits 32.1 and 32.2 hereto is deemed to accompany this Quarterly Report on Form 10-Q and will not be deemed “filed” for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

37

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONDUIT PHARMACEUTICALS INC

November 14, 2024	By:	/s/ David Tapolczay
	Name:	Dr. David Tapolczay
	Title:	Chief Executive Officer
(Principal Executive Officer)

November 14, 2024	By:	/s/ James Bligh
	Name:	James Bligh
	Title:	Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

38

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

Conduit Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4851 Tamiami Trail North, Suite 200 Naples, Florida	34103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 491-9132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 14, 2024, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Conduit Pharmaceuticals Inc. (the “Company”) appointed Simon Fry as a director, and a member of the Audit Committee and the Compensation Committee, to become effective on December 18, 2024, upon the conclusion of the Company’s 2024 annual meeting of stockholders.

Mr. Fry, age 65, has over 35 years of experience in the investment banking industry. Prior to joining the Company as a director, Mr. Fry has served as an investment advisor for two separate funds beginning in 2013 and the latter starting in 2016. From 2009 to 2013, Mr. Fry was a founding partner of a multi-family office investment advisor, Capital Investment Office Limited. From 2003 to 2009, Mr. Fry was the Chief Executive Officer of Crosby Asset Management, a company providing asset management services. From 1994 to 2000, Mr. Fry was responsible for the asset trading group of Nomura International PLC where he served as a managing director. From 1980 to 1994, Mr. Fry served various roles as a high Managing Director at CSFB Ltd. in the Eurobond trading space.

Mr. Fry will participate in the Company’s non-employee director compensation program, as previously disclosed, except that his “Initial Award”, as defined therein, shall be in the form of a stock option to purchase 420,000 shares of the Company’s common stock and shall be granted at the conclusion of the Company’s 2024 annual meeting of stockholders. There is no arrangement or understanding between Mr. Fry and any other person pursuant to which he was selected as a director of the Company and there are no family relationships between Mr. Fry and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Fry has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Amendment to Employment Agreement

On November 15, 2024, Conduit Pharmaceuticals Limited and Conduit UK Management LTD., wholly-owned subsidiaries of the Company, entered into an amended and restated employment agreement (the “Employment Agreement”) with James Bligh, pursuant to which Mr. Bligh will continue to be employed by Conduit UK Management LTD. and continue to serve as the Interim Chief Financial Officer and Senior Vice President – Strategy of the Company. Under the Employment Agreement, Mr. Bligh will receive an annual base salary of £400,000 and will be entitled to a discretionary cash bonus of up to 40% of his base salary, subject to the achievement of certain milestones that may be established by the Board or a committee thereof, from time to time.

The Employment Agreement requires at least six months’ advanced written notice for Mr. Bligh or Conduit UK Management LTD. to terminate Mr. Bligh’s employment, except in the case of a summary dismissal (as described in the Employment Agreement). However, Conduit UK Management LTD. may, at its sole discretion and by written notice, terminate Mr. Bligh’s employment immediately and provide compensation to Mr. Bligh for the unexpired portion of such notice period. The Employment Agreement replaces and supersedes the prior employment agreement between Conduit Pharmaceuticals Limited and Mr. Bligh.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2024, the Board of the Company, adopted Amendment No. 1 (the “Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”). The changes to the Bylaws pursuant to the Amendment are effective following the final adjournment of the Company’s 2024 annual meeting of stockholders. The Amendment amends Section 2.4 of the Bylaws, dealing with a quorum at meetings of stockholders, to generally provide that a quorum is at least one-third of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy. Prior to effectiveness of the Amendment, a quorum is a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote at such meeting, present in person or represented by proxy.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the exhibit index accompanying this Current Report on Form 8-K are furnished herewith.

Exhibit No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws
10.1	Employment Agreement, dated November 15, 2024, between James Bligh, Conduit Pharmaceuticals Limited and Conduit UK Management LTD.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2024	CONDUIT PHARMACEUTICALS INC.

	By:	/s/ David Tapolczay
	Name:	Dr. David Tapolczay
	Title:	Chief Executive Officer

Exhibit 3.1

Amendment No. 1

to the

Amended and Restated By laws

of

Conduit Pharmaceuticals Inc.

On November 15, 2024, the Board of Directors of Conduit Pharmaceuticals Inc., a Delaware corporation (the “Corporation”), approved and adopted the following amendment to the Corporation’s Amended and Restated By Laws (the “By Laws” or “Bylaws”), to be effective following the final adjournment of the Corporation’s 2024 annual meeting of stockholders.

1. Section 2.4 of the By Laws is deleted in its entirety and replaced with the following:

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these By Laws, one-third of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except that when specified business is to be voted on by a class or series of stock voting as a class, one-third of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2. Except as set forth herein, all other provisions of the Bylaws shall remain in full force and effect.

Exhibit 10.1

CONTRACT OF EMPLOYMENT

THIS DEED is dated as of 15 November 2024 and is made among:

(1)	CONDUIT PHARMACEUTICALS LIMITED (“CPL”);

(2)	CONDUIT UK MANAGEMENT LTD. (the “Company”); and

(3)	JAMES BLIGH, of Braeside, Crimp Hill, Old Windsor, TW20 0YB, UK (“you”).

You and CPL entered into a Contract of Employment effective as of 1 March 2000, as amended on 22 September 2023 and 15 November 2023 (the “Original Deed”). This Deed replaces and supersedes, in its entirety, the Original Deed, which Original Deed is null and void as of the Effective Date.

IT IS AGREED that:

1.	EMPLOYMENT

1.1	Capacity

Your employment with the Company will continue on the Effective Date in accordance with the terms of this Deed. The Company will employ you with the title of Senior Vice President – Strategy. You also agree to serve, without additional compensation, as Senior Vice President – Strategy and as Interim Chief Financial Officer of Conduit Pharmaceuticals Inc. You will report to the Chief Executive Officer of Conduit Pharmaceuticals Inc.

1.2	Role

Your duties, responsibilities and objectives will be as notified to you from time to time. The nature of the Group’s business requires that you are flexible in your approach to work. Accordingly, you will be expected to work jointly with others in performing your duties and to undertake alternative and additional duties which are appropriate to your skills and experience that may be allocated to you, taking into account the changing needs of the Group’s business and your role within it.

1.3	Permission to work in the United Kingdom

(a)	You warrant that you are entitled to work in the United Kingdom without any additional approvals and will notify the Company immediately if you cease to be so entitled during your employment.

(b)	You will co-operate with the Company in providing valid, original or copy documents and information promptly when requested by the Company in connection with this clause. You will update the Company promptly of any change in your contact details, address and any significant change in your circumstances which may impact your permission to work in the United Kingdom. If in the reasonable opinion of the Company, you cease to have the appropriate permission to work in the United Kingdom after the Effective Date, this Deed will be terminated with immediate effect.

1.4	Hours of work

(a)	You will normally be required to work at least 30 hours per week for the Company, at such times to be agreed with the Company, however you agree to work such further hours as may be necessary for the proper discharge of your duties. You shall not be entitled to receive any additional remuneration for any further hours worked.

(b)	You acknowledge that the limit in Regulation 4(1) of the Working Time Regulations 1998 shall not apply to you and that your working time (including overtime) may therefore exceed an average of 48 hours for each 7-day period whenever this is necessary for the proper discharge of your duties or in any event as may be required by the Company. You shall be entitled to withdraw your agreement by giving 3 months prior written notice to the Company.

1.5	Continuous service

The Company agrees that your period of continuous service, including your service with CPL, commenced on 1 February 2019 (“Start Date”) and agrees to use the Start Date when calculating any redundancy payment or any other statutory entitlement for you. In the event the Company fails to use the Start Date when calculating any redundancy payment or any other statutory entitlement for you, it shall be obliged to make a payment to you that is equal to the money you would have received, had the Company used the Start Date in the calculation for such payment or entitlement (less any sums that the Company has already made to you in respect of the redundancy payment or statutory entitlement).

2.	DUTIES

2.1	Duties and responsibilities

During employment you will:

(a)	loyally and diligently perform such duties as are allocated to you and exercise all due diligence and care in the performance of your duties. You accept that the Company may, at its discretion, require you to perform duties or tasks not within the scope of your normal duties and you agree to perform such tasks as if they were specifically required under this Deed;

(b)	comply with the reasonable and lawful directions given from time to time by the Company and the Group;

(c)	comply with the Company’s relevant policies and procedures (as amended from time to time) and locally set standards;

(d)	co-operate with the Group in complying with its obligations on health and safety;

(e)	promote and protect the interests of the Group, always giving it the full benefit of your knowledge, expertise and skill, and will not knowingly or deliberately do anything which is to its detriment;

(f)	immediately notify the Board or Human Resources if you become aware of, or involved in, anything which adversely affects, or may adversely affect, the business, interests or reputation of any member of the Group;

and in each case, you will cooperate with the Company in any investigation which it may decide to carry out.

2.2	Conflicts of interest

During your working hours, you are expected (unless prevented by ill health or injury) to devote your full attention and abilities to the business of the Group. You will not, without the prior written consent of the Board (which shall not be unreasonably withheld) accept any other employment, work for, or be directly or indirectly engaged in any other business that directly or indirectly competes with the Company. You will be asked on an annual basis to disclose any conflicts of interest that you have or confirm that you do not have any.

2.3	Anti-Bribery and corruption

During your employment:

(a)	You must at all times comply with any policies of the Company relating to anti-bribery and corruption, and/or gifts and hospitality and you must not instruct, authorise or condone, expressly or impliedly, any corrupt activity. You must cooperate fully with the Company in its investigation of any suspected bribery or corruption that you become aware of and you must take reasonable preventative measures to stop bribery or corruption for which the Company or any company within its Group may be liable.

(b)	You must not, without the prior written consent of the Board, directly or indirectly receive or retain any payment or benefit, either in respect of any business transacted (whether or not by you) by or on behalf of the Group or with a view to any such business being transacted.

(c)	You must not knowingly or willingly do or cause or permit to be done anything which is calculated or may tend to prejudice or injure the interests of the Company of any company within the Group and if during your employment you learn of any act or omission by any other person whether or not employed by the Company or any company within its Group which is calculated or may tend to prejudice or injure the interests of the Company or any company within its Group you must promptly report it to the Board giving all necessary particulars.

3.	LOCATION AND MOBILITY

You will be based at the Company’s office. You may be required to travel to and work in another Company site, whether on a temporary or permanent basis, in the performance of your duties. You may also be required to travel overseas in the performance of your duties.

At the date of this Deed, it is not anticipated that you will work overseas for a period of more than one month. You will be informed if this changes.

4.	SALARY AND EXPENSES

4.1	Salary

The Company will pay you a Salary at the rate of £400,000 per annum, effective 1 November 2024. This Salary will accrue from day to day and will normally be payable by equal monthly instalments in arrears on the penultimate working day of the month and will be subject to such deductions as may be required by law or under the terms of this Deed. The Company will review your Salary annually, but such review does not necessarily imply an increase.

You shall be entitled to a discretionary, non-contractual, annual cash bonus scheme of up to a maximum of 40% of your Salary (or such higher amount as may be established by the Board of Directors of Conduit Pharmaceuticals Inc., or a committee thereof, from time to time), which is subject to certain milestones that may be established by the Board of Directors of Conduit Pharmaceuticals Inc., or a committee thereof, from time to time.

4.2	Monies owed to Group

For the purposes of sections 13 – 16 Employment Rights Act 1996, you agree that the Group may deduct from any money owed to you, any money which you owe to the Company or any other member of the Group.

4.3	Expenses

You will be entitled, on production of satisfactory evidence of payment or expenditure, to be reimbursed for all reasonable out-of-pocket expenses properly and wholly incurred by you in the performance of your duties, subject to the terms of any expenses policy from time to time in force.

5.	ILL HEALTH AND INJURY

5.1	Salary during period of incapacity

(a)	If during your employment you become absent from work due to illness or injury you must notify a member of the Board as soon as possible and, if practicable, on the first working day of incapacity. You must complete any self-certification forms which are required by the Company immediately upon your return to work and, if your incapacity continues for more than 7 consecutive days (whether working days or not) you must produce medical certificates to cover the duration of your absence from work. Provided that you comply with these requirements and undergo any medical examination or tests required by the Company under clause 5.1(c), your absence will be regarded as authorised.

(b)	Subject to fulfilment of the appropriate notification and certification requirements as per clause 5.1(a), you shall be entitled to receive:

(i)	your usual Salary during any authorised period or periods of absence due to illness or injury up to a maximum of 26 weeks in aggregate in any four year period; and

(ii)	thereafter, half of your usual Salary during any authorised period or periods of absence due to illness or injury up to a maximum of 12 months in aggregate in any four year period; and

(iii)	thereafter, no further payment from the Company of any company within its Group (other than by way of statutory sick pay or paid statutory holiday) until the resumption of your duties;

provided at all times that any payment due to you in accordance with this clause 5.1(b) shall be subject to set off by the Company in respect of any statutory sick pay or social security benefits to which you may be entitled (whether or not such benefits are actually received).

(c)	You may at the Company’s expense be required during the course of your employment to attend a medical practitioner or clinic nominated by the Company for the purpose of a medical examination to help determine your fitness for continued employment and you shall undergo any tests and examinations reasonably required by the said medical practitioner or clinic and shall authorise disclosure of and cooperate in ensuring the prompt delivery of any resulting report to the Company.

6.	HOLIDAYS

6.1	Holiday entitlement

You will (in addition to normal English or Scottish public holidays, as applicable) be entitled to 30 paid days’ holiday in each complete Holiday Year during your employment. You will receive the equivalent of a day’s salary for each day of annual leave you take in accordance with this clause. The Company may require you to take any outstanding holiday during any period of notice under Clause 8.1 or for which you are not required to work pursuant to Clause 8.4. The Company reserves the right to nominate up to three days of your holiday entitlement to be taken during office closures in the Christmas/New Year period.

Holidays must be taken with the agreement of the Board, who may reserve the right to refuse any holiday request where the operational requirements of the Company are prejudiced. You may, with the approval of the Board, carry forward five days of unused holiday into the next Holiday Year. Any days carried forward must be used by the end of June of the succeeding year or else it will be forfeited automatically without payment in lieu.

6.2	Calculation of entitlement

The entitlement to holiday accrues pro rata throughout each Holiday Year. On the Termination of your employment, you will be entitled to receive the equivalent of a day’s salary in lieu of each day’s holiday accrued but not taken. If you have taken holiday in excess of your accrued entitlement, the Company may deduct the equivalent of a day’s salary for each excess day taken from any monies owed to you by the Company.

7.	PENSION

7.1	It is the Company’s policy not to automatically enrol an individual into the Pension Scheme where the individual holds office as a director of the Company, in accordance with Regulation 5EA of the Occupational and Personal Pension Schemes (Automatic Enrolment) Regulations 2010. For this reason, the Company will not automatically enrol you into the Pension Scheme.

7.2	The Company may be required by law to enrol you into the Pension Scheme. The law sets minimum standards for Pension Scheme membership and allows any employee enrolled into the Pension Scheme to opt-out.

7.3	To recognise the fact that some workers are not eligible for the Pension Scheme or may opt-out of it, a Salary Supplement will be paid by the Company if:

(a)	there is no legal requirement for the Company to enrol you into the Pension Scheme;

(b)	you do not exercise any right to be enrolled into the Pension Scheme; or

(c)	you opt-out of the Pension Scheme and are treated as never having been a member of the Pension Scheme.

7.4	For so long as you are a member of the Pension Scheme:

(a)	you will not be entitled to the Salary Supplement; and

(b)	the Company will be entitled to deduct any pension contributions from your salary and pay these to the Pension Scheme for and in respect of you.

7.5	The Company reserves the right to change or withdraw the Pension Scheme and any Pension Scheme terms which apply to you. The terms of this contract are subject to the terms of the Pension Scheme from time to time in force. Further information about the Pension Scheme and your contribution levels are available from the Board.

7.6	A contracting out certificate is not in force in relation to your employment.

7.7	In this Clause 7, the following terms shall have the following meanings:

(a)	“Pension Scheme” means an occupational or personal pension scheme used by the Company where membership and / or contributions are associated with your employment with the Company; and

(b)	“Salary Supplement” means an amount equal to the total pension contributions payable as a minimum in relation to you, in circumstances where you would not be eligible for the Salary Supplement. At the date of this Deed it is anticipated that the Salary Supplement will be £20,000. The Company may in its absolute discretion amend the value of the Salary Supplement from time to time. The Salary Supplement will be subject to such deductions as may be required by law from time to time.

8.	TERMINATION

8.1	Period of notice

Subject to clauses 8.2 and 8.3 of this Deed, your employment will continue until you give the Company not less than 6 months’ written notice to terminate it or the Company gives you not less than 6 months’ written notice.

8.2	Payment in lieu of notice period

(a)	Instead of requiring you to continue performing your duties and requiring the Company to provide you with duties during any unexpired period of your employment, the Company may, at its sole discretion, by written notice, elect to terminate your employment with immediate effect and give you a payment in respect of your salary and contractual benefits for such unexpired period, less such deductions as are required by law. The Company shall make any payment due to you in accordance with this clause within 28 days of the date your employment terminates. You will not, in any circumstances, have any right to a payment in lieu of notice unless the Company has made an election by written notice under Clause 8.2(a) to make such a payment. A termination pursuant to Clause 8.2(a) shall take effect on the date notice is given to you, irrespective of any dispute about the calculation of the payment in lieu, or a delay or failure to make the payment to you (but without prejudice to any ability on your part to claim the sum due under this Clause).

(b)	Any payment made by the Company in respect of this Clause 8.2 is made on the basis that you are deemed to warrant that you have not committed a repudiatory breach of this Deed. Should the Company become aware that you have committed a repudiatory breach of this Deed, the Company will be entitled to recover in full all sums paid under this Clause from you immediately, but the continuing obligations under this Deed will otherwise remain in force

For the avoidance of doubt, this Clause will not prevent the Company from terminating your employment in breach of its terms.

8.3	Summary dismissal

Notwithstanding the provisions of clause 8.1, and 8.2, the Company may by written notice terminate your employment (without being under any obligation to pay any further sums to you whether by way of compensation, damages or otherwise in respect of or in lieu of any notice period or unexpired term of this Agreement, and without prejudice to any other rights of the Company) if you:

(a)	in the performance of your duties commit an act of gross misconduct or any act of misconduct having already received a final written warning;

(b)	through your acts or omissions (whether at or outside work) adversely prejudice or are likely in the reasonable opinion of the Board to prejudice adversely the interests or reputation of the Group;

(c)	are convicted of any criminal offence (excluding an offence under road traffic legislation in the United Kingdom and elsewhere for which a penalty of imprisonment cannot be imposed);

(d)	are made the subject of a bankruptcy order or have a receiving order or an administration order made against you or if you make any composition or arrangement with your creditors generally or otherwise take advantage of any statute from time to time in force offering relief for insolvent debtors;

(e)	become a patient within the meaning of the Mental Health Act 1983; or

(f)	resign as a director of the Company without the written consent of the Board or are disqualified from holding or cease to hold office as a director of the Company by virtue of any court order, under any provision of general law or under any provision of the Company’s Articles of Association as then in force.

8.4	Garden leave and projects

If the Company wishes to terminate your employment or if you wish to leave the employment of the Company, in either case, the Company may require you, before the expiry of the period of notice specified in Clause 8.1, and whether or not notice has been given under that Clause:

(a)	to perform duties not within your normal duties or to undertake special projects having regard to your skills and experience; or

(b)	not to attend for work for all or any part of the period of notice (if notice has been given) or (if notice has not been given) for a period equivalent to the notice required to be given by you under Clause 8.1. For so long as you are not required to work during such period, you will remain an employee of the Company. You will continue to receive your Salary and other contractual entitlements and will continue to be bound by all the terms of this Deed. You will not, directly or indirectly, work for any person, have any contact with any customer of the Group or, for business purposes, have contact with any employee of the Group without the prior written agreement of the Company. If you are not required to attend for work under this paragraph, the Company will be entitled to offset any outstanding accrued holiday due to you for each day of non-attendance.

8.5	Your obligations

(a)	Upon the termination of your employment or upon the exercise by the Company of its right under Clause 8.4, you will hand over to the Company all property belonging to any member of the Group or relating to its business which may be in your possession or under your control, and without you or anyone on your behalf keeping copies of any reproducible items or extracts from them, and without having downloaded any information stored on any computer storage medium.

(b)	You shall, at the written request of the Board, immediately resign (without claim for compensation) from all and any directorships and other offices held in the Company and from any other appointments or offices which he holds as nominee or representative of the Company.

9.	CONTINUING OBLIGATIONS

The Termination of your employment will not affect the rights or remedies of either party against the other in respect of any prior breach of any of its provisions or the continuing obligations of either you or the Company under any provision of this Deed expressed to have effect after your employment has terminated.

10.	CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS

You agree to be bound by the provisions of Schedule 1 (Confidentiality and intellectual property rights).

11.	DATA PROTECTION AND USE OF EQUIPMENT

11.1	Processing of your personal data

You shall at all times during your employment with the Company act in accordance with the General Data Protection Regulations 2016/679 (the “GDPR”) and all applicable regulations, domestic legislation and any successor legislation relating to the protection of individuals with regards to the processing of personal data to which the Company (and each relevant Group company) is subject. You must ensure that you are fully aware of and comply with any Company policies relating to data protection and data security. You acknowledge that the Company will hold personal data relating to you which is necessary or reasonably required for the proper performance of this Deed and in connection with your employment, including: (i) the performance of the Company’s responsibility as your employer; (ii) the administration of the employment relationship (both during and after the employment); (iii) the conduct of the Company’s business; or (iv) where such provision is required by law (including to comply with its obligations regarding the retention of your records). Such data will include, but will not be limited to, your employment application, address, references, bank details, work, holiday and sickness records, next of kin and maternal, parental and paternity information, salary reviews, remuneration details, performance appraisals, disciplinary and grievance information, and other records (which may, where necessary, include sensitive personal data relating to your health and data held for diversity monitoring purposes). Your right of access to such data is as prescribed by law.

11.2	Use of equipment

Reasonable personal use of the Company’s IT systems which does not interfere with the Company’s business or your work commitments is permitted. However, it is extremely important that you remember that the purpose of the facilities provided is for business use, and any personal use must be viewed in that context and must be in full compliance with the Company’s policies and procedures from time to time in force.

11.3	Mobile technology

During your employment, you are required to provide the Company, upon request, with copies of all documents, emails and any other communications, information or property belonging to the Company or any members of the Group, or relating to any of its or their business, clients, employees or suppliers in your possession including those which have been produced, stored or transmitted by you on devices which are not owned by, or under the control of, the Company or any other member of the Group (“Own Device Material”). Not less than 28 days before any termination, you will notify the Company if you have any Own Device Material and will request instructions as to what the Company wishes you to do. This may involve permitting the Company to have access to your devices for the purpose of identifying, analysing or copying such material, and you will cooperate fully and promptly with any such requests. It is acknowledged that the Company may, or may require you to, delete all Own Device Material (without you or anyone on your behalf retaining copies of such documents or extracts from them) from any devices which you own or which are under your control and if appropriate, the Company may require written confirmation that you have done so.

12.	DISCIPLINARY AND GRIEVANCE

You are subject to the Company’s disciplinary and grievance procedures from time to time in force. These policies and procedures do not form part of your contract of employment, and the Company reserves the right to modify or terminate these policies and procedures at its discretion from time to time.

The Company may, in its absolute discretion, suspend you from work in order to investigate any alleged misconduct. During any such suspension you will be paid the Salary to which you would be entitled had you not been suspended.

If you are dissatisfied with any disciplinary decision taken against you (including a decision to dismiss you) or if you seek redress for any grievance relating to your employment, you should raise the issue in writing with a member of the Board.

13.	TRANSFER OF AGREEMENT

The Company may, at any time during your employment, by written notice, substitute any other member of the Group as your employer on the same terms and with the same responsibilities, whereupon this Deed (as amended from time to time) will remain in full force and effect except that the obligations and benefits previously owed to or enjoyed by the Company will be owed to or enjoyed by that other member of the Group, and accordingly references to the Company shall thereafter be deemed to be references to that other member of the Group. More than one such transfer may be made.

14.	MISCELLANEOUS

14.1	The terms of this Deed constitute the entire agreement between us and supersedes all previous terms agreed between you and the Company, and no variation or addition to it, and no waiver of any provision, will be effective unless in writing and agreed to by both parties.

14.2	You will accept the terms of this Deed on the basis that the Company is agreeing to its terms for itself and for each member of the Group, with the intention that each such Company will be entitled to enforce the terms of this Deed against you. The Contracts (Rights of Third Parties) Act 1999 will not create any rights in favour of you in relation to the benefits granted now or at any time in connection with your employment.

14.3	This Deed will be construed in accordance with English law and both parties irrevocably submit to the exclusive jurisdiction of the English Courts to settle any disputes which may arise in connection with this Deed.

14.4	This Deed may be executed in counterparts which together shall constitute one Deed.

14.5	You agree that the schedule to this Deed forms part of this Deed.

15.	DEFINED TERMS

In this Deed:

“Board” means the Board of Directors of the Company, as constituted from time to time, including any duly appointed committee or nominee of the Board;

“Effective Date” means 15 November 2024

“Group” means any of the following from time to time: the Company, its subsidiaries and subsidiary undertakings and any holding company or parent undertaking of the Company and all other subsidiaries and subsidiary undertakings of any holding company or parent undertaking of the Company, where “holding company”, “parent undertaking”, “subsidiary” and “subsidiary undertaking” have the meanings given to them in the Companies Act 2006;

“Holiday Year” means 1 April to 31 March;

“Salary” means the salary payable from time to time under Clause 4.1 {Salary);

“Termination” means the ending of your employment, however it arises, and irrespective of its cause or manner

(Signatures are on the following page)

IN WITNESS WHEREOF, the parties have caused this Deed to be executed as of the date first written above.

EXECUTED as a DEED by CONDUIT		)	CONDUIT PHARMACEUTICALS LIMITED
PHARMACEUTICALS LIMITED acting by one		)
Director in the presence of:		)
/s/ David Tapolczay
Witness Signature:	/s/ Lucius Raggett		By:	David Tapolczay
			Its:	Director
Witness Name:	Lucius Raggett

Address: ____________________________________________

___________________________________________________

Occupation: _________________________________________

EXECUTED as a DEED by CONDUIT UK		)	CONDUIT UK MANAGEMENT LTD.
MANAGEMENT LTD. acting by one Director in		)
the presence of		)
/s/ James Bligh
Witness Signature:	/s/ Lucius Raggett		By:	James Bligh
			Its:	Director
Witness Name:	Lucius Raggett

Address: ____________________________________________

___________________________________________________

Occupation: _________________________________________

EXECUTED as a DEED by JAMES BLIGH in the		)	JAMES BLIGH
presence of:		)
)
/s/ James Bligh
Witness Signature:	/s/ Lucius Raggett

Witness Name:	Lucius Raggett

Address: ___________________________________________

___________________________________________________

Occupation: _________________________________________

SCHEDULE 1

Confidentiality and intellectual property rights

1.	CONFIDENTIALITY

1.1	Confidential information

You acknowledge that, during your employment, you will have access to and will be entrusted with confidential information and trade secrets relating to the business of the Group. This includes, but is not limited to, information and secrets relating to:

(a)	corporate and marketing strategies, business development and plans, maturing business opportunities and research results;

(b)	business methods and processes, manuals and operating procedures, technical information and know-how relating to the Group’s business and which is not in the public domain, including inventions, designs, programs, techniques, database systems, formulae and ideas;

(c)	business contacts, lists of customers and suppliers and details of contracts with them and their current or future requirements;

(d)	information on employees, including their particular skills and areas of expertise and their terms of employment;

(e)	budgets, management accounts and other financial reports;

(f)	inside information or potential inside information relating to shares or securities listed or dealt in on any recognised stock exchange; and

(g)	any document or information marked or orally communicated as being “confidential” or any information not in the public domain,

together the “Confidential Information”.

1.2	Using Confidential Information

You will not, during your employment (otherwise than in the proper performance of your duties, and then only to those who need to know such Confidential Information) or thereafter (except with the prior written consent of the Board or as required by law):

(a)	divulge or communicate to any person (including any representative of the press or broadcasting or other media);

(b)	cause or facilitate any unauthorised disclosure through any failure by you to exercise all due care and diligence of; or

(c)	make use (other than for the benefit of the Group) of any Confidential Information which may have come to your knowledge during your employment with the Company or in respect of which the Group may be bound by an obligation of confidence to any third party. You will also use your best endeavours to use adequate security measures and prevent the publication or disclosure of any such Confidential Information. These restrictions will not apply after your employment has terminated to Confidential Information which has become available to the public generally, otherwise than through unauthorised disclosure.

1.3	Returning Confidential Information

All notes, memoranda, and other records (however stored) made by you during your employment and which relate to the business of the Group or its customers, employees or suppliers which contain Confidential Information will belong to the relevant member of the Group and will promptly be handed over to the Company (or as the Company directs) from time to time on request and at the end of your employment, without copies being kept by you or anyone else on your behalf. You agree, on return of such records, to give an undertaking that you have not retained any Confidential Information or any copies of it.

2.	INTELLECTUAL PROPERTY RIGHTS

2.1	Employee Intellectual Property and Employee Invention

You will notify and disclose any Employee Intellectual Property and any Employee Invention to the Company in an appropriate manner (bearing in mind the need to keep inventions confidential) as soon as it comes into existence, and you shall keep any such Employee Intellectual Property or Employee Invention confidential. The notification and disclosure obligations in this Paragraph shall also apply to any inventions, irrespective of whether the Company is entitled to ownership by virtue of s39 Patents Act 1977, and if the Company is not entitled to ownership, it shall keep the information confidential in accordance with Paragraph 1 (Confidentiality) (unless otherwise agreed).

Except as provided by law and, in particular, as provided by the Patents Act 1977, all Employee Inventions and Employee Intellectual Property will belong to the Company. Insofar as permissible by law, you hereby assign to the Company absolutely with full title guarantee and free from all liens, charges and encumbrances (by way of present assignment of all future rights) all your rights, title and interest in and to the Employee Invention and Employee Intellectual Property. Any Employee Invention or Employee Intellectual Property which cannot be assigned to the Company in accordance with this Paragraph will, insofar as permissible by law, be held on trust by you for the benefit of the Company (and any relevant member of the Group) until the same are vested absolutely in the Company.

Except as provided by law and set out herein, you have no rights to additional remuneration or compensation in respect of any Employee Intellectual Property or Employee Invention.

2.2	Company interests

You acknowledge, including for the purpose of s39 Patents Act 1977, that, because of the nature of your duties and the particular responsibilities arising from those duties, your employment with the Company carries with it a special obligation to further the interests of the Company and other members of the Group.

2.3	Your duties

You undertake that, at the Company’s expense and upon request (whether during or after the termination of your employment), you will execute such documents, make such applications, give such assistance and do such acts and things as may be necessary to enable the Company (and any relevant member of the Group) to enjoy the full benefit of this Paragraph 2, whether during or after termination of your employment. This will include the giving of assistance or advice (including giving evidence if so required) in connection with:

(i)	the prosecution of any applications for the registration of;

(ii)	any claims or proceedings brought to prevent or bring to an end the infringement of;

(iii)	all steps necessary to assign; and/or

(iv)	any claims or proceedings concerning or affecting the validity of, any Employee Intellectual Property and/or any rights in any Employee Invention.

Should you fail to comply with a request under Paragraph 2.3, you hereby grant to any duly authorised representative of the Company an irrevocable power of attorney to sign any documents and take such other steps as are necessary to give effect to this Paragraph 2.

2.4	Delivery

(a)	Immediately upon the termination of your employment or earlier at the Company’s request, you will deliver up to the Company the subject matter of, and all data relating to, all Employee Intellectual Property and Employee Inventions (including all related documents and materials and, in the case of software, all source code in a format or formats reasonably requested by the Company) in your possession, custody or power, and ensure that all know-how relating to all Employee Intellectual Property and Employee Invention is recorded on the Company’s know-how systems or otherwise communicated or made available to the Company.

(b)	Following termination of your employment, you:

(i)	will make yourself available to explain know-how or other aspects of any Employee Intellectual Property and/or Employee Inventions, if reasonably requested by the Company; and

(ii)	will keep all the Employee Intellectual Property and Employee Inventions confidential unless or until they are disclosed in the public domain or otherwise cease to be confidential through no fault or act of your own.

2.5	Moral rights

You irrevocably waive all moral rights which you might otherwise have or be deemed to have under Chapter IV Copyright, Designs and Patents Act 1988 or under any other similar law anywhere in the world.

2.6	Defined terms in this Schedule 1

For the purpose of this Schedule 1:

(a)	“Employee Intellectual Property” means all Intellectual Property which you alone or with one or more others may make, originate, suggest, devise or develop during the period of your employment (whether or not made, originated or developed during normal working hours) and which affect or relate to or connect to the business of the Group from time to time or are capable of being used or adapted for use in it, other than any Employee Inventions;

(b)	“Employee Invention” means all inventions (which term bears the same meaning as in the Patents Act 1977) which you alone or with one or more others may make, originate, suggest, devise or develop, either in the course of (i) your normal duties where an invention might reasonably be expected to result from the carrying out of your duties, or (ii) duties falling outside your normal duties, but specifically assigned to you where an invention might reasonably be expected to result from the carrying out of you duties, or (iii) duties where, at the time of making the invention, because of the nature of your duties and the particular responsibilities arising from the nature of your duties, you in each case, whether or not made, originated or developed during normal working hours had a special obligation to further the interests of the Company and/or the Group; and

(c)	“Intellectual Property” means all present and future intellectual property, including patents, inventions, utility models, trade and service marks, trade names, domain names, rights in designs, copyrights, moral rights, topography rights, rights in databases, trade secrets and know-how, in all cases whether or not registered or registrable, and including registrations and applications for registration of any of these and rights to apply for the same, rights to receive equitable remuneration in respect of any of these and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world (whether now known or in the future created), in each case for the full term thereof, including all renewals and extensions.

2.7	Protected Activity

Notwithstanding the foregoing or anything herein to the contrary, nothing contained herein shall prohibit you from (i) filing a charge with, reporting possible violations of U.S. federal law or regulation to, participating in any investigation by, or cooperating with any U.S. governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable U.S. law or regulation; (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any U.S. federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to your attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding; and/or (iii) making disclosures that are protected by the U.S. National Labor Relations Act or similar applicable law.

You also acknowledge that the Company has provided you with the following notice of immunity rights in compliance with the requirements of the U.S. Defend Trade Secrets Act: (a) You shall not be held criminally or civilly liable under any U.S. Federal or State trade secret law for the disclosure of Confidential Information that is made in confidence to a U.S. Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (b) You shall not be held criminally or civilly liable under any U.S. Federal or State trade secret law for the disclosure of Confidential Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (c) If you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Confidential Information to your attorney and use the Confidential Information in the court proceeding, if you file any document containing the Confidential Information under seal, and do not disclose the Confidential Information, except pursuant to court order.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

Conduit Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4851 Tamiami Trail North, Suite 200 Naples, Florida	34103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 491-9132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Convertible Promissory Note with A.G.P./Alliance Global Partners

On November 25, 2024, Conduit Pharmaceuticals Inc. (the “Company”) issued to A.G.P./Alliance Global Partners (the “Holder”) a convertible promissory note (the “Convertible Note”) in the principal amount of $5,737,500 to evidence the Holder’s currently owed deferred commission. Unless earlier converted as specified in the Convertible Note, the principal amount plus all accrued but unpaid interest is due on November 25, 2025 (the “Maturity Date”). The Convertible Note accrues interest at 5.5% per annum.

At any time prior to the full payment of the Convertible Note, provided that the Holder has given at least three business days written notice to the Company, the Holder, in its sole discretion, may elect to have all or any portion of the outstanding principal amount and all interest accrued converted into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a fixed price of $0.10 (or following any reverse splits that may occur in a ratio greater than 10 to 1, the lower of such reverse split price and the market price per share at the time of the conversion date, but in no event less than $1.00), subject to adjustment as provided therein and to take into account any future share splits or reverse splits. However, the conversion of the Convertible Note may not occur prior to the Company having sufficiently authorized shares of Common Stock to permit the entire conversion of the Convertible Note. In addition, the conversion of the Convertible Note may also not occur prior to receipt of stockholder approval to provide for such conversion of the Convertible Note, and subsequent issuance of the Company’s Common Stock, pursuant to the stockholder approval rules under the rules and regulations of The Nasdaq Stock Market. Further, following the Holder’s ability to convert the Convertible Note, if at all, the Holder will not be entitled to receive the Company’s Common Stock upon conversion, if such conversion would result in the Holder owning greater than 9.99% of the Company’s then currently outstanding Common Stock. The Holder is also entitled to resale registration rights as identified in the Convertible Note.

The Company may prepay the Convertible Note in whole or in part. The Convertible Note contains customary default provisions for a transaction of this nature. In the event of certain Events of Default (as defined in the Convertible Note), all outstanding principal and accrued interest under the Convertible Note will become, or may become at the Holder’s election, immediately due and payable to the Holder.

Second Amendment to the Senior Secured Promissory Note with Nirland Limited

As previously disclosed, in August 2024, the Company issued and sold that certain Senior Secured Promissory Note (the “Nirland Note”) to Nirland Limited (“Nirland”) in the original principal amount of $2,650,000, inclusive of a $500,000 original issuance discount. In October 2024, the Company and Nirland entered into an Amendment to the Nirland Note to, among other things, provide for the conversion of the Nirland Note into shares of the Company’s Common Stock, at Nirland’s discretion, in a multiple of any unpaid amounts, if not otherwise previously paid, pursuant to the conversion rate contained therein.

On November 22, 2024, the Company and Nirland entered into a Second Amendment to the Nirland Note (the “Second Amendment”). Pursuant to the Second Amendment, the Nirland Note may not be converted (other than partial conversions that may be permitted pursuant to the rules and regulations of The Nasdaq Stock Market (or any successor entity)) prior to receipt of stockholder approval to provide for such conversion of the Nirland Note, and subsequent issuance of the Company’s Common Stock, pursuant to the stockholder approval rules under the rules and regulations of The Nasdaq Stock Market. If the Company has not held a special meeting of the stockholders to approve the full conversion of the Nirland Note on or before January 9, 2025, then the Company shall be obligated to pay Nirland a penalty of $100,000 per day until the special meeting is held. In addition, the existing conversion rate was amended to be two and one half times the sum of (x) the portion of the principal to be converted, redeemed or otherwise with respect to which this determination is being made and (y) all accrued and unpaid interest (including default interest) with respect to such portion of the principal amount, if any divided by $0.10 (or following any reverse splits that may occur in a ratio greater than 10 to 1, the lower of such reverse split price and the market price per share at the time of the conversion date, but in no event less than $1.00), subject to adjustment as provided therein and to take into account any future share splits or reverse splits.

The foregoing descriptions of the Convertible Note and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the Convertible Note and the Second Amendment, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Second Amendment to the Nirland Note and the Convertible Note pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2). The shares of Common Stock that may be issued upon conversion of the Nirland Note, as amended, and the Convertible Note, in amounts of up to seventy five million shares and fifty eight million shares, respectively, if such amounts are not previously paid prior to maturity and such holders elect to convert such notes, have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Second Amendment and the Convertible Note under Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the exhibit index accompanying this Current Report on Form 8-K are furnished herewith.

Exhibit No.	Description
4.1	Convertible Promissory Note, dated November 25, 2024, between Conduit Pharmaceuticals Inc. and A.G.P./Alliance Global Partners.
4.2	Second Amendment to the Senior Secured Promissory Note, dated November 22, 2024, between Conduit Pharmaceuticals Inc. and Nirland Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2024	CONDUIT PHARMACEUTICALS INC.

	By:	/s/ David Tapolczay
	Name:	Dr. David Tapolczay
	Title:	Chief Executive Officer

Exhibit 4.1

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS CONVERTIBLE PROMISSORY NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CONDUIT PHARMACEUTICALS INC.

CONVERTIBLE PROMISSORY NOTE

Dated: November 25, 2024 (the “Issuance Date”)

FOR VALUE RECEIVED, Conduit Pharmaceuticals Inc., a company organized under the laws of the State of Delaware (“Maker” or the “Company”), promises to pay to A.G.P./Alliance Global Partners (“Holder”), or its registered assigns, in lawful money of the United States of America (i) the sum of five million, seven hundred and thirty seven thousand and five hundred dollars ($5,737,500) (the “Principal Amount”); and (ii) interest accrued on the unpaid Principal Amount in accordance with Section 2. All Obligations (as defined below) under this convertible promissory note (the “Note”) shall be due and payable on (a) the Maturity Date (as defined below) of this Note; or (b) when, upon or after the occurrence and during the continuance of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. Notwithstanding anything else to the contrary in the Note, the Principal Amount shall be reduced on a dollar for dollar basis based on all net cash proceeds actually received by the Holder based on the Holder’s sale of the Company’s common stock. Maker and Holder may be individually referred to herein as a “Party” or collectively as the “Parties”.

1. Definitions.

(a)	Preamble and Recitals: The terms defined above are incorporated herein.

(b)	For purposes of this Note, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):

i.	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

ii.	“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in the State of New York are permitted or obligated by applicable law to remain closed.

iii.	“Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

iv.	“Conversion Price” means as of the date a conversion notice is delivered pursuant to Section 8(a) or other date of determination, $0.10 (or following any reverse splits that may occur in a ratio greater than 10 to 1, the lower of such reverse split price and the market price per share as of the date immediately preceding the delivery of such conversion notice, but in no event less than $1.00), subject to adjustment as provided herein and to take into account any future share splits or reverse splits to maintain the economic equivalence of the conversion rights as of the date of this Note.

v.	“Event of Default” shall have the meaning set forth in Section 5.

vi.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

vii.	“Holder Optional Conversion Amount” shall have the meaning set forth in Section 8(a).

viii.	“Maturity Date” means November 25, 2025.

ix.	“Note Obligations” means, as of the date of measurement, the Company’s obligation to pay the aggregate sum of (i) the outstanding unpaid Principal Amount of this Note; (ii) all accrued and unpaid interest thereon calculated in accordance with Section 2; and (iii) any other amounts payable hereunder with respect to this Note.

x.	“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

xi.	“Principal Market” means the Nasdaq Global Market, or such other principal exchange as the Company’s shares of Common Stock may trade.

xii.	“Securities” means this Note and, as applicable, the shares of Common Stock issuable upon conversion of the Note.

xiii.	“Securities Act” means the U.S. Securities Act of 1933, as amended.

xiv.	“Trading Day” means a day on which the Principal Market is open for trading.

2. Interest. Interest on the outstanding portion of the Principal Amount shall accrue at a rate equal to 5.5% per annum.

3. Payment. Unless otherwise earlier converted pursuant to Section 8, the Principal Amount plus all accrued but unpaid interest shall be due and payable to Holder on the Maturity Date.

4. Prepayment. Upon notice to Holder, Maker may prepay this Note in whole or in part, provided that any such prepayment will be applied first to the payment of costs and expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such costs, expenses and accrued interest, to the payment of the Principal Amount of this Note.

5. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)	Failure to Pay. Maker shall fail to pay when due any principal or interest payment on the due date hereunder or any other amount payable hereunder when due, whether at maturity or otherwise; or

(b)	Voluntary Bankruptcy or Insolvency Proceedings. Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated; or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(c)	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement; or

(d)	Agreements. Maker shall fail to perform or observe in all material respects any of its covenants or agreements in this Note or the other documents entered into between Maker and Holder and such failure shall continue for five (5) days after Maker obtaining knowledge of such failure or receipt by Maker from Holder of a written notice of such failure; or

(e)	Cross-Default. An event of default (or any other event which with the passage of time or the giving or notice or both would become an event of default) occurs under any other indebtedness of Maker; or

(f)	Repudiation of Note. Maker shall provide at any time notice to the Holder, including by way of public announcement, of the Maker’s intention to not honor any provision of this Note (including requests for conversions of this Note in accordance with the terms hereof); or

(g)	Corporate Authorization. Maker or any subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the actions described in any of the clauses above or takes any corporate or other action to authorize or otherwise for the purpose of effecting any such action; or

(h)	Judgment. Any monetary judgment, writ or similar final process shall be entered or filed against the Maker or any of its subsidiaries or any of their assets and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days; or

(i)	Levy or Lien. The occurrence of any levy upon or seizure or attachment of or lien upon any asset of any Maker or any subsidiary thereof and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date; or

(j)	Breach of Representations or Covenants. The Maker shall have breached any representation or warranty contained in this Note or shall fail to perform or observe any other material term, covenant or agreement contained herein on its part to be performed or observed.

6. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 5(b) or 5(c)) and at any time thereafter during the continuance of such Event of Default, all outstanding Note Obligations payable by Maker hereunder shall become immediately due and payable upon election of the Holder without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 5(b) and 5(c), immediately and without notice, all outstanding Note Obligations payable by Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by applicable law, either by suit in equity or by action at law, or both.

7. Payment.

(a)	Payment. The Maker shall pay to the Holder the Outstanding Principal Amount, plus all accrued but unpaid interest thereon, on the Maturity Dates

(b)	Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares of Common Stock upon conversion of this Note to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of a number of a number of shares of Common Stock which exceeds the Maximum Percentage (as defined below) of the shares of Common Stock that are outstanding at such time. Any purported delivery of shares of Common Stock in connection with the conversion of this Note prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of shares of Common Stock that are outstanding at such time. If any delivery of Common Stock owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver shares of Common Stock as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 7(c) apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall be entitled to rely on the representations and other information set forth in any Conversion Notice and shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 7(b), (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of the outstanding shares of Common Stock, then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of the outstanding shares of Common Stock (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of the outstanding shares of Common Stock); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the Exchange Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the Exchange Act. In determining the number of shares of Common Stock outstanding at any point in time, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent annual or quarterly reports filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. The provisions of this Section 7(b) shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

8. Conversion.

(a)	Holder’s Optional Conversion. At any time following the date there are a sufficient number of shares of Common Stock reserved for issuance to provide for the maximum number of shares of Common Stock issuable upon conversion of this Note and prior to the payment of the Note Obligations in full, Holder, in its sole discretion and upon no less than three (3) business days written notice to Maker, may elect to have all or any portion of the outstanding Principal Amount and all interest accrued with respect to such outstanding portion of the Principal Amount through the date that the Holder notifies in writing Maker of its intent to convert pursuant to this Section 8(a) (such Principal Amount and accrued interest, the “Holder Optional Conversion Amount”) converted into that number of shares of Common Stock equal to the quotient of (a) the Holder Optional Conversion Amount divided by (b) the Conversion Price (the “Holder’s Conversion Rights”). Notwithstanding the foregoing, upon written notice by Holder of the intent to convert, Maker may instead elect to pay all of the Note Obligations in full.

(b)	Surrender of Note. Promptly after a conversion of all amounts due under this Note pursuant to this Section 8, but in no event more than five (5) Business Days thereafter, Holder shall deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to Maker whereby the Holder agrees to indemnify Maker from any loss incurred by it in connection with this Note arising out of any claims that the Original Note was not lost, stolen or destroyed); provided, however, that upon Maker’s issuance of all amounts and/or shares of Common Stock required under Section 8(a), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this Section 8(c).

(c)	Reservation of Common Stock. Maker covenants that all of the shares of Common Stock that shall be so issued shall be at the time of such conversion and issuance, duly authorized, validly issued, fully paid, and non-assessable by Maker, not subject to any preemptive rights, and free from any taxes, liens, and charges with respect to the issue thereof. Maker has not reserved for issuance from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of this Note. Maker shall, as soon as practicable, undertake such actions as may be necessary to have a sufficient number of shares of Common Stock reserved for issuance to provide for the maximum number of shares of Common Stock issuable upon conversion of this Note. Maker shall take all such action as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation.

(d)	Fractional Securities. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of Maker issuing any fractional shares of Common Stock to Holder upon the conversion of this Note, Maker shall round up to the nearest whole share.

(e)	Issuance Taxes. The issuance of shares of Common Stock upon conversion of all or any portion of the outstanding Note Obligations in accordance with this Section 8 shall be made without charge to Holder for any issuance tax in respect thereof.

(f)	Conversion Limitation. Notwithstanding any other provision contained in this Note, the conversion of this Note may not occur prior to receipt of stockholder approval to provide for such conversion of this Note, and subsequent issuance of Common Stock, pursuant to the stockholder approval rules of the rules and regulations of the Nasdaq Stock Market. Holder.

9. Representations and Warranties. The Maker hereby represents and warrants as of the date of this Note, as follows:

9.1 Existence. The Maker is a company organized, validly existing and in good standing under the laws of the State of Delaware.

9.2 Power and Authority. The Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

9.3 Authorization; Execution; and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. The Maker has duly executed and delivered this Note.

9.4 Enforceability. The Note is a valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

9.5 No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note.

9.6 No Violations. The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Maker’s organizational documents; (b) violate any law or order applicable to the Maker or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Maker may be bound.

10. Registration Rights. All shares of Common Stock issuable upon a conversion pursuant to Section 8(a) shall have the benefit of registration rights on the terms set forth as follows:

10.1 Defined Terms. For purposes of this Section 10, the following capitalized terms are defined as follows:

(a) the term “Resale Registration Statement” shall mean a registration statement on Form S-3 (or, if Form S-3 is not then available to the Maker, on such other form as is then available to the Maker) to register for resale the Registrable Shares required to be filed by Section 10.1(b) below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements;

(b) the term “Registrable Shares” means the Shares; provided, however, that the Shares shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the Holder pursuant to and in a manner contemplated by such effective Resale Registration Statement; (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Maker; (iii) the first date such security is eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales, holding period and without Holder complying with any method of sale requirements or notice requirements under Rule 144; or (iv) such security shall cease to be outstanding following its issuance; and

(c) the term “Effectiveness Deadline” means the 30th day following the Filing Date (or, in the event the United States Securities and Exchange Commission (the “SEC”) reviews or has written or verbal comments to the Resale Registration Statement, the 60th day following the Filing Date); provided, however, that in the event the Company is notified by the SEC that the Resale Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline shall be no later than the fifth (5th) business day following the date of such notification.

10.2. Registration Procedures. Provided that the Company is qualified for the use of a Resale Registration Statement, the Maker shall file within 15 days of the date that there are sufficient authorized shares to permit the full conversion of this Note (the “Filing Deadline”)) a Resale Registration Statement providing for the registration of, and the sale on a continuous or delayed basis of, all Registrable Shares then held by the Holder pursuant to Rule 415 under the Securities Act. Upon filing the Resale Registration Statement, the Maker shall use its best efforts to cause such Resale Registration Statement to be declared effective by the Effectiveness Deadline, keep such Resale Registration Statement effective with the SEC at all times, re-file such Resale Registration Statement upon its expiration, and cooperate in any amendment or supplementation of the prospectus related to the Resale Registration Statement as may be reasonably requested by the Maker or as otherwise required, until such time as all Registrable Shares that could be sold under the Resale Registration Statement have been sold or are no longer outstanding.

10.3. Rule 415; Cutback. If the SEC prevents the Maker from including any or all of the Registrable Shares in a Resale Registration Statement due to limitations on the use of Rule 415 under the Securities Act or requires the Holder to be named as an “underwriter,” the Maker shall use its commercially reasonable efforts to persuade, consistent with applicable law, the SEC that the offering contemplated by the Resale Registration Statement is a valid secondary offering and not an offering “by or on behalf of the registrant” as described in Rule 415 and that the Holder is not an “underwriter.” In the event that, despite the Maker’s commercially reasonable efforts and compliance with the terms of this Section 10.3, the SEC refuses to alter its position, the Maker shall (i) remove from the Resale Registration Statement only such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares, in each of (i) and (ii), as the SEC requires to assure the Maker’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Maker shall not agree to name the Holder as an “underwriter” in such Resale Registration Statement without the prior written consent of the Holder. The Holder acknowledges that it shall not have suffered any losses as to any Cut Back Shares until the date that is five (5) trading days following the date that the Maker is eligible to bring effective the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 10 shall again be applicable to such Cut Back Shares; provided, however, that the Filing Deadline for the Resale Registration Statement including such Cut Back Shares shall be ten (10) trading days after such Restriction Termination Date, and the Maker shall use its commercially reasonable efforts to cause such Resale Registration Statement to become effective as promptly as practicable, but in any event, by the Effectiveness Deadline (provided, however, that for purposes of a Resale Registration Statement registering such Cut Back Shares, references to the “Filing Date” contained in the definition of “Effectiveness Deadline” shall instead be to the “Restriction Termination Date”). Any failure by the Maker to file a Resale Registration Statement by the Filing Deadline or to cause such Resale Registration Statement to become effective by the Effectiveness Deadline shall not otherwise relieve the Maker of its obligations to file or cause to become effective the Resale Registration Statements as set forth in this Section 10.

10.4. Prospectus Suspension. The Holder acknowledges that there may be times when the Maker must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Maker and declared effective by the SEC, or until such time as the Maker has filed an appropriate report with the SEC pursuant to the Exchange Act. The Holder hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Maker gives the Holder notice of the suspension of the use of said prospectus and ending at the time the Maker gives the Holder notice that the Holder may thereafter effect sales pursuant to said prospectus; provided, (i) that such suspension periods shall in no event exceed (A) on more than two occasions, a period of more than thirty (30) consecutive trading days or (B) more than an aggregate total of sixty (60) trading days, in each case in any 12 (twelve) month period, and (ii) the Maker’s board of directors has reasonably determined that, in order for such Resale Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act.

11. Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned by either Party, whether by operation of law or otherwise, without the other Party’s prior written consent (other than by merger), unless such transfer complies with applicable securities laws. Any purported attempt by a Party to assign this Note or any of the rights, interests or obligations hereunder in violation of this Section 11 shall be null and void. For the avoidance of doubt, the Holder shall not in any event transfer this Note or any of the rights, interests or obligation hereunder to any party without the Maker’s prior written consent.

12. Unsecured Obligation. This Note is an unsecured obligation of the Company.

13. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and emailed, mailed or delivered to each party as follows:

(i) if to the Maker, at the following address or email address (or at such other address or email address as the Maker shall have furnished to Holder in writing):

CONDUIT PHARMACEUTICALS INC.

Attention: James Bligh

4581 Tamiami Trail North, Suite 200

Naples, Florida 34103

Email: jb@conduitpharma.com

with a copy (which will not constitute notice) to:

Thompson Hine LLP

Attention: Todd Mason

300 Madison Avenue, 27th Floor

New York, NY 10017

Email: Todd.Mason@thompsonhine.com

(ii) if to Holder, at the following address or email address (or at such other address or email address as Holder shall have furnished to the Maker in writing):

A.G.P./Alliance Global Partners
590 Madison Ave., 28th Floor
New York, NY 10022

Attention:

Email: thiggins@allianceg.com

All such notices and communications will be deemed effectively given the earlier of (i) when received; (ii) when delivered personally; (iii) when emailed (with receipt of appropriate confirmation); (iv) one Business Day after being deposited with an overnight courier service of recognized standing; or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

14. Miscellaneous.

(a)	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Note.

(b)	Severability. If any provision of this Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)	Waivers. Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(d)	Costs. Each of the Parties hereto shall pay its own fees, costs and expenses (including the fees of any attorneys, accountants or others engaged by such Party) in connection with this Note and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated. If Maker shall default on the payment of any of the Note Obligations, the Maker shall reimburse Holder on demand for its reasonable, documented out-of-pocket costs of collection, including reasonable attorney’s fees and disbursements.

(e)	No Drafting Presumption. The language used in this Note shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(f)	Reservation of Rights. No failure on the part of Holder to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by Holder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of Holder.

(g)	CHOICE OF LAW. THIS NOTE AND ALL ACTIONS, CAUSES OF ACTION OR CLAIMS OF ANY KIND (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS NOTE, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION NEW YORK LAWS RELATING TO APPLICABLE STATUTES OF LIMITATION AND BURDENS OF PROOF, AVAILABLE REMEDIES AND APPLICABLE EVIDENTIARY PRIVILEGES.

(h)	Exclusive Jurisdiction. The courts of the State of New York, in the County of New York shall have exclusive jurisdiction in relation to all matters which may arise out of or in connection with this Note.

(i)	Amendments and Waivers. Any term of this Note may be amended, modified or waived upon the written consent of the Maker and the Holder. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

(j)	Counterparts. This Note be manually or electronically executed in one or more counterparts (delivery of which may occur via facsimile or electronic transmission, including as an attachment to an electronic mail message in “pdf” or similar format), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Note shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the Issuance

Date.	CONDUIT PHARMACEUTICALS INC.

	By:	/s/ James Bligh
	Name:	James Bligh
	Title:	Interim Chief Financial Officer

A.G.P./ALLIANCE GLOBAL PARTNERS

	By:	/s/ Thomas J. Higgins
	Name:	Thomas J. Higgins
	Title:	Managing Director

[Signature Page to AGP Convertible Note]

Exhibit 4.2

CONDUIT PHARMACEUTICALS INC.

SECOND AMENDMENT TO SENIOR SECURED PROMISSORY NOTE

This Second Amendment to the Secured Promissory Note (this “Amendment”), dated as of November 22, 2024 (the “Amendment Effective Date”), hereby further amends the Senior Secured Promissory Note (the “Note”) issued by Conduit Pharmaceutical Inc. (“Company”), and each subsidiary of the Company listed on the signature page hereto (together with the Company, the “Makers” and each a “Maker”) to Nirland Limited (the “Holder”) in the maximum aggregate principal amount of $2,650,000 dated as of August 6, 2024, and amended on October 31, 2024. Capitalized terms not otherwise defined herein have the meanings ascribed them in the Note.

By signing below, the Makers and the Holder agree as follows:

Section 18 of the Note is hereby amended by amending Section 18.2 and adding the new Sections 18.5 and 18.6 as follows:

18.2	Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 18.1 shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the two and one half times the sum of (x) portion of the principal to be converted, redeemed or otherwise with respect to which this determination is being made and (y) all accrued and unpaid interest (including default interest) with respect to such portion of the principal amount, if any.

(ii) “Conversion Price” means, as of any Conversion Date or other date of determination, $0.10 (or following any reverse splits that may occur in a ratio greater than 10 to 1, the lower of such reverse split price and the market price per share at the time of the Conversion Date, but in no event less than $1.00), subject to adjustment as provided herein and to take into account any future share splits or reverse splits to maintain the economic equivalence of the conversion rights as at the Amendment Effective Date.

18.5	Stockholder Approval. Notwithstanding any other provision contained in this Note, other than partial conversions that may be permitted pursuant to the rules and regulations of the Nasdaq Market (or any successor entity), the conversion of this Note may not occur prior to receipt of stockholder approval to provide for such conversion of this Note, and subsequent issuance of Common Stock, pursuant to the stockholder approval rules of the Nasdaq Market.

18.6	Delay. If the Company fails for any reason to hold a special meeting of stockholders, that includes a proposal to allow for the full conversion of the Note, on or before January 9, 2025, then the Company shall immediately be liable towards and pay to the Holder a contractual penalty in the amount of $100,000 for each calendar day of delay on holding such meeting.

This Amendment is limited precisely as written and shall not (a) constitute a consent under or waiver or modification of any other term or condition of the Note, or (b) prejudice or otherwise affect any right or privilege which Holder now has or may have in the future under the Note. Except as expressly amended and modified hereby, the Note shall continue in full force and effect in accordance with its terms.

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of choice of law or conflict of law. EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR THE NOTE.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

CONDUIT PHARMACEUTICALS INC.
as the Company

By:	/s/ James Bligh
Name:	James Bligh
Title:	Interim CFO

CONDUIT UK MANAGEMENT LTD.
as a subsidiary of the Company

By:	/s/ James Bligh
Name:	James Bligh
Title:	Director

AGREED AND ACKNOWLEDGED:

NIRLAND LIMITED
as the Holder

By:	/s/ Stefano Grace
Name:	Stefano Grace
Title:	Authorized Representative

[Signature Page to Second Amendment to Senior Secured Promissory Note of Conduit Pharmaceuticals Inc.]